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                                                                     EXHIBIT 4.2

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                          LOAN AND SECURITY AGREEMENT



                          DATED AS OF OCTOBER 5, 1992



                                    BETWEEN


                             CONTINENTAL BANK N.A.


                                      and


                           RAINBOW HOME RENTALS, INC.

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                               TABLE OF CONTENTS
                               -----------------


Page
1.      DEFINITIONS AND OTHER TERMS ........................................ 1
        1.1     Definitions ................................................ 1
        1.2     Other Definitional Provisions ..............................11
        1.3     Interpretation of Agreement ................................11
        1.4     Compliance with Financial Restrictions .....................11
2.      LOANS; LETTERS OF CREDIT; OTHER MATTERS ............................11
        2.1     Loans ......................................................11
        2.2     Letters of Credit ..........................................12
        2.3     Loan Account; Demand Deposit Account .......................14
        2.4     Interest and Fees ..........................................14
        2.5     Requests    for   Loans; Borrowing Base
                Certificates; Other Information ............................15
        2.6     Statements      . . . ......................................16
        2.7     Overdraft Loans . ..........................................16
        2.8     Over Advances ..............................................16
        2.9     All Loans One Obligation ...................................17
        2.10    Making of Payments;  Application of
                Collections; Charging of Accounts ..........................17
        2.11    Lender's Election Not to Enforce ...........................18
        2.12    Reaffirmation ..............................................19
        2.13    Setoff .....................................................19
        2.14    Closing Fee ................................................19
3.      COLLATERAL .........................................................19
        3.1     Grant of Security Interest .................................19
        3.2     Accounts Receivable ........................................21
        3.3     Inventory ..................................................24
        3.4     Equipment ..................................................25
        3.5     Supplemental Documentation .................................26
4.      REPRESENTATIONS AND WARRANTIES .....................................26
        4.1     Organization ...............................................26
        4.2     Authorization ..............................................27
        4.3     No Conflicts ...............................................27
        4.4     Validity and Binding Effect ................................27
        4.5     No Default .................................................27
        4.6     Financial Statements .......................................27
        4.7     Insurance ..................................................28
        4.8     Litigation; Contingent Liabilities .........................28
        4 .9    Liens ......................................................28
        4.10    Subsidiaries ...............................................29
        4.11    Partnerships; Joint Ventures . . ...........................29
        4.12    Business and Collateral Locations  . . .....................29
        4.13    Real Property ..............................................30
        4.14    Eligibility of Collateral  . . . ...........................30
        4.15    Control of Collateral; Lease of Property ...................30
        4.16    Patents, Trademarks, etc ...................................30



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        4.17    Solvency ..................................................30
        4.18    Contracts; Labor Matters ..................................30
        4.19    Pension and Welfare Plans .................................31
        4.20    Regulation U ..............................................31
        4.21    Compliance ................................................32
        4.22    Taxes .....................................................32
        4.23    Investment Company Act  Representation  . . ...............32
        4.24    Public   Utility   Holding   Company   Act
                Representation ............................................32
        4.25    Environmental and Safety and    Health Matters ............32
        4.26    Related Agreements      . . ...............................33
5.      BORROWER COVENANTS ................................................33
        5.1     Financial Statements and Other Reports ....................33
        5.2     Notices ...................................................35
        5.3     Existence .................................................38
        5.4     Nature of Business ........................................38
        5.5     Books, Records and Access .................................38
        5.6     Insurance .................................................39
        5.7     Insurance Survey ..........................................40
        5.8     Repair ....................................................40
        5.9     Taxes .....................................................40
        5.10    Compliance ................................................40
        5.11    Pension Plans .............................................41
        5.12    Merger, Purchase and Sale .................................41
        5.13    Restricted Payments .......................................41
        5.14    Borrower's and Subsidiaries' Stock ........................41
        5.15    Indebtedness ..............................................42
        5.16    Liens .....................................................42
        5.17    Guaranties ................................................42
        5.18    Investments ...............................................42
        5.19    Subsidiaries ..............................................43
        5.20    Operating Leases ..........................................43
        5.21    Change in Accounts Receivable .............................43
        5.22    Future Environmental Assessments ..........................43
        5.23    Related Agreements ........................................44
        5.24    Unconditional Purchase Options ............................44
        5.25    Use of Proceeds ...........................................44
        5.26    Transactions with Related Parties .........................44
6.      DEFAULT ...........................................................44
        6.1     Event of Default ..........................................44
        6.2     Effect of Event of Default; Remedies ......................47

7.      ADDITIONAL PROVISIONS REGARDING COLLATERAL AND LENDER'S
        RIGHTS ............................................................48
        7.1     Notice of Disposition of Collateral .......................48
        7.2     Application of Proceeds of Collateral .....................48
        7.3     Care of Collateral ........................................48
        7.4     Performance of Borrower's Obligations .....................49
        7.5     Lender's Rights ...........................................49





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8.      CONDITIONS PRECEDENT; DELIVERY OF DOCUMENTS AND OTHER
        MATTERS ..........................................................50
        8.1     Conditions Precedent to Initial Revolving
                Loans ....................................................50
        8.2     Continuing Conditions Precedent to all Loans;
                Certification ............................................54
9.      INDEMNITY ........................................................55
        9.1     Environmental and Safety and Health
                Indemnity ................................................55
        9.2     General Indemnity ........................................55
        9.3     Capital Adequacy .........................................56
10.     ADDITIONAL PROVISIONS ............................................56
11.     GENERAL ..........................................................57
        11.1    Borrower Waiver ..........................................57
        11.2    Power of Attorney ........................................57
        11.3    Expenses; Attorney's Fees ................................58
        11.4    Lender Fees and Charges ..................................58
        11.5    Lawful Interest ..........................................59
        11.6    No Waiver by Lender; Amendments ..........................59
        11.7    Termination of Credit ....................................59
        11.8    Notices ..................................................60
        11.9    Assignments and Participations; Information ..............60
        11.10   Severability .............................................60
        11.11   Successors ...............................................60
        11.12   Construction .............................................60
        11.13   Consent to Jurisdiction ..................................61
        11.14   Subsidiary Reference .....................................61
        11.15   Waiver of Jury Trial .....................................61













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                          LOAN AND SECURITY AGREEMENT


        THIS AGREEMENT ("Agreement") is made as of this 5th day of October, 1992 by and between CONTINENTAL BANK N.A., a national banking association having its principal office at 231 South LaSalle Street, Chicago, Illinois 60697 ("Lender"), and RAINBOW HOME RENTALS, INC., an Ohio corporation having its principal office at 3711 Starr Center Drive, Canfield, Ohio 44406 ("Borrower").

                              W I T N E S S E T H:


        WHEREAS, Borrower may, from time to time, request loans or other financial accommodations from Lender, and the parties wish to provide for the terms and conditions upon which such loans or other financial accommodations shall be made;

        NOW, THEREFORE, in consideration of any loan or advance or grant of credit (including any loan or advance or grant of credit by renewal or extension) hereafter made to Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.      DEFINITIONS AND OTHER TERMS.

        1.1 Definitions. In addition to terms defined elsewhere in this Agreement or any Supplement, Schedule or Exhibit hereto, when used herein, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

        "Account Debtor" means any Person who is or who may become obligated to Borrower under, with respect to, or on account of an Account Receivable, Contract Right, General Intangible or other Collateral.

        "Account Receivable" means any account of Borrower and any other right of Borrower to payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance (including without limitation any right of Borrower to payment under any Rental Agreement).

        "Agreement" means this Loan and Security Agreement, as it may be amended, modified or supplemented from time to time.

        "Application" means an application by Borrower, in a form and containing terms and provisions acceptable to Lender, for the issuance by Lender of a Letter of Credit.

        "Attorneys' Fees" means the reasonable value of the services (and costs, charges and expenses related thereto) of the attorneys (and all paralegals, secretaries, accountants and other staff employed by such attorneys) employed by Lender (including but not limited to attorneys and paralegals who are employees of Lender) from time to time (a) in connection with the negotiation, preparation, execution, delivery, administration and enforcement of this Agreement, any Related Agreement, any Supplemental Documentation and all other documents or instruments provided for herein or in any thereof or delivered or to be delivered hereunder or under any thereof or in connection herewith or with any thereof, (b) to prepare documentation related to the Loans made and other Liabilities incurred hereunder, (c) to prepare any amendment to or waiver under this Agreement or any Related Agreement and any documents or instruments related thereto, (d) to represent Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene in any litigation, contest, dispute, suit or proceeding or to file a petition, complaint, answer, motion or other pleading, or to take any other action in or with respect to, any litigation, contest, dispute, suit or proceeding (whether instituted by Lender, Borrower or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to the Collateral, any Third Party Collateral, this Agreement or any Related Agreement, or Borrower's or any other obligor's or any Subsidiary's affairs, (e) to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral or any Third Party Collateral, (f) to attempt to enforce any security interest in any of the Collateral or any Third Party Collateral or to give any advice with respect to such enforcement and (g) to enforce any of Lender's rights to collect any of the Liabilities.

        "Banking Day" means any day other than a Saturday, Sunday or legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois.

        "Blocked Deposit Account" has the meaning ascribed to such term in
SECTION 3.2(d).

        "Borrower" -- see Preamble.

        "Borrowing Base" has the meaning ascribed to such term in Supplement A.

        "Borrowing Base Certificate" has the meaning ascribed to such term in
SECTION 2.5(c).

        "Capitalized Lease" means any lease which is or should be capitalized on the balance sheet of the lessee in accordance with GAAP.

        "Cash Receipts Availability" has the meaning ascribed to such term in SUPPLEMENT A.



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        "Closing Date" means the date the initial Revolving Loans are made and/or the initial Letters of Credit are issued under this Agreement.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

        "Collateral" has the meaning ascribed to such term in SECTION 3.1.

        "Contract Right" means any right of Borrower to payment under a contract, which right is not yet earned by performance and not evidenced by an instrument or chattel paper.

        "Credit" means the facility established under this Agreement pursuant to which Lender will make Revolving Loans to Borrower and issue Letters of Credit for the account of Borrower.

        "Default Rate" means, with respect to a Loan, the rate of interest which is applicable to such Loan after any amount thereof is not paid when due, whether by acceleration or otherwise, as determined pursuant to SUPPLEMENT A.

        "Demand Deposit Account" has the meaning ascribed to such term in
SECTION 2.3.

        "Eligible Inventory" means Inventory which meets the following requirements:

                (a) it is owned by Borrower, and is not subject to any prior assignment, claim or Lien, other than (i) a Lien in favor of Lender and
        (ii) Liens consented to by Lender in writing;

                (b) it is in rentable condition (as determined in accordance with Borrower's customary practices);

                (c) except as Lender may otherwise consent, it is in the possession and control of Borrower, or an Account Debtor pursuant to the terms of a Rental Agreement;

                (d) if it is in the possession or control of a bailee, warehouseman, processor or other Person other than Borrower or an Account Debtor pursuant to the terms of a Rental Agreement, Lender is in possession of such agreements, instruments and documents as Lender may require (each in form and content acceptable to Lender and duly executed, as appropriate, by the bailee, warehouseman, processor or such other Person in possession or control of such Inventory, as applicable)



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        including but not limited to warehouse receipts in Lender's name covering such Inventory;

                (e) it is not Inventory which is dedicated to, identifiable with, or is otherwise specifically to be used in the manufacture of, goods which are to be sold or leased to the United States of America or any department, agency or instrumentality thereof and in respect of which Inventory such Borrower shall have received any progress or other advance payment which is or may be against any Account Receivable generated upon the sale or lease of any such goods;

                (f) it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in Title 29 U.S.C. Section 215 or any successor statute or section;

                (g) it is not (i) packaging or shipping materials, (ii) goods used in connection with maintenance or repair of Borrower's business, properties or assets or (iii) general supplies;

                (h) it is not Inventory which in any way fails to meet or violates any warranty, representation or covenant contained in this Agreement or any Related Agreement relating directly or indirectly to Borrower's Inventory;

                (i) Lender has determined in its sole and absolute discretion that it is not unacceptable due to age, type, category, quality and/or quantity; and

                (j) it satisfies the Eligible Inventory Requirements, if any, set forth in SUPPLEMENT A.

Inventory of Borrower which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

        "Environmental Laws" means the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree or other requirement regulating, relating to, or imposing liability or standards of conduct (including but not limited to permit requirements, and emission or effluent restrictions) concerning any Hazardous Materials or any hazardous, toxic or dangerous waste, substance or constituent, or any pollutant or contaminant or other substance, whether solid, liquid or gas, as now or at any time hereafter in effect.





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        "Environmental Lien" means a Lien in favor of any governmental entity for (a) any liability under any Environmental Law or (b) damages arising from or costs incurred by such governmental entity in response to a spillage, disposal or release into the environment of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance.

        "Equipment" means all equipment of Borrower of every description, including without limitation fixtures, furniture, vehicles and trade fixtures, together with any and all accessions, parts and equipment attached thereto or used in connection therewith, and any substitutions therefor and replacements thereof.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

        "ERISA Affiliate" means any corporation, partnership, or other trade or business (whether or not incorporated) that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code or section 4001 of ERISA, or a member of the same affiliated service group within the meaning of section 414(m) of the Code.

        "Event of Default" has the meaning ascribed to such term in SECTION 6.1.

        "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

        "Fiscal Quarter" means any quarter of a Fiscal Year.

        "Fiscal Year" means any period of twelve (12) consecutive calendar months ending on the 31st day of December. References to a Fiscal Year with a number corresponding to any calendar year (e.g. "Fiscal Year 1992") refer to the Fiscal Year ending on the 31st day of December, 1992 occurring during such calendar year.

        "Fixtures" means all fixtures of Borrower of every description and all substitutions and replacements of any thereof.

        "GAAP" means generally accepted accounting principles as applied in the preparation of the audited financial statement of Borrower referred to in
SECTION 4.6.

        "General Intangibles" means all of Borrower's general intangibles, intangible personal property, including things in action, causes of action and all other personal property of Borrower of every kind and nature (other than accounts, inventory, equipment, chattel paper, documents, instruments and money),



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including without limitation corporate, partnership or other business records, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade styles, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, security interests, security deposits or other security held by or granted to Borrower to secure any payment from an Account Debtor, and any rights to indemnification.

        "Hazardous Materials" means any toxic substance, hazardous substance, hazardous material, hazardous chemical or hazardous waste defined or qualifying as such in (or for the purposes of) any Environmental Law, or any pollutant or contaminant, and shall include, but not be limited to, petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature or pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute), any radioactive material, including but not limited to any source, special nuclear or by-product material as defined at 42 U.S.C. section 2011 ET SEQ., as amended or hereafter amended, polychiorinated biphenyls and asbestos in any form or condition.

        "Indebtedness" of any Person means, without duplication, (a) any obligation of such Person for borrowed money, including without limitation (i) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments and (ii) any obligation for borrowed money which is non-recourse to the credit of such Person but which is secured by a Lien on any asset of such Person, (b) any obligation of such Person on account of deposits or advances, (c) any obligation of such Person for the deferred purchase price of any property or services, except Trade Accounts Payable, (d) any obligation of such Person as lessee under a Capitalized Lease and (e) any Indebtedness of another Person secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer.

        "Inventory" means any and all of Borrower's goods, (including without limitation goods in transit) wheresoever located which are or may at any time be leased by Borrower to a lessee, held for sale or lease, furnished under any contract of service, or held as raw materials, work in process, or supplies or materials used or consumed in Borrower's business, or which are held for use in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, and all goods the sale or other disposition of which has given rise to an Account Receivable, Contract Right or General Intangible which are returned to and/or repossessed and/or stopped in transit by or at any time hereafter are in the possession or under the control of, Borrower or Lender




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or any agent or bailee of either of them, and all documents of title or other documents representing the same.

        "Inventory Availability" has the meaning ascribed to such term in SUPPLEMENT A.

        "Investment" of any Person means any investment, made in cash or by delivery of any kind of property or asset, in any other Person, whether by acquisition of shares of stock or similar interest, Indebtedness or other obligation or security, or by loan, advance or capital contribution, or otherwise.

        "L/C Draft" means a draft drawn on Lender pursuant to a Letter of Credit.

        "Lender" -- See Preamble.

        "Letter of Credit" means a letter of credit issued by Lender, in its discretion, on the Application of Borrower.

        "Letter of Credit Obligations" means at any time an amount equal to the sum of (a) the aggregate outstanding face amount of all Letters of Credit plus
(b) the aggregate outstanding face amount of all accepted but unpaid L/C Drafts.

        "Liabilities" means all of the liabilities, obligations and indebtedness of Borrower to Lender of any kind or nature, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, and including but not limited to (a) Borrower's obligations under any Note, (b) Borrower's obligations under this Agreement, (c) Borrower's obligations with respect to any Letter of Credit or any Application therefor, (d) interest, charges, expenses, Attorneys' Fees and other sums chargeable to Borrower by Lender under this Agreement or any Related Agreement and (e) the obligations of Borrower under any Related Agreement, including obligations of performance. "Liabilities" shall also include any and all amendments, extensions, renewals, refundings or refinancings of any of the foregoing.

        "Lien" means any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien, encumbrance or security interest, including without limitation the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under any Capitalized Lease.

        "Loan" means (a) any Revolving Loan made pursuant to SECTION 2.1.1 and
(b) any other loan or advance made to Borrower by Lender under or pursuant to this Agreement (including without limitation any Overdraft Loan).





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        "Loan Account" has the meaning ascribed to such term in SECTION 2.3.

        "Margin Stock" has the meaning ascribed to such term in Regulation U of the Federal Reserve Board or any regulation substituted therefor, as in effect from time to time.

        "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of Borrower, any other Obligor or any ERISA Affiliate.

        "Note" means any promissory note of Borrower evidencing any loan or advance (including but not limited to any Revolving Loans) made by Lender to Borrower pursuant to this Agreement, as the same may be amended, modified or supplemented from time to time.

        "Obligor" means Borrower and each other Person who is or shall become primarily or secondarily liable on any of the Liabilities, or who grants to Lender a Lien on any property of such Person as security for any of the Liabilities.

        "Occupational Safety and Health Law" means the Occupational Safety and Health Act of 1970 and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety.

        "Over Advance" has the meaning ascribed to such term in SECTION 2.8.

        "Overdraft Loan" has the meaning ascribed to such term in SECTION 2.7.

        "Participant" means any Person, now or at any time or times hereafter, participating with Lender in the Loans made to Borrower pursuant to this Agreement or any Related Agreement.

        "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

        "Pension Plan" means a "pension plan," as such term is defined in
Section 3(2) of ERISA, which is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which Borrower, any other Obligor or any ERISA Affiliate may have any liability, including any liability by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

        "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, or government (whether national, federal, state, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

        "Reference Rate" means, at any time, the rate of interest then most recently announced by Lender at Chicago, Illinois as its reference rate. Each change in the interest rate on any Loan shall take effect on the effective date of the change in the Reference Rate.

        "Related Agreement" means any agreement, instrument or document (including without limitation notes, guarantees, mortgages, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements, trust account agreements and all other written matter) heretofore, now, or hereafter delivered to Lender with respect to or in connection with or pursuant to this Agreement or any of the Liabilities, and executed by or on behalf of Borrower or any other Obligor.

        "Related Party" means any Person (other than a Subsidiary) (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower, (b) which beneficially owns or holds ten percent (10%) or more of the equity interest of Borrower or
(c) ten percent (10%) or more of the equity interest of which is beneficially owned or held by Borrower or a subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Rental Agreements" means the chattel paper evidencing the obligations of Borrower's Account Debtors with respect to the lease of Borrower's Inventory.

        "Reportable Event" has the meaning given to such term in ERISA.

        "Revolving Credit Amount" has the meaning ascribed to such term in SUPPLEMENT A.

        "Revolving Loan" has the meaning ascribed to such term in SECTION 2.1.1.

        "Revolving Loan Availability" means the lesser of (a) the Revolving Credit Amount minus the Letter of Credit Obligations and (b) the Borrowing Base minus the Letter of Credit Obligations.

        "Subordinated Debt" means that portion of any liabilities, obligations or Indebtedness of Borrower which contains terms satisfactory to Lender and is subordinated, in a manner




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

satisfactory to Lender, as to right and time of payment of principal and interest thereon, to all of the Liabilities.

        "Subsidiary" means any Person of which or in which Borrower and its other Subsidiaries own directly or indirectly fifty percent (50%) or more of (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

        "Supplemental Documentation" has the meaning ascribed to such term in
SECTION 3.5.

        "Tangible Net Worth" means at any time, the total assets (exclusive of intangible assets) of Borrower and its consolidated Subsidiaries calculated in accordance with GAAP, less the total liabilities (exclusive of Subordinated Debt and deferred rent expense) of Borrower and its consolidated Subsidiaries calculated in accordance with GAAP. Intangible assets shall include, without limitation, unamortized debt discount and expense, unamortized deferred charges and goodwill.

        "Taxes" with respect to any Person means taxes, assessments or other governmental charges or levies imposed upon such Person, its income or any of its properties, franchises or assets.

        "Termination Date" means October 5, 1995 or such later date to which it may be extended pursuant to SECTION 11.7.

        "Third Party Collateral" means any property of any Person other than Borrower which secures payment or performance of any Liabilities.

        "Trade Accounts Payable" of any Person means trade accounts payable of such Person with a maturity of not greater than ninety (90) days incurred in the ordinary course of such Person's business.

        "Trademark Security Agreement" means the Collateral Trademark Security Agreement between Borrower and Lender in the form of EXHIBIT C, with appropriate insertions, as it may be amended, modified or supplemented from time to time.

        "UCC" means the Uniform Commercial Code as in effect in the State of Illinois, and any successor statute, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the UCC shall be construed to also refer to any successor sections.

        "Unmatured Event of Default" means any event or condition which, with the lapse of time or giving of notice to Borrower or both, would constitute an Event of Default.

        1.2 OTHER DEFINITIONAL PROVISIONS. Unless otherwise defined or the context otherwise requires, all financial and accounting terms used herein or in any certificate or other document made or delivered pursuant hereto shall be defined in accordance with GAAP. Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in any Related Agreement or Supplemental Documentation. Terms used in this Agreement which are defined in any Supplement or Exhibit hereto shall, unless the context otherwise indicates, have the meanings given them in such Supplement or Exhibit. Other terms used in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

        1.3 INTERPRETATION OF AGREEMENT. A SECTION, an EXHIBIT or a SCHEDULE is, unless otherwise stated, a reference to a section hereof, an exhibit hereto or a schedule hereto, as the case may be. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement. The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Reference to "this Agreement" shall include the provisions of SUPPLEMENT A.

        1.4 COMPLIANCE WITH FINANCIAL RESTRICTIONS. Compliance with each of the financial ratios and restrictions contained in SECTION 5 or Supplement A shall, except as otherwise provided herein, be determined in accordance with GAAP consistently followed.

2. LOANS; LETTERS OF CREDIT; OTHER MATTERS.

        2.1 LOANS.

        2.1.1 REVOLVING LOANS.

        (a) Subject to the terms and conditions of this Agreement and the Related Agreements, and in reliance upon the warranties of Borrower set forth herein and in the Related Agreements, Lender agrees to make such loans or advances (individually each a "Revolving Loan" and collectively the "Revolving Loans") from time to time before the Termination Date to Borrower as Borrower may from time to time request, up to but not in excess of the Revolving Loan Availability. Revolving Loans made by Lender may be repaid and, subject to the terms and conditions hereof, reborrowed to but not including the Termination Date unless the Credit extended under this Agreement is otherwise terminated as provided in this Agreement.

        (b) In the event the aggregate outstanding principal balance of the Revolving Loans exceeds the Revolving Loan Availability, Borrower shall, unless Lender shall otherwise consent, without notice or demand of any kind, immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess.

        (c) All Revolving Loans hereunder shall be paid by Borrower on the Termination Date, unless payable sooner pursuant to the provisions of this Agreement, but may, at Borrower's election, be repaid in whole or in part at any time prior to such date without premium or penalty.

        2.1.2 PREPAYMENT OF ALL LIABILITIES; REDUCTION OF REVOLVING CREDIT AMOUNT. Borrower may prepay all of the Liabilities in full at any time by prepaying the outstanding principal balance of the Revolving Loans, together with (a) all accrued and unpaid interest on the Liabilities, (b) all other outstanding Liabilities and (c) cash in the amount of, or adequate (in Lender's determination) cash collateral for, the Letter of Credit Obligations. Borrower may not permanently reduce the Revolving Credit Amount except in connection with the prepayment in full of all of the Liabilities.

        2.1.3 MAXIMUM OUTSTANDING LOANS. Notwithstanding any other provision of this Agreement, the aggregate outstanding principal balance of the Loans plus Letter of Credit Obligations shall not exceed the Revolving Credit Amount; PROVIDED, HOWEVER, that the foregoing shall not limit the right of Lender to advance Revolving Loans to Borrower pursuant to the provisions of SECTION 2.2(b), 2.2(c), 2.2(d), 2.4.5,2.10(c), 3.2(c), 5.5, 5.6, 5.22, 7.4, 11.3, 11.4
or any other provision of this Agreement or any Related Agreement that permits Lender to advance Revolving Loans to Borrower.

        2.2 Letters of Credit.

        (a) In addition to Revolving Loans made pursuant to SECTION 2.1, Lender will, upon receipt of duly executed Applications and such other documents, instruments and/or agreements as Lender may require, issue Letters of Credit on such terms as are satisfactory to Lender, PROVIDED, HOWEVER that no Letter of Credit will be issued if, before or after taking such Letter of Credit into account, the Letter of Credit Obligations exceeds the lesser of (i) Revolving Credit Amount minus the outstanding principal balance of the Revolving Loans and
(ii) the Borrowing Base minus the outstanding principal balance of the Revolving Loans.

        (b) Borrower agrees to pay Lender, on demand, Lender's standard administrative operating fees and charges in effect from time to time for issuing and administering any Letters of Credit. With respect to standby Letter of Credit, Borrower further agrees to pay Lender a commission equal to two and three-quarters percent (2.75%) per annum (calculated on the basis of a year consisting of three hundred sixty (360) days and paid for actual days elapsed) of the daily average of the undrawn amount of each such standby Letter of Credit and on each L/C Draft accepted by Lender in connection therewith. Such standby Letter of Credit commissions shall be paid at such frequency as Lender shall determine. With respect to commercial and documentary Letters of Credit, Borrower further agrees to pay Lender a commission equal to two and three quarters percent (2.75%) of the maximum undrawn amount of each such Letter of Credit. Such commercial and documentary Letter of Credit commissions shall be paid at the time of the acceptance of the initial L/C Draft drawn under each such Letter of Credit. Lender may provide for the payment of any fees, charges or commissions due hereunder by advancing the amount thereof to Borrower as a Revolving Loan. At all times that any Default Rate is being charged under this Agreement, the Letter of Credit commission shall be equal to the otherwise applicable commission plus two percent (2.00%).

        (c) Borrower agrees to reimburse Lender, on demand, for each payment made by Lender under or pursuant to any Letter of Credit or L/C Draft. Borrower further agrees to pay to Lender, on demand, interest at the rate applicable to Revolving Loans on any amount paid by Lender under or pursuant to any Letter of Credit or L/C Draft from the date of payment until the date of reimbursement to Lender. Lender may provide for the payment of any reimbursement obligations and any interest accrued thereon by advancing the amount thereof to Borrower as a Revolving Loan.

        (d) Notwithstanding anything to the contrary herein or in any Application, upon the occurrence of an Event of Default, an amount equal to the aggregate amount of the outstanding Letter of Credit Obligations shall, at Lender's option and without demand upon or further notice to Borrower, be deemed (as between Lender and Borrower) to have been paid or disbursed by Lender under the Letters of Credit and L/C Drafts accepted by Lender (notwithstanding that such amounts may not in fact have been so paid or disbursed), and a Revolving Loan to Borrower in the amount of such Letter of Credit Obligations to have been made and accepted, which Revolving Loan shall be immediately due and payable. In lieu of the foregoing, at the election of Lender at any time after an Event of Default, Borrower shall, upon Lender's demand, deliver to Lender cash collateral equal to the aggregate Letter of Credit Obligations. Any such cash collateral and/or any amounts received by Lender in payment of the Revolving Loan made pursuant to this PARAGRAPH (d) shall be held by Lender in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and shall be retained by Lender as collateral security in respect of, first, Borrower's Liabilities under or in connection with the Letters of Credit and L/C Drafts and then, all other Liabilities. Such amounts shall not be used by Lender to pay any amounts drawn or paid under or pursuant to any Letter of Credit or L/C Draft, but may be applied to reimburse Lender for drawings or payments under or pursuant to Letters of Credit or L/C Drafts which Lender has paid, or if no such reimbursement is required, to payment of such other Liabilities as Lender shall determine. Any amounts remaining in any cash collateral account established pursuant to this PARAGRAPH
(d) following payment in full of all Liabilities shall be returned to Borrower.

        2.3 LOAN ACCOUNT; DEMAND DEPOSIT ACCOUNT. Lender shall establish or cause to be established on its books in Borrower's name one or more accounts (each a "Loan Account") to evidence Loans made to Borrower. Lender will credit or cause to be credited to a commercial account ("Demand Deposit Account") maintained by Borrower at Lender's 231 South LaSalle Street, Chicago, Illinois office the amount of any sums advanced as Loans hereunder. Any amounts advanced as Loans hereunder which are credited to Borrower's Demand Deposit Account, together with any other amounts advanced to Borrower as a Loan pursuant to this Agreement, will be debited to the applicable Loan Account and result in an increase in the principal balance outstanding in such Loan Account in the amount thereof.

        2.4 INTEREST AND FEES.

        2.4.1 INTEREST. The unpaid principal amount of each Revolving Loan hereunder shall bear interest until maturity at the rate applicable to Revolving Loans indicated in SUPPLEMENT A hereto. If any Revolving Loan or portion thereof is not paid when due, whether by acceleration or otherwise, the entire unpaid principal amount of the Revolving Loans shall bear interest thereafter until such amount is paid in full at the Default Rate applicable to Revolving Loans indicated in SUPPLEMENT A hereto. Until maturity, interest on the Revolving Loans shall be paid by Borrower on the date(s) indicated in SUPPLEMENT A, and at such maturity. After maturity, whether by acceleration or otherwise, accrued interest shall be payable on demand.

        2.4.2 NONUSE FEE. Borrower agrees to pay to Lender a fee equal to one-half of one percent (0.50%) per annum on the daily average amount by which the Revolving Credit Amount exceeds the outstanding principal balance of the Revolving Loans plus the Letter of Credit Obligations. The fee provided for in this SECTION 2.4.2 shall be payable monthly in arrears on the first day of each month, and on the date the Credit terminates for the period then ended.

        2.4.3 COLLATERAL MONITORING FEE. Borrower agrees to pay to Lender a fee equal to $750 per month during the period between the Closing Date and the second anniversary of the date hereof. The fee provided for in this SECTION
2.4.3 shall be payable monthly in arrears on the first day of each month, and on the date the

Credit terminates (if such termination occurs prior to the second anniversary of the date hereof).

        2.4.4 METHOD OF CALCULATING INTEREST AND FEES. Interest on the unpaid principal amount of each Loan shall accrue from and including the date such Loan is made to, but not including, the date such Loan is paid. Interest and any fee shall be calculated on the basis of a year consisting of three hundred sixty
(360) days and paid for actual days elapsed.

        2.4.5 PAYMENT OF INTEREST AND FEES. Lender may provide for the payment of any unpaid accrued interest and any fees by charging the Demand Deposit Account or any other bank account maintained by Borrower with Lender.

        2.5 REQUESTS FOR LOANS; BORROWING BASE CERTIFICATES; OTHER INFORMATION.

        (a) Loans shall be requested in writing or by telephone, except for Overdraft Loans and Revolving Loans made pursuant to the provisions of SECTION 2.2(b), 2.2(c), 2.2(d), 2.4.5, 2.10(c), 3.2(c), 5.5, 5.6, 5.22, 7.4, 11.3, 11.4
or any other provision of this Agreement or any Related Agreement that permits Lender to advance Revolving Loans to Borrower.

        (b) In the event that Borrower shall at any time, or from time to time,
(i) make a request for a Revolving Loan hereunder or (ii) be deemed to have requested an Overdraft Loan, Borrower agrees to forthwith provide Lender with such information, at such frequency and in such format, as is reasonably required by Lender, such information to be current as of the time of such request.

        (c) Borrower further agrees to provide to Lender a current Borrowing Base Certificate at the end of each month and at such other times as Lender may request. Such Borrowing Base Certificate shall be in substantially the same form as that attached hereto as EXHIBIT A, executed and certified as accurate by such officers or employees of Borrower as Borrower designates in writing to Lender pursuant to duly adopted resolutions of Borrower's Board of Directors authorizing such action.

        (d) Borrower shall provide Lender with documentation satisfactory to Lender indicating the names of those employees of Borrower authorized by Borrower to sign Borrowing Base Certificates and/or to make telephonic requests for Loans, and/or to authorize disbursement of the proceeds of Loans by wire transfer or otherwise, and Lender shall be entitled to rely upon such documentation until notified in writing by Borrower of any change(s) in the names of the employees so authorized. Lender shall be entitled to act on the instructions of anyone identifying himself as one of the persons authorized to request Loans or disbursements of Loan proceeds by telephone and Borrower shall be bound thereby in the same manner as if the person were actually so authorized. Borrower agrees to indemnify and hold Lender harmless from any and all claims, damages, liabilities, losses, costs and expenses (including Attorneys' Fees) which may arise or be created by the acceptance of instructions for making or paying Loans by wire transfer or telephone.

        2.6 STATEMENTS. All Loans and payments hereunder shall be recorded on Lender's books, which shall be rebuttably presumptive evidence of the amount of such Loans outstanding at any time hereunder. Lender will account monthly as to all Loans and payments hereunder and, absent demonstrable error, each monthly accounting will be fully binding on Borrower unless, within fifteen (15) days of Borrower's receipt thereof, Borrower shall provide Lender with a specific listing of exceptions. Notwithstanding any term or condition of this Agreement to the contrary, however, the failure of Lender to record the date and amount of any Loan hereunder shall not limit or otherwise affect the obligation of Borrower to repay any such Loan.

        2.7 OVERDRAFT LOANS. Lender, in its sole and absolute discretion, and subject to the terms hereof, may make a Revolving Loan to Borrower in an amount equal to the amount of any overdraft which may from time to time exist with respect to the Demand Deposit Account or any other bank account which Borrower may now or hereafter have with Lender. The existence of any such overdraft shall be deemed to be a request by Borrower for such Loan. Borrower acknowledges that Lender is under no duty or obligation to make any Loan to Borrower to cover any overdraft. Borrower further agrees that an overdraft shall constitute a separate Loan under this Agreement (an "Overdraft Loan"), which shall bear, from the date on which the overdraft occurred until paid, interest in an amount equal to the greater of one hundred thirty percent (130%) of the highest rate of interest then charged for Revolving Loans (other than Overdraft Loans) made hereunder, and $50 per day. If Lender, in its sole and absolute discretion, decides not to make a Loan to cover part or all of any overdraft, Lender may return any check(s) which created such overdraft.

        2.8 OVER ADVANCES. Lender, in its sole and absolute discretion, may make Revolving Loans to Borrower in amounts which cause the outstanding principal balance of the Revolving Loans to exceed the Revolving Loan Availability or otherwise permit the outstanding principal balance of the Revolving Loans to at any time exceed the Revolving Loan Availability, and no such event or occurrence shall cause or constitute a waiver by Lender of its right to refuse to make any further Revolving Loans or issue any Letters of Credit at any time that an Over Advance exists or would result therefrom. During any period in which the aggregate outstanding Revolving Loans exceeds the Revolving Loan Availability (such excess Liabilities are herein referred to as "Over Advances"), the amount of Over Advances shall bear interest at a rate equal to one hundred thirty percent (130%) of the highest rate of interest then charged for Revolving Loans made hereunder; provided, that if the Over Advances exist as a result of the failure of Lender to apply amounts received from proceeds of Collateral as provided in SECTION 2.10(b), such Over Advances shall bear interest at the rate applicable to Revolving Loans indicated in SUPPLEMENT A hereto.

        2.9 ALL LOANS ONE OBLIGATION. The Revolving Loans and all other Loans under this Agreement shall constitute one Loan, and all Indebtedness and other Liabilities of Borrower to Lender under this Agreement and any of the Related Agreements shall constitute one general obligation secured by Lender's Lien on all of the Collateral and Third Party Collateral and by all other Liens heretofore, now, or at any time or times hereafter granted by Borrower or any other Obligor to Lender. Borrower agrees that all of the rights of Lender set forth in this Agreement shall apply to any modification of or supplement to this Agreement, any Supplements or Exhibits hereto, and the Related Agreements, unless otherwise agreed in writing.

        2.10 MAKING OF PAYMENTS; APPLICATION OF COLLECTIONS; CHARGING OF
ACCOUNTS.

        (a) All payments hereunder (including payment of Letter of Credit Obligations and payments with respect to any Note) shall be made without set-off or counterclaim and shall be made to Lender in immediately available funds (except as Lender may otherwise consent) prior to 12:30 p.m., Chicago time, on the date due at its office at 231 South LaSalle Street, Chicago, Illinois 60697, or at such other place as may be designated by Lender to Borrower in writing. Any payments received after such time shall be deemed received on the next Banking Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a date other than a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall be included in the calculation of interest and any fees.

        (b) Borrower authorizes Lender, and Lender will, subject to the provisions of this PARAGRAPH (b), apply the whole or any part of any amounts received by Lender from the collection of items of payment and proceeds of any Collateral or Third Party Collateral (including without limitation payments under Rental Agreements), against the principal and/or interest of any Loans made hereunder and/or any other Liabilities, whether or not then due, in such order of application as Lender may determine, unless such payments or proceeds are, in Lender's sole and absolute discretion, released to Borrower; PROVIDED, HOWEVER, that prior to the occurrence of an Event of Default, any such amounts received by Lender shall be applied as follows: FIRST, to payment of amounts then due with respect to fees (including Attorneys' Fees), charges and expenses for which Borrower is liable pursuant to this Agreement and the Related Agreements; SECOND, to payment of amounts then due with respect to interest on the Loans; THIRD, to payment of amounts then due with respect to principal of the Loans; and FOURTH, to repayment of the other Liabilities; PROVIDED, FURTHER, that no checks, drafts or other instruments received by Lender shall constitute final payment to Lender unless and until such item of payment has actually been collected. All items or amounts which are delivered to Lender by or on behalf of Borrower or any Obligor or any Account Debtor on account of partial or full payment or otherwise as proceeds of any of the Collateral or Third Party Collateral may from time to time in Lender's sole and absolute discretion be released to Borrower or may be applied by Lender towards payment of the Liabilities, whether or not then due as provided in the preceding sentence. Notwithstanding anything to the contrary herein, (i) all cash, checks, instruments and other items of payment, solely for purposes of determining the occurrence of an Event of Default, shall be deemed received upon actual receipt by Lender in its account at 231 South LaSalle Street, Chicago, Illinois, unless the same is subsequently dishonored for any reason whatsoever, (ii) for purposes of determining whether, under SECTIONS 2.1 and 2.2, there is availability for Loans or Letters of Credit, all cash, checks, instruments and other items of payment shall be applied against the Liabilities on the first Banking Day after receipt thereof by Lender in its account at 231 South Lasalle Street, Chicago, Illinois and (iii) solely for purposes of interest calculation hereunder, all cash, checks, instruments and other items of payment shall be deemed to have been applied against the Liabilities after receipt by Lender of available funds with respect thereto in its account at 231 South LaSalle Street, Chicago, Illinois.

        (c) Borrower hereby authorizes Lender, and Lender may, in its sole and absolute discretion, upon notice to Borrower charge to Borrower at any time when due all or any portion of any of the Liabilities (and interest, if any, thereon) including but not limited to any Attorneys' Fees and other costs and expenses of Lender for which Borrower is liable pursuant to the terms of this Agreement or any Related Agreement, by charging Borrower's Demand Deposit Account or any other bank account of Borrower with Lender; PROVIDED, HOWEVER that Lender shall not be required to provide notice to Borrower if Lender charges interest and the fees set forth in SECTION 2.4 to Borrower, and the provisions of this SECTION 2.10(c) shall not affect Borrower's obligation to pay when due all amounts payable by Borrower under this Agreement, any Note or any Related Agreement, whether or not there are sufficient funds therefor in the Demand Deposit Account or any such other bank account of Borrower.

        2.11 LENDER'S ELECTION NOT TO ENFORCE. Notwithstanding any term or condition of this Agreement to the contrary, Lender, in its sole and absolute discretion, at any time and from time to time, may suspend or refrain from enforcing any or all of the restrictions imposed in this SECTION 2, but no such suspension or failure to enforce shall impair any right or power of Lender under this Agreement, including without limitation any right of Lender to refrain from making a Loan or issuing a Letter of Credit if all conditions precedent to Lender's obligation to making such Loan or issuing such Letter of Credit have not been satisfied.

        2.12 REAFFIRMATION. Each Loan or Letter of Credit requested by Borrower pursuant to this Agreement shall constitute an automatic certification by Borrower to Lender that (a) all of the representations and warranties of Borrower in this Agreement and each of the Related Agreements are true and correct on the date of such request to the same extent as if made on such date, except for such changes as are specifically permitted hereunder (or under such Related Agreement) and (b) immediately before and after making the requested Loan or issuing the requested Letter of Credit, no Event of Default, or Unmatured Event of Default, then exists or would result therefrom.

        2.13 SETOFF. In addition to and not in limitation of all other rights and remedies (including other rights of offset or banker's lien) that Lender or any other holder of any Note may have under applicable law, Lender or such other holder shall, upon the occurrence of any Event of Default described in SECTION 6.1, or any Unmatured Event of Default described in SECTION 6.1(e), have the right to appropriate and apply to the payment of the Liabilities (whether or not then due), in such order of application as Lender or such other holder may elect, any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of Borrower then or thereafter with Lender or such other holder. Lender shall promptly advise Borrower of any such setoff and application but failure to do so shall not affect the validity of such setoff and application.

        2.14 CLOSING FEE. Borrower agrees to pay to Lender a closing fee of $110,000 contemporaneously with the making of the initial Loan. With Lender's consent, the amount of any closing fee due on the Closing Date may be advanced to Borrower as a Revolving Loan.

3.      COLLATERAL.

        3.1 GRANT OF SECURITY INTEREST. As security for the payment of all Loans now or hereafter made by Lender to Borrower hereunder or under any Note, and as security for the payment or other satisfaction of all other Liabilities (including without limitation all reimbursement obligations under any Letters of Credit), Borrower hereby grants to Lender a security interest in and to the following property of Borrower, whether now owned or existing, or hereafter acquired or coming into existence, wherever now or hereafter located (all such property is hereinafter referred to collectively as the "Collateral"):

        (a) Accounts Receivable;

        (b) Equipment and Fixtures;

                (c) Inventory (whether or not Eligible Inventory);

                (d) General Intangibles;

                (e) Contract Rights, documents and documents of title;

                (f) All Rental Agreements, chattel paper and instruments evidencing, arising out of or relating to any obligation to Borrower for goods sold or leased or services rendered, or otherwise arising out of or relating to any property described in CLAUSES (a) through (e) above;

                (g) Any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of or in the name or Borrower now or hereafter with Lender and any and all property of every kind or description of or in the name of Borrower now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, or standing to Borrower's credit on the books of, Lender, any agent or bailee for Lender, or any Participant;

                (h) All interest of Borrower in any goods the sale or lease of which shall have given or shall give rise to, and in all guaranties and other property securing the payment of or performance under, any Accounts Receivable, Contract Rights, General Intangibles or any Rental Agreements, chattel paper or instruments referred to in CLAUSE (f) above;

                (i) All interests of Borrower as lessor, sublessor, lessee or sublessee of any real or personal property;

                (j) Any and all other property of Borrower, of any kind or description (including but not limited to Real Property of Borrower), subject to a separate mortgage, pledge or security interest in favor of Lender or in which Lender now or hereafter has or acquires a security interest securing any Liabilities, whether pursuant to a written agreement or instrument other than this Agreement or otherwise;

                (k) All replacements, substitutions, additions or accessions to or for any of the foregoing;

                (1) To the extent related to the property described in CLAUSES
        (a) through (k) above, all books, correspondence, credit files, records, invoices and other papers and documents, including without limitation, to the extent so related, all tapes, cards, computer runs, computer programs and other papers and documents in the possession or control of Borrower or any computer bureau from time to time acting for Borrower, and, to the extent so related, all rights in, to and under all policies of insurance, including claims of rights to payments thereunder and proceeds therefrom, including any credit insurance; and

                (m) All products and proceeds (including but not limited to any Accounts Receivable or other proceeds arising from the sale or other disposition of any Collateral, any returns of any Equipment or Inventory sold by Borrower, and the proceeds of any insurance covering any of the Collateral) of any of the foregoing.

        3.2 ACCOUNTS RECEIVABLE.

        (a) If requested by Lender at any time after the occurrence of an Event of Default, Borrower shall advise Lender promptly of any Inventory returned by or repossessed from any Account Debtor, or otherwise recovered, shall receive such Inventory in trust and, unless instructed to deliver such Inventory to Lender, shall resell or lease it for Lender. If requested by Lender at any time after the occurrence of an Event of Default, Borrower shall notify Lender immediately of all disputes and claims by any Account Debtor and settle or adjust them at no expense to Lender. If Lender directs, no discount or credit allowance shall be granted thereafter by Borrower to any Account Debtor. All Account Debtor payments and all net amounts received by Lender in settlement, adjustment or liquidation of any Account Receivable may be applied by Lender to Borrower's Liabilities or credited to Borrower's Demand Deposit Account (subject to collection) with Lender, as Lender may deem appropriate, as more fully described in SECTION 2.10. If requested by Lender, Borrower will make proper entries in its books and records, disclosing the assignment of Accounts Receivable to Lender.

        (b) Borrower warrants and covenants that: (i) all of the Accounts Receivable are and will continue to be bona fide existing obligations created by the sale or lease of goods, the rendering of services, or the furnishing of other good and sufficient consideration to Account Debtors in the regular course of business; and (ii) all Rental Agreements, shipping or delivery receipts and other documents furnished or to be furnished to Lender in connection therewith are and will be genuine.

        (c) Lender is authorized and empowered (which authorization and power, being coupled with an interest, is irrevocable until the last to occur of termination of this Agreement and payment and performance in full of all of the Liabilities under this Agreement) at any time in its sole and absolute discretion:

                (i) To request, in Lender's name, Borrower's name or the name of a third party, confirmation from any

        Account Debtor or party obligated under or with respect to any Collateral of the amount shown by the Accounts Receivable or other Collateral to be payable, or any other matter stated therein;

                (ii) After the occurrence of an Event of Default, to endorse in Borrower's name and to collect any chattel paper, checks, notes, drafts, instruments or other items of payment tendered to or received by Lender in payment of any Account Receivable or other obligation owing to Borrower;

                (iii) After the occurrence of an Event of Default, to notify, either in Lender's name or Borrower's name, and/or to require Borrower to notify, any Account Debtor or other Person obligated under or in respect of any Collateral, of the fact of Lender's Lien thereon and of the collateral assignment thereof to Lender;

                (iv) After the occurrence of an Event of Default, to direct, either in Lender's name or Borrower's name, and/or to require Borrower to direct, any Account Debtor or other Person obligated under or in respect of any Collateral to make payment directly to Lender of any amounts due or to become due thereunder or with respect thereto; and

                (v) After the occurrence of an Event of Default, to demand, collect, surrender, release or exchange all or any part of any Collateral or any amounts due thereunder or with respect thereto, or compromise or extend or renew for any period (whether or not longer than the initial period) any and all sums which are now or may hereafter become due or owing upon or with respect to any of the Collateral, or enforce, by suit or otherwise, payment or performance of any of the Collateral either in Lender's own name or in the name of Borrower.

Under no circumstances shall Lender be under any duty to act in regard to any of the foregoing matters. The costs relating to any of the foregoing matters, including Attorneys' Fees and out-of-pocket expenses, and the cost of any Blocked Deposit Account or other bank account or accounts which may be required hereunder, shall be borne solely by Borrower whether the same are incurred by Lender or Borrower, and Lender may advance same to Borrower as a Revolving Loan.

        (d) Unless otherwise consented to by Lender, Borrower will, forthwith upon receipt by Borrower of all checks, drafts, cash and other remittances in payment or as proceeds of, or on account of, any of the Accounts Receivable or other Collateral, deposit the same in a special bank account (a "Blocked Deposit Account") with such banks or financial institution as Lender shall consent, over which Lender alone has power of withdrawal, and will, to the extent required by Lender, designate with each such deposit the particular Account Receivable or other item of Collateral upon which the remittance was made. Borrower acknowledges that the maintenance of the Blocked Deposit Accounts is solely for the convenience of Lender in facilitating its own operations and Borrower does not and shall not have any right, title or interest in the Blocked Deposit Accounts or in the amounts at any time appearing to the credit thereof. Said proceeds shall be deposited in precisely the form received except for Borrower's endorsement where necessary to permit collection of items, which endorsement Borrower agrees to make. Pending such deposit, Borrower agrees not to commingle any such checks, drafts, cash and other remittances with any of its funds or property, but will hold them separate and apart therefrom and upon an express trust for Lender until deposit thereof is made in the Blocked Deposit Accounts. Upon the full and final liquidation of all Liabilities, Lender will pay over to Borrower any excess amounts received by Lender as payment or proceeds of Collateral.

        (e) Borrower appoints Lender, or any Person whom Lender may from time to time designate, as Borrower's attorney and agent-in-fact with power: (i) after the occurrence of an Event of Default, to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender; (ii) after the occurrence of an Event of Default, to receive, open and dispose of all mail addressed to Borrower; (iii) to send requests for verification of Accounts Receivable or other Collateral to Account Debtors; (iv) after the occurrence of an Event of Default, to open an escrow account or Blocked Deposit Account under Lender's sole control for the collection of Accounts Receivable or other Collateral, if not required contemporaneously with the execution hereof and (v) to do all other things which Lender is permitted to do under this Agreement or any Related Agreement or which are necessary to carry out this Agreement and the Related Agreements. Neither Lender nor any of its directors, officers, employees or agents will be liable for any acts of commission or omission nor for any error in judgment or mistake of fact or law, unless the same shall have resulted from gross negligence or willful misconduct. The foregoing appointment and power, being coupled with an interest, is irrevocable until all Liabilities under this Agreement are paid and performed in full and this Agreement is terminated. Borrower expressly waives presentment, demand, notice of dishonor and protest of all instruments and any other notice to which it might otherwise be entitled.

        (f) If any Account Receivable, Contract Right or General Intangible arises out of a contract with the United States or any department, agency, or instrumentality thereof, Borrower will, unless Lender shall otherwise agree, immediately notify Lender in writing and execute any instruments and take any steps required by Lender in order that all monies due and to become due under such contract shall be assigned to Lender and notice thereof given to the government under the Federal Assignment of Claims Act of 1940, as amended or other applicable laws or regulations.

        (g) If any Account Receivable or Contract Right is evidenced by chattel paper or promissory notes, trade acceptances, or other instruments for the payment of money, Borrower will, at the request of Lender, deliver the originals of same to Lender, appropriately endorsed to Lender's order and, regardless of the form of such endorsement, Borrower hereby expressly waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

        3.3 INVENTORY.

        (a) Borrower warrants and covenants that: (i) all of the Inventory is, and at all times shall be, owned by Borrower free of all claims and Liens (except as set forth in SECTION 5.16); and (ii) Borrower will not make any further assignment of any thereof or create or permit to exist any further Lien thereon, unless approved in writing by Lender, nor permit any of Lender's rights therein to be affected by any attachment, levy, garnishment or other judicial process.

        (b) Unless Lender shall otherwise agree, if Borrower sells Inventory for cash, all full and partial payments therefor shall be immediately delivered by Borrower to a Blocked Deposit Account in their original form for deposit. All such cash shall be held by Borrower in trust for Lender and shall be remitted to a Blocked Deposit Account not later than the end of the day received, or at such other time as Lender may designate.

        (c) Lender shall not be liable or responsible in any way for the safekeeping of any Inventory delivered to it, to any bailee appointed by or for it, to any warehouseman, or under any other circumstances. Lender shall not be responsible for collection of any proceeds or for losses in collected proceeds held by Borrower in trust for Lender. Any and all risk of loss for any or all of the foregoing shall be upon Borrower, except for such loss as shall result from Lender's gross negligence or willful misconduct.

        (d) If requested by Lender, Borrower shall, upon acquiring an interest in any Inventory, deliver to Lender schedules of such Inventory, together with supplier's invoices, warranties, production, cost and other records as Lender may request. If requested by Lender, Borrower shall deliver to Lender schedules of the sale or lease of any Inventory immediately upon its sale or lease. Any material change in the value or condition of any Inventory, and any errors discovered in schedules delivered to Lender, shall be reported to Lender immediately. Borrower confirms that the warranties and representations in this Agreement shall apply to each schedule. Borrower represents and warrants that, as to each schedule of Inventory delivered to Lender:

                (i) The descriptions, origins, sizes, qualities, quantities, weights, and markings of all goods stated thereon, or on any attachment thereto, are true and correct in all material respects;

                (ii) None of the goods are defective, of second quality, used, or goods returned after shipment, except where described as such; and

                (iii) All Inventory not included on such schedule has been previously scheduled.

        (e) If requested by Lender at any time after the occurrence of an Event of Default, Borrower will notify Lender immediately if Borrower obtains possession (by return, repossession or otherwise) of any Inventory which has been sold or leased, and will inform Lender of the identity of the returned or repossessed Inventory, the applicable Account Debtor and the amount of the applicable Account Receivable.

        3.4 EQUIPMENT.

        (a) Borrower warrants and covenants that: (i) all of the Equipment is, and at all times shall be, owned by Borrower free of all claims and Liens (except as set forth in SECTION 5.16); (ii) Borrower will not make any further assignment of any thereof or create or permit to exist any further Lien thereon, unless approved in writing by Lender, nor permit any of Lender's rights therein to be affected by any attachment, levy, garnishment or other judicial process; and (iii) none of the Equipment used by Borrower in its business is or will be subject to a lease under which Borrower is the lessee (except as set forth on SCHEDULE 4.15 hereto), or leases consented to in writing by Lender.

        (b) Borrower shall at all times keep the Equipment in good operating condition and repair, ordinary wear and tear excepted, and Borrower shall not, without the prior written consent of Lender, sell, lease, or otherwise dispose of any Equipment, or any part thereof or interest therein; PROVIDED, HOWEVER, that without Lender's consent (but with notice to Lender) Borrower may (i) trade in obsolete or unuseful Equipment in the ordinary course in connection with the purchase of new Equipment, or (ii) dispose of obsolete or unuseful Equipment in the ordinary course provided the Equipment disposed of in any Fiscal Year has an aggregate market value of $150,000 or less.

        (c) In the event any Equipment is sold, transferred or otherwise disposed of, unless Lender shall agree otherwise, Borrower shall deliver all of the proceeds of any such sale, transfer or disposition to Lender, which proceeds shall be deposited in a Blocked Deposit Account or otherwise applied to the repayment of the Liabilities.

        (d) Borrower will, upon request of Lender, submit to Lender a current listing of all of Borrower's Equipment, which listing shall indicate the type, model, serial number and location of such Equipment.

        3.5 SUPPLEMENTAL DOCUMENTATION. At Lender's request, Borrower shall execute and/or deliver to Lender, at any time or times hereafter, such agreements, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of Accounts Receivable, Schedules of Accounts Receivable assigned, and other written matter necessary or reasonably requested by Lender to perfect and maintain perfected Lender's security interest in the Collateral (all the above hereinafter referred to as "Supplemental Documentation"), in form and substance acceptable to Lender, and pay all taxes, fees and other costs and expenses associated with any recording or filing of the Supplemental Documentation. Borrower hereby irrevocably makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney (and agent-in-fact) (which appointment and power, being coupled with an interest, is irrevocable until the last to occur of termination of this Agreement and payment and performance in full of all of the Liabilities under this Agreement) to sign the name of Borrower on any of the Supplemental Documentation if Borrower refuses to so sign such Supplemental Documentation and to deliver any of the Supplemental Documentation to such Persons as Lender in its sole and absolute discretion, may elect. Borrower agrees to mark each Rental Agreement with a legend indicating that Lender has a security interest in such Rental Agreement. Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

4.      REPRESENTATIONS AND WARRANTIES.

        To induce Lender to make Loans to, and issue Letters of Credit for the account of, Borrower under this Agreement, Borrower makes the following representations and warranties, all of which shall be true and correct as of the date the initial Revolving Loan is made and shall survive the execution of this Agreement and the making of the initial Revolving Loan:

        4.1 ORGANIZATION. Borrower and all of its corporate Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the jurisdictions of their respective incorporation. All of Borrower's other Subsidiaries, if any, are entities duly organized, validly existing and in good standing under the laws of the jurisdictions of their respective organization. Borrower and all of its Subsidiaries are in good standing and are duly qualified to do business in each jurisdiction where, because of the nature of their respective activities or properties, such qualification is required. On the date hereof, Borrower and each Subsidiary conducts business in its own name exclusively. SCHEDULE 4.1 sets forth a complete and accurate list, as of the date of this Agreement, of (a) the state or other jurisdiction of formation of Borrower, (b) each state in which Borrower is qualified to do business and (c) all of Borrower's trade names, trade styles or doing business forms.

        4.2 AUTHORIZATION. Borrower is duly authorized to execute and deliver this Agreement, any Note(s), and any Related Agreements or Supplemental Documentation contemplated by this Agreement, and is and will continue to be duly authorized to borrow monies hereunder and to perform its obligations under this Agreement, any Notes and any such Related Agreements and Supplemental Documentation. The execution, delivery and performance by Borrower of this Agreement, any Note(s), and any Related Agreements or Supplemental Documentation contemplated by this Agreement, and the borrowings hereunder, do not and will not require any consent or approval of any governmental agency or authority.

        4.3 NO CONFLICTS. The execution, delivery and performance by Borrower of this Agreement, any Note(s), and any Related Agreements or Supplemental Documentation contemplated by this Agreement do not and will not conflict with
(a) any provision of law, (b) the charter or by-laws of Borrower, (c) any agreement binding upon Borrower or (d) any court or administrative order or decree applicable to Borrower, and do not and will not require, or result in, the creation or imposition of any Lien on any asset of Borrower or any of its Subsidiaries except as provided herein.

        4.4 VALIDITY AND BINDING EFFECT. This Agreement, any Note(s), and any Related Agreements or Supplemental Documentation contemplated by this Agreement, when duly executed and delivered will be legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

        4.5 NO DEFAULT. Neither Borrower nor any of its Subsidiaries is in default under any agreement or instrument to which Borrower or any Subsidiary is a party or by which any of their respective properties or assets is bound or affected, which default might materially and adversely affect (a) Lender's Lien on or rights with respect to any Collateral or Third Party Collateral or (b) the financial condition or operations of Borrower, any Subsidiary or Borrower and its Subsidiaries taken as a whole. No Event of Default or Unmatured Event of Default has occurred and is continuing.

        4.6 FINANCIAL STATEMENTS. Borrower's audited financial statement as at December 31, 1991 and Borrower's unaudited financial statement as at August 31, 1992, copies of which have been furnished to Lender, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year and period and present fairly the financial condition of Borrower and its Subsidiaries as at such dates and the results of their operations for the periods then ended, subject (in the case of the interim financial statement) to year-end audit adjustments. Since December 31, 1991, there has been no material adverse change in the financial condition of Borrower.

        4.7 INSURANCE. Schedule 4.7 hereto is a complete and accurate summary of the property and casualty insurance program carried by Borrower and its Subsidiaries on the date hereof. SCHEDULE 4.7 includes the insurer's(s') name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, the annual premium(s), Best's policyholder's and financial size ratings of the insurer(s), exclusions, deductibles and self-insured retention and describes in detail any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by Borrower or any Subsidiary or imposed upon Borrower or any Subsidiary by any such insurer. This summary also includes any self-insurance program that is in effect.

        4.8 Litigation; Contingent Liabilities.

        (a) Except for those referred to in SCHEDULE 4.8, no claims, litigation, arbitration proceedings or governmental proceedings are pending or threatened against or are affecting Borrower or any Subsidiary, the results of which might materially and adversely affect (i) the financial condition or operations of Borrower, any Subsidiary or Borrower and its Subsidiaries taken as a whole or
(ii) Lender's interest in or Lien on any material Collateral or Third Party Collateral.

        (b) Other than any liability incident to the claims, litigation or proceedings disclosed in SCHEDULE 4.8 or SCHEDULE 4.19, or provided for or disclosed in the financial statements referred to in SECTION 4.6, neither Borrower nor any of its Subsidiaries has any contingent liabilities which are material to Borrower, any Subsidiary or Borrower and its Subsidiaries taken as a whole.

        4.9 LIENS. None of the Collateral or other property, revenues or assets of Borrower or any Subsidiary is subject to any Lien (including but not limited to Liens pursuant to Capitalized Leases under which Borrower or any Subsidiary is a lessee) except: (a) Liens in favor of Lender; (b) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained; (c) carriers', warehousemen's, mechanics', materialmen's and other like statutory Liens arising in the ordinary course of business securing obligations which are not overdue or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained; (d) Liens disclosed in the financial statements referred to in
SECTION 4.6; (e) Liens listed on SCHEDULE 4.9; and (f) Liens consented to in writing by Lender.

        4.10 SUBSIDIARIES. Borrower has no Subsidiaries except as listed on
SCHEDULE 4.10. SCHEDULE 4.10 sets forth, for each Subsidiary, a complete and accurate statement of (a) Borrower's and each Subsidiary's percentage ownership of each of their respective Subsidiaries, (b) the state or other jurisdiction of formation or incorporation of each Subsidiary, (c) each state in which each Subsidiary is qualified to do business on the date of this Agreement and (d) all of each Subsidiary's trade names, trade styles or doing business forms on the date of this Agreement.

        4.11 PARTNERSHIPS; JOINT VENTURES. Neither Borrower nor any of its Subsidiaries is a partner or joint venturer in any partnership or joint venture other than the partnerships and joint ventures listed on SCHEDULE 4.11. SCHEDULE
4.11 sets forth, for each such partnership or joint venture, a complete and accurate statement of (a) Borrower's and each Subsidiary's percentage ownership of each such partnership or joint venture, (b) the state or other jurisdiction of formation or incorporation, as appropriate, of each such partnership or joint venture, (c) each state in which each such partnership or joint venture is qualified to do business on the date of this Agreement and (d) all of each such partnership's or joint venture's trade names, trade styles or doing business forms on the date of this Agreement.

        4.12    BUSINESS AND COLLATERAL LOCATIONS.

        (a) On the date hereof the office where Borrower keeps Borrower's books and records concerning Borrower's Accounts Receivable and other Collateral, and Borrower's chief place of business and chief executive office, is located at the address of Borrower set forth on the signature pages of this Agreement. SCHEDULE
4.12 contains a complete and accurate list, as of the date of this Agreement, of
(i) all of Borrower's places of business other than that referred to in the first sentence of this PARAGRAPH (a) and (ii) all locations and places of business of each Subsidiary.

        (b) SCHEDULE 4.12 contains a complete and accurate list, as of the date of this Agreement, of (i) the locations of all of Borrower's Inventory (other than Inventory in the possession of Account Debtors pursuant to the terms of Rental Agreements), Equipment and Fixtures, (ii) if applicable, the locations of all Third Party Collateral (except any part thereof which prior to the execution of this Agreement Borrower shall have advised Lender in writing consists of Collateral or Third Party Collateral, as applicable, normally used in more than one state) and (iii) if any Inventory, Equipment or other Collateral, or any Third Party Collateral is not in the possession or control of Borrower, an Account Debtor pursuant to the terms of a Rental Agreement or the owner of such Third Party Collateral, the name and mailing address of each bailee, processor, warehouseman or other Person in possession or control thereof.

        4.13 REAL PROPERTY. SCHEDULE 4.13 contains a complete and accurate list, as of the date of this Agreement, of (a) the address and legal descriptions of any real property owned by Borrower or on which any Fixtures are located and (b) in the case of Fixtures located on property not owned by Borrower, the name(s) and mailing addresses of the record owners of such property.

        4.14 ELIGIBILITY OF COLLATERAL. Each item of Inventory which Borrower shall, expressly or by implication (by inclusion on a Borrowing Base Certificate or otherwise), request Lender to classify as Eligible Inventory will, as of the time when such request is made, conform in all respects to the requirements of such classification set forth in the definition of "Eligible Inventory" set forth herein.

        4.15 CONTROL OF COLLATERAL; LEASE OF PROPERTY. Borrower is not now conducting, or permitting or suffering to be conducted, any activities pursuant to or in conjunction with which any of the Collateral is now, or will be (while any Liabilities exist or this Agreement is in effect), in the possession or control of, any Subsidiary, Obligor (other than Borrower) or Related Party. Except for Capitalized Leases included on SCHEDULE 5.15, SCHEDULE 4.15 contains a complete and accurate list of (a) all leases under which Borrower or a Subsidiary is the lessee covering any machinery, equipment or real property used by Borrower or any Subsidiary and (b) the name and mailing address of each lessor or owner of such machinery, equipment or real property.

        4.16 PATENTS, TRADEMARKS, ETC. To the best of its knowledge, Borrower and each of its Subsidiaries possesses adequate assets, licenses, patents, patent applications, copyrights, trademarks, trademark applications, trade styles, and tradenames to continue to conduct its respective business as heretofore conducted by it, and all such licenses, patents, patent applications, copyrights, trademarks, trademark applications, trade styles, and tradenames existing on the date hereof and, in the case of patents, trademarks and copyrights, the date of issuance thereof, are listed on SCHEDULE 4.16.

        4.17 SOLVENCY. Each of Borrower and each of its Subsidiaries now has capital sufficient to carry on its respective business and transactions and all business and transactions in which it is about to engage, and is now solvent and able to pay its respective debts as they mature, and each of Borrower and each of its Subsidiaries now owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay Borrower's or such Subsidiary's debts.

        4.18 CONTRACTS; LABOR MATTERS. Except as disclosed on Schedule 4.18: (a) neither Borrower nor any Subsidiary is a party to any contract or agreement, or is subject to any charge, corporate restriction, judgment, decree or order, which materially and adversely affects its business, property, assets, operations or condition, financial or otherwise; (b) no labor contract to which Borrower or any Subsidiary is a party or is otherwise subject is scheduled to expire prior to the initial Termination Date; (C) neither Borrower nor any Subsidiary has, within the two-year period preceding the date of this Agreement, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable federal, state or local law, and Borrower has no reasonable expectation that any such action is or will be required at any time prior to the initial Termination Date and (d) on the date of this Agreement (i) neither Borrower nor any Subsidiary is a party to any labor dispute and (ii) there are no strikes or walkouts relating to any labor contracts to which Borrower or any Subsidiary is a party or is otherwise subject.

        4.19 PENSION AND WELFARE PLANS. Each Pension Plan complies, and has been administered in compliance, in all material respects, with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither Borrower nor any ERISA Affiliate has withdrawn from any Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 or 4205 of ERISA, respectively; no steps have been instituted to terminate any Pension Plan; no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan which could result in the incurrence by Borrower, any other Obligor or any ERISA Affiliate of any material liability, fine or penalty; and neither Borrower nor any other Obligor nor any ERISA Affiliate is a "contributing sponsor" as defined in Section 4001(a) (13) of ERISA of a "single-employer plan" as defined in Section 4001(a) (15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as listed in SCHEDULE 4.19, neither Borrower nor any ERISA Affiliate, to the extent there is joint and several liability with Borrower to pay such benefits, has any liability to pay any welfare benefits under any employee welfare benefit plan within the meaning of Section 3(1) of ERISA to former employees thereof or to current employees with respect to claims incurred after the termination of their employment other than as required by Section 4980B of the Code or Part 6 of Subtitle B of Title 1 of ERISA.

        4.20 REGULATION U. Borrower is not engaged in the business of purchasing or selling Margin Stock or extending credit to others for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any Margin Stock or for any other purpose which would violate any of the margin regulations of the Federal Reserve Board.

        4.21 COMPLIANCE. Except as described on SCHEDULE 4.21 or SCHEDULE 4.25, Borrower and its Subsidiaries are in material compliance with all statutes and governmental rules and regulations applicable to them.

        4.22 TAXES. Each of Borrower and its Subsidiaries has filed all tax returns which are required to have been filed and has paid, or made adequate provisions for the payment of, all of its Taxes which are due and payable, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been maintained. The federal income tax liability of Borrower and its Subsidiaries has been audited by the Internal Revenue Service and has been finally determined and satisfied (or the time for audit has expired) for all tax years up to and including the tax year ended December 31, 1988. Borrower is not aware of any proposed assessment against Borrower or any of its Subsidiaries for additional Taxes (or any basis for any such assessment) which might be material to Borrower and its Subsidiaries taken as a whole.

        4.23 INVESTMENT COMPANY ACT REPRESENTATION. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        4.24 PUBLIC UTILITY HOLDING COMPANY ACT REPRESENTATION. Borrower is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        4.25 ENVIRONMENTAL AND SAFETY AND HEALTH MATTERS. Except as disclosed on
SCHEDULE 4.25, Borrower and each of its Subsidiaries and/or each property, operations and facility that Borrower or any Subsidiary may own, operate or control (a) complies in all respects with (i) all applicable Environmental Laws and (ii) all applicable Occupational Safety and Health Laws; (b) is not subject to any judicial or administrative proceeding alleging the violation of any Environmental Law or Occupational Safety and Health Law; (c) has not received any notice (i) that it may be in violation of any Environmental Law or Occupational Safety and Health Law, (ii) threatening the commencement of any proceeding relating to allegedly unlawful, unsafe or unhealthy conditions or
(iii) alleging that it is or may be responsible for any response, cleanup, or corrective action, including but not limited to any remedial investigation/feasibility studies, under any Environmental Law or Occupational Safety and Health Law; (d) is not the subject of federal or state investigation evaluating whether any investigation, remedial action or other response is needed to respond to (i) a spillage, disposal or release or threatened release into the environment of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance or

(ii) any allegedly unsafe or unhealthful condition; (e) has not filed any notice under or relating to any Environmental Law or Occupational Safety and Health Law indicating or reporting (i) any past or present spillage, disposal or release into the environment of, or treatment, storage or disposal of, any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance or (ii) any potentially unsafe or unhealthful condition, and there exists no basis for such notice irrespective of whether such notice was actually filed; and (f) has no contingent liability in connection with (i) any actual or potential spillage, disposal or release into the environment of, or otherwise with respect to, any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance, whether on any premises owned or occupied by Borrower or any Subsidiary or on any other premises or (ii) any unsafe or unhealthful condition. Except as disclosed on
SCHEDULE 4.25, there are no Hazardous Materials on, in or under any property or facilities owned, operated or controlled by Borrower or any Subsidiary, including but not limited to such Hazardous Materials that may be contained in underground storage tanks, but excepting such Hazardous Materials used in accordance with all applicable laws and in the same manner as an ordinary consumer (e.g., gasoline in tanks of motor vehicles, small amounts of cosmetic cleaners, etc.).

        4.26 RELATED AGREEMENTS. All representations and warranties of Borrower contained in any Related Agreements are true and correct as if made on the date hereof and Borrower hereby adopts and affirms all such representations and warranties which Borrower agrees shall be incorporated by reference herein and made a part hereof.

        4.27 CAPITALIZED LEASE OBLIGATIONS. As of the date hereof, Borrower's Indebtedness under Capitalized Leases is as set forth on SCHEDULE 4.27.

5.      BORROWER COVENANTS.

        From the date of this Agreement and thereafter until the Credit is terminated and all Liabilities of Borrower hereunder are paid in full, Borrower agrees that unless Lender shall otherwise consent in writing, it will:

        5.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Furnish to Lender in form satisfactory to Lender:

        5.1.1   FINANCIAL REPORTS:

        (a) ANNUAL AUDIT REPORT. Within ninety (90) days after each Fiscal Year of Borrower, a copy of the annual audit report of Borrower and its Subsidiaries prepared on a consolidating and consolidated basis and in conformity with GAAP and certified by an independent certified public accountant who shall be satisfactory to Lender, together with a certificate from such accountant (i) acknowledging to Lender such accountant's understanding that Lender and any Participant is relying on such annual audit report, (ii) containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this SECTION 5 or in SUPPLEMENT A, and (iii) to the effect that, in making the examination necessary for the signing of such annual audit report, such accountant has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing, or, if such accountant has become aware of any such event, describing it and the steps, if any, being taken to cure it;

        (b) QUARTERLY FINANCIAL STATEMENT. Within fifteen (15) days after each Fiscal Quarter of each Fiscal Year of Borrower, a copy of the unaudited financial statement of Borrower and its Subsidiaries prepared in the same manner as the audit report referred to in preceding CLAUSE (a), signed by Borrower's chief financial officer and consisting of at least a balance sheet as at the close of such Fiscal Quarter and statements of earnings and cash flows for such Fiscal Quarter and for the period from the beginning of such Fiscal Year to the close of such Fiscal Quarter;

        (c) MONTHLY FINANCIAL STATEMENT. Within fifteen (15) days after the end of each month of each fiscal year of Borrower, a copy of the unaudited financial statement of Borrower and its Subsidiaries prepared in the same manner as the audit report referred to in preceding CLAUSE (a), signed by Borrower's chief financial officer and consisting of at least a balance sheet as at the close of such month and statements of earnings and cash flows for such month and for the period from the beginning of such Fiscal Year to the close of such month; and

        (d) OFFICER'S CERTIFICATE. Together with the financial statements furnished by Borrower under the preceding CLAUSES (a), (b) and (c), a certificate of Borrower's chief financial officer, dated the date of such annual audit report or such quarterly or monthly financial statement, as the case may be, containing a statement that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this Section 5 or in SUPPLEMENT A.

        5.1.2 AGINGS. Within ten (10) days after the end of each month, an aging of all amounts owing under Rental Agreements and an aging of all accounts payable as of the end of such month, in form and content acceptable to Lender.

        5.1.3 INVENTORY CERTIFICATION. Within ten (10) days after the end of each month, an Inventory certification report as of the end of the month for all Inventory locations, in form and content acceptable to Lender.

        5.1.4 CASH RECEIPTS REPORT. Within ten (10) days after the end of each month, a report as at the end of the month, in form and content acceptable to Lender, specifying the cash received during such month from rental and non-rental payments under Rental Agreements.

        5.1.5   OTHER REPORTS AND INFORMATION:

        (a) SEC AND OTHER REPORTS. Copies of each filing and report made by Borrower or any Subsidiary with or to any securities exchange or the Securities and Exchange Commission and of each communication from Borrower or any Subsidiary to shareholders generally, promptly upon the filing or making thereof;

        (b) REPORT OF CHANGE RELATING TO BORROWER, SUBSIDIARIES OR PARTNERSHIPS. Promptly from time to time, a written report of any change in the information set forth in SCHEDULE 4.1, SCHEDULE 4.10 or SCHEDULE 4.11 concerning Borrower, any Subsidiary, or any partnership or joint venture;

        (c) PATENTS, ETC. Promptly from time to time, a written report of any change to the list of patents, trademarks, copyrights and other information set forth in SCHEDULE 4.16; and

        (d) OTHER REPORTS. Any information required to be provided pursuant to other provisions of this Agreement, and such other reports or information from time to time reasonably requested by Lender.

        5.2 NOTICES. Notify Lender in writing of any of the following immediately upon learning of the occurrence thereof (or, in the case of CLAUSES
(e) and (f) of this SECTION 5.2, at least thirty (30) days prior to the occurrence thereof to the extent applicable to Borrower, any Subsidiary or any other Obligor), describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

                (a) DEFAULT. The occurrence of (i) an Event of Default or Unmatured Event of Default and (ii) to the extent not included in CLAUSE
        (i) of this SECTION 5.2(a), the default by Borrower, any other Obligor, any Subsidiary or any Related Party under any material note, indenture, loan agreement, mortgage, lease, deed or other material similar agreement to which Borrower, any other Obligor, any Subsidiary or any Related Party, as appropriate, is a party or by which it is bound (including without limitation any document evidencing any Sub-ordinated Debt);

                (b) LITIGATION. The institution of any litigation, arbitration proceeding or governmental proceeding affecting Borrower, any other Obligor, any Subsidiary, any Related Party, any Collateral or any Third Party

        Collateral, whether or not considered to be covered by insurance;

                (c) JUDGMENT. The entry of any judgment or decree against Borrower, any other Obligor, any Subsidiary or any Related Party, if the amount of such judgment exceeds $50,000;

                (d) PENSION PLANS AND WELFARE PLANS. The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by Borrower, any ERISA Affiliate, or any other Obligor; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by Borrower, any ERISA Affiliate or any other Obligor from any Multiemployer Plan; the failure of Borrower, any other Obligor or any ERISA Affiliate to make a required contribution to any Pension Plan, including but not limited to any failure to pay an amount sufficient to give rise to a Lien under Section 302(f) of ERISA; the taking of any action with respect to a Pension Plan which could result in the requirement that Borrower, any other Obligor or any ERISA Affiliate furnish a bond or other security to the PBGC or such Pension Plan; the occurrence of any other event with respect to any Pension Plan which could result in the incurrence by Borrower, any other Obligor or any ERISA Affiliate of any material liability, fine or penalty; or the establishment of a new plan subject to ERISA or an amendment to any existing plan which will result in a material increase in contributions or benefits under such plan or the incurrence of any material increase in the liability of Borrower, any other Obligor (or an ERISA Affiliate to the extent there is joint and several liability with Borrower or any other Obligor) or any Subsidiary, with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers former employees thereof or current employees and their beneficiaries with respect to claims incurred after the termination of their employment;

                (e) BUSINESS AND COLLATERAL INFORMATION. Any change or proposed change in any of the information set forth on SCHEDULE 4.12, SCHEDULE
        4.13 or SCHEDULE 4.15, including but not limited to (i) any change in the location of any Inventory, or Equipment or any Third Party Collateral, (ii) the identity any new bailee, processor, warehouseman or other Person (other than an Account Debtor pursuant to the terms of a Rental Agreement) in possession or control of any Inventory or Equipment or other Collateral or Third Party Collateral,

        (iii) any change in the name or address of the lessor or owner of any real property or equipment leased to Borrower, any subsidiary or any other Obligor, (iv) any proposed change in the location of Borrower's or any subsidiary's chief executive office or chief place of business, (v) any proposed opening, closing or other change in the list of offices and other places of business of Borrower and each Subsidiary and (vi) any opening, closing or other change in the offices and other places of business of each other Obligor and each Related Party;

                (f) CHANGE OF NAME OR STATUS. Any change in the name or address of any other Obligor or any Related Party;

                (g) INSURANCE INFORMATION. Any material change in the information set forth in SCHEDULE 4.7;

                (h) ENVIRONMENTAL AND SAFETY AND HEALTH MATTERS. The occurrence of any event, or the acquisition of any information which, if it had occurred or was true on or before the Closing Date, would have been required to have been disclosed and included on SCHEDULE 4.25, including but not limited to existence of any Environmental Lien and receipt of any notice from any federal, state or local government or agency with respect to any actual or alleged violation of any Environmental Law or any Occupational Safety and Health Law;

                (i) MATERIAL ADVERSE CHANGE. The occurrence of a material adverse change in the business, operations or financial condition of Borrower, any other Obligor, any Subsidiary or any Related Party;

                (j) DEFAULT BY OTHERS. Any material default by any Account Debtor or other Person obligated to Borrower, any other Obligor, or any Subsidiary, under any contract, chattel paper, note or other evidence of amounts payable or due or to become due to Borrower, such Obligor or Subsidiary if the amount payable under such contract, chattel paper, note or other evidence of amounts payable or due or to become due is material;

                (k) MOVEABLE COLLATERAL. If any of the Collateral or Third Party Collateral shall consist of goods of a type normally used in more than one state, whether or not actually so used, any use of any such goods in any state other than a state in which Borrower shall have previously advised Lender such goods will be used. Borrower agrees that such goods will not, unless Lender shall otherwise consent in writing, be used outside the continental United States or in Louisiana;

                (l) CHANGE IN MANAGEMENT OR LINE(S) OF BUSINESS. Any substantial change in the senior management of Borrower or any Subsidiary, or any change in Borrower's or any Subsidiary's line(s) of business; and

                (m) OTHER NOTICES. Any notices required to be provided pursuant to any Related Agreement or the other provisions of this Agreement, and notice of the occurrence of such other events as Lender may reasonably from time to time specify.

        5.3 EXISTENCE. Maintain and preserve, and cause each Subsidiary to maintain and preserve, its respective existence as a corporation or other form of business organization, as the case may be, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, trade styles, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time.

        5.4 NATURE OF BUSINESS. Engage, and cause each Subsidiary to engage, in substantially the same fields of business as it is engaged in on the date hereof.

        5.5 BOOKS, RECORDS AND ACCESS. Maintain, and cause each Subsidiary to maintain, complete and accurate books and records (including but not limited to records relating to Accounts Receivable, Inventory, Equipment and other Collateral), in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective business and activities. Cause its books and records as at the end of any calendar month to be posted and closed not more than ten (10) days after the last business day of such month. Permit, and cause each Subsidiary to permit, access by Lender and its agents or employees to the books and records of Borrower and such Subsidiary at Borrower's or such Subsidiary's place or places of business at intervals to be determined by Lender and without hindrance or delay, and permit and cause each Subsidiary to permit Lender or its agents and employees to inspect Borrower's Inventory and Equipment and such Subsidiary's inventory and equipment, to perform appraisals of Borrower's Equipment and each Subsidiary's equipment, and to inspect, audit, check and make copies and/or extracts from the books, records, computer data and records, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts Receivable, Contract Rights, General Intangibles, Equipment and any other Collateral or Third Party Collateral, or relating to any other transactions between the parties hereto. Borrower shall pay Lender an audit fee of $750 per auditor per day in connection with each audit performed by Lender or its agents and reimburse Lender for all out-of-pocket expenses incurred by Lender or its agents in connection with any and all such inspections and/or audits, and Lender may advance same to Borrower as a Revolving Loan. Notwithstanding the foregoing, as long as no Event of Default or Unmatured Event of Default has occurred or is continuing Borrower shall not be required to reimburse Lender for appraisals of Borrower's Equipment or the equipment of its Subsidiaries more frequently than once each Fiscal Year.

        5.6 INSURANCE. Maintain, and cause each Subsidiary to maintain, insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated or as Lender may reasonably request from time to time. Keep the Collateral properly housed and insured for its full insurable value against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by persons engaged in business similar to that of Borrower, with such companies, in such amounts and under policies in such form as shall be satisfactory to Lender. Certificates of such policies of insurance have been delivered to Lender prior to the date hereof together with evidence of payment of all premiums therefor. Borrower shall cause each issuer of an insurance policy to provide Lender, prior to the Closing Date, with an endorsement or an independent instrument (a) substantially in the form of EXHIBIT B or such other form and containing such other terms as shall be acceptable to Lender and (b) showing loss payable to Lender and, if required by Lender, naming Lender as an additional insured. Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to Lender. Borrower appoints Lender and any Person whom Lender may from time to time designate (and all officers, employees or agents designated by Lender or such Person) as Borrower's true and lawful attorney and agent-in-fact with power (i) to make, settle and adjust claims in excess of $50,000 under such policies of insurance, and endorse the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, and (ii) after the occurrence of an Event of Default, to make all determinations and decisions with respect to such policies of insurance. The foregoing appointment and power, being coupled with an interest, is irrevocable until all Liabilities under this Agreement are paid and performed in full and this Agreement is terminated. In the event Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required herein or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation of or default by Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Lender deems advisable. All sums so disbursed by Lender, including reasonable Attorneys' Fees, court costs, expenses and other charges relating thereto, shall be payable on demand by Borrower to Lender, and Lender may, in its sole and absolute discretion, advance such sums to Borrower as a Revolving Loan.

        5.7 INSURANCE SURVEY. Provide to Lender at least annually within ninety
(90) days of the end of Borrower's Fiscal Year, a certificate signed by its chief financial officer that attests to and summarizes the property and casualty insurance program carried by Borrower and its Subsidiaries. This summary shall include the insurer's(s') name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, the annual premium(s), Best's policyholder's and financial size ratings of the insurer(s), exclusions, deductibles and self-insured retention and shall describe in detail any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by Borrower or any Subsidiary or imposed upon Borrower or any Subsidiary by any such insurer, as well as any self-insurance program that is in effect. Borrower shall notify Lender in writing (a) at least twenty
(20) days prior to any cancellation or material change of any such insurance by Borrower or any Subsidiary and (b) within five (5) business days after receipt of any notice (whether formal or informal) of any cancellation or change in any of its insurance by any of its insurers or any material change in the cost thereof or which reduces the policyholder's or financial size ratings of the insurance carriers of Borrower or any of its Subsidiaries, as established by BEST'S INSURANCE REPORTS. Annually, Lender shall have the right to request Borrower to have a risk management survey completed by a recognized independent risk management consultant acceptable to it and Lender which will identify, quantify and assess any catastrophic uninsured, underinsured or self-insured exposures faced by Borrower and its Subsidiaries. The cost of such survey shall be borne solely by Borrower. A copy of the results of each such a survey shall be promptly delivered by Borrower to Lender.

        5.8 REPAIR. Maintain, preserve and keep, and cause each Subsidiary to maintain, preserve and keep, its properties in operating condition and repair, ordinary wear and tear excepted, and from time to time make, and cause each Subsidiary to make, all necessary and proper repairs, renewals, replacements, additions, betterments and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained.

        5.9 TAXES. Pay, and cause each Subsidiary to pay, when due, all of its Taxes (including without limitation ninety percent (90%) of its estimated Taxes), unless and only to the extent that Borrower or such Subsidiary is contesting such Taxes in good faith and by appropriate proceedings and Borrower or such Subsidiary has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP; not file a consolidated tax return together with any other Person, unless consented to in writing by Lender; and not change its Fiscal Year or tax year without Lender's prior written consent.

        5.10 COMPLIANCE. Comply, and cause each Subsidiary to comply, with all statutes and governmental rules and regulations applicable to it (including without limitation all consumer credit statutes, rules and regulations).

        5.11 PENSION PLANS. Not permit, and not permit any Subsidiary to permit, any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan; not fail, and not permit any Subsidiary to fail, to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under
Section 302(f) of ERISA; and not engage in, or permit to exist or occur, or permit any of its Subsidiaries to engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by Borrower or any of its Subsidiaries of any material liability, fine or penalty.

        5.12 MERGER, PURCHASE AND SALE. Not, and not permit any Subsidiary to:
(a) be a party to any merger, liquidation or consolidation; (b) except for sales or leases of Inventory in the normal course of its business, and except for sales of Equipment permitted under SECTION 3.4(b), sell, transfer, convey, lease or otherwise dispose of any of its assets; (c) sell or assign, with or without recourse, any Accounts Receivable, Contract Rights, notes receivable or chattel paper, except as provided in this Agreement; (d) purchase or otherwise acquire all or a part of the assets or business of any Person outside the ordinary course of business; or (e) open any new stores; provided that Borrower may acquire stores and the assets and business of any Person or open new stores so long as (i) after giving effect to such acquisition or opening, no Event of Default exists, (ii) after giving effect to such acquisition or opening, Borrower has availability for at least an additional $300,000 of Revolving Loans (assuming all Trade Payables are current), (iii) the acquisition or opening involves a business and/or assets related to Borrower's current line of business, and (iv) the number of stores opened or acquired in any Fiscal Year of Borrower does not exceed the number of stores projected to be opened during such Fiscal Year as set forth on SCHEDULE 5.20.

        5.13 RESTRICTED PAYMENTS. Not purchase or redeem any shares of its stock, declare or pay any dividends thereon (other than stock dividends), make any distribution to stockholders as such or set aside any funds for any such purpose, and not prepay, purchase or redeem, and not permit any Subsidiary to purchase, any subordinated Indebtedness of Borrower (including without limitation any of the Subordinated Debt).

        5.14 BORROWER'S AND SUBSIDIARIES' STOCK. Not permit any Subsidiary to purchase or otherwise acquire any shares of the stock of Borrower, and not take any action, or permit any Subsidiary to take any action, which will result in a decrease in Borrower's or any Subsidiary's ownership interest in any Subsidiary.

        5.15 INDEBTEDNESS. Not, and not permit any Subsidiary to, incur or permit to exist any Indebtedness (including but not limited to Indebtedness as lessee under Capitalized Leases), except: (a) Indebtedness under the terms of this Agreement; (b) other Indebtedness of Borrower having maturities and terms, and which is subordinated to payment of the Liabilities in a manner, approved in writing by Lender; (c) other Indebtedness outstanding on the date hereof and listed on SCHEDULE 5.15; (d) Indebtedness hereafter incurred in connection with Liens permitted under SECTION 5.16(d) and (e) other Indebtedness approved in writing by Lender.

        5.16 LIENS. Not, and not permit any Subsidiary to, create or permit to exist any Lien with respect to any property, revenue or assets now owned or hereafter acquired, except: (a) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, and other like statutory Liens arising in the ordinary course of business securing obligations which are not overdue or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;
(c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; (d) Liens in connection with the acquisition of Equipment after the date hereof by way of purchase money mortgage, conditional sale or other title retention agreement, Capitalized Lease or other deferred payment contract, and attaching only to the Equipment being acquired, if (i) the Indebtedness secured thereby does not exceed seventy-five percent (75%) of the fair market value of such Equipment at the time of the acquisition thereof, (ii) the Indebtedness secured by any single piece of Equipment does not exceed $35,000 and (iii) the aggregate outstanding amount of such Indebtedness of Borrower and its Subsidiaries does not exceed $1,500,000;
(e) Liens in favor of Lender; (f) Liens referred to in SECTION 4.9 and (g) Liens consented to in writing by Lender.

        5.17 GUARANTIES. Not, and not permit any Subsidiary to, become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person, except for the endorsement, in the ordinary course of collection, of instruments payable to it or its order.

        5.18 INVESTMENTS. Not, and not permit any Subsidiary to, make or permit to exist any Investment in any Person, except for: (a) advances to employees of Borrower or any of its Subsidiaries for travel or other ordinary business expenses provided that the aggregate amount outstanding at any one time shall not exceed $10,000 for any single employee and $50,000 in the aggregate for all employees; (b) advances to subcontractors and suppliers in maximum aggregate amounts reasonably acceptable to Lender but in any event not exceeding an aggregate outstanding amount of $50,000; (c) extensions of credit in the nature of Accounts Receivable or notes receivable arising from the sale or lease of goods and in the ordinary course of business; (d) shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business; (e) Investments (other than Investments in the nature of loans or advances) outstanding on the date hereof in Subsidiaries by Borrower and other Subsidiaries; (f) Investments in the nature of loans and advances constituting Indebtedness of Subsidiaries to Borrower and to other Subsidiaries outstanding on the date hereof and listed on SCHEDULE 5.18; (g) other Investments outstanding on the date hereof and listed on SCHEDULE 5.18 and (h) other Investments consented to by Lender in writing.

        5.19 SUBSIDIARIES. Not, and not permit any Subsidiary to, acquire any stock or similar interest in any Person, and not create, establish or acquire any Subsidiaries other than those existing on the date of this Agreement.

        5.20 OPERATING LEASES. Not enter into or permit to exist, or permit any Subsidiary to enter into or permit to exist, any arrangements for the leasing by Borrower or such Subsidiary, as lessee under a lease which is not a Capitalized Lease, of any real or personal property (or any interest therein) other than under leases in existence on the date hereof and listed on SCHEDULE 4.15 or other leases to which Lender has consented in writing; provided, that nothing contained in this SECTION 5.20 shall prohibit Borrower from renegotiating any leases and Borrower may enter into leases for the stores projected to be opened during the term of this Agreement as described on SCHEDULE 5.20.

        5.21 CHANGE IN ACCOUNTS RECEIVABLE. After the occurrence of an Event of Default or Unmatured Event of Default, not permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account Receivable, including any of the terms relating thereto.

        5.22 FUTURE ENVIRONMENTAL ASSESSMENTS. Lender may cause an environmental assessment of Borrower to be conducted because of non-compliance by Borrower with Environmental Laws, and Borrower shall pay upon demand all costs and expenses (including Attorney's Fees) connected with such assessment. Borrower shall provide such information and certifications which Lender may reasonably request from time to time pertaining to such environmental assessment. Lender, may, in its discretion, provide for the payment of any amount due from Borrower under this SECTION 5.22 by making Borrower a Revolving Loan. Nothing in this
SECTION 5.22, and no actions taken by Lender pursuant thereto, shall give, or be construed as controlling or giving, to Lender the right or obligation to direct or control the conduct or action or inaction of Borrower or any

Subsidiary with respect to any environmental matters, including but not limited to those pertaining to compliance with any Environmental Laws.

        5.23 RELATED AGREEMENTS. Not enter into, or permit any Subsidiary to enter into, any agreement containing any provision which would be violated or breached by the performance by Borrower or such Subsidiary of its obligations hereunder or under any Related Agreement or any instrument or document delivered or to be delivered by Borrower or such Subsidiary in connection herewith.

        5.24 UNCONDITIONAL PURCHASE OPTIONS. Not enter into or be a party to, or permit any Subsidiary to enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

        5.25 USE OF PROCEEDS. Not use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock, and furnish to Lender upon request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of the Board of Governors of the Federal Reserve System.

        5.26 TRANSACTIONS WITH RELATED PARTIES. Not, and not permit any Subsidiary to, (a) pay any management, consulting or similar fees to any Related Party, whether for services rendered to Borrower or any Subsidiary, or otherwise or (b) enter into or be a party to any other transaction or arrangement, including without limitation the purchase, sale, lease or exchange of property or the rendering of any service, with any Related Party, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not a Related Party.

6.      DEFAULT.

        6.1 EVENT OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

        (a) NON-PAYMENT. Default in the payment, when due or declared due, of any of the Liabilities.

        (b) NON-PAYMENT OF OTHER INDEBTEDNESS. Default in the payment when due, whether by acceleration or otherwise (subject to any applicable grace period), of aggregate Indebtedness in excess of $50,000 of, or guaranteed by, Borrower (other than any Indebtedness under this Agreement and any Notes).

        (c) ACCELERATION OF OTHER INDEBTEDNESS. Any event or condition shall occur which results in the acceleration of the maturity of aggregate Indebtedness in excess of $50,000 of, or guaranteed by, Borrower (other than the Indebtedness under this Agreement and any Notes) or enables the holder or holders of such other Indebtedness or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Indebtedness.

        (d) OTHER OBLIGATIONS. Default in the payment when due, whether by acceleration or otherwise, or in the performance or observance (subject to any applicable grace period or waiver of such default) of (i) any obligation or agreement of Borrower to or with Lender (other than any obligation or agreement of Borrower hereunder and under any Notes) or (ii) any material obligation or agreement of Borrower to or with any other Person (other than (x) any such material obligation or agreement constituting or related to Indebtedness and (y) Trade Accounts Payable except to the extent that the existence of any such default is being contested by Borrower in good faith and by appropriate proceedings and Borrower shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

        (e) INSOLVENCY. Borrower or any other Obligor becomes insolvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for Borrower or such other Obligor, or for a substantial part of the property of Borrower or such other Obligor, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Borrower or any other Obligor, or for a substantial part of the property of Borrower or any other Obligor and is not discharged or dismissed within thirty (30) days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against Borrower or any other Obligor; or any warrant of attachment or similar legal process is issued against any substantial part of the property of Borrower or any other Obligor.

        (f) ERISA LIABILITIES. Any of the following events shall have occurred, if such event would have a material adverse effect on Borrower: (i) the existence of a Reportable Event, (ii) the withdrawal of Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a) (2) of ERISA, (iii) the occurrence of an obligation to provide affected parties with a written notice of intent to terminate a Pension Plan in a distress termination under Section 4041 of ERISA,
(iv) the institution by PBGC of proceedings to terminate any Pension Plan, (v) any event or condition which would require the appointment of a trustee to administer a Pension
Plan, (vi) the withdrawal of Borrower or any ERISA Affiliate from a Multiemployer Plan, and (vii) any event that would give rise to a Lien under Section 302(f) of ERISA.

        (g) NON-COMPLIANCE WITH THIS AGREEMENT. Default in the performance of any of Borrower's agreements set forth in SECTION 2, 3.2, 3.3, 3.4, 5.3, 5.5, 5.6, 5.9, 5.12 through 5.26 or SUPPLEMENT A (and not constituting an Event of Default under any of the other subsections of this SECTION 6.1), and continuance of such default after notice thereof to Borrower from Lender; or default in the performance of any of Borrower's agreements set forth in SECTION 5.1.1, 5.1.2, 5.1.3, 5.1.4, 5.1.5 or 5.2 (and not constituting an Event of Default under any of the other subsections of this SECTION 6.1), and continuance of such default for three (3) days after notice thereof to Borrower from Lender; or default in the performance of any of Borrower's other agreements herein set forth (and not constituting an Event of Default under any of the other subsections of this
SECTION 6.1), and continuance of such default for thirty (30) days after notice thereof to Borrower from Lender.

        (h) NON-COMPLIANCE WITH RELATED AGREEMENTS. Default in the performance by Borrower or any other Obligor of any of its agreements set forth in any Related Agreement (and not constituting an Event of Default under any of the other subsections of this SECTION 6.1), and continuance of such default after notice from Lender and the expiration of the grace period (if any) set forth therein.

        (i) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by Borrower or any other Obligor herein or in any Related Agreement is untrue or misleading in any material respect when made or deemed made; or any schedule, statement, report, notice, certificate or other writing furnished by Borrower or any other Obligor to Lender is untrue or misleading in any material respect on the date as of which the facts set forth therein are stated or certified; or any certification made or deemed made by Borrower or any other Obligor to Lender is untrue or misleading in any material respect on or as of the date made or deemed made.

        (j) LITIGATION. There shall be entered against Borrower, one or more judgments or decrees in excess of $50,000 in the aggregate at any one time outstanding, excluding those judgments or decrees (i) that shall have been outstanding less than thirty (30) calendar days from the entry thereof or (ii) for and to the extent which Borrower is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent which Borrower is otherwise indemnified if the terms of such indemnification are satisfactory to Lender.

        (k) DEATH OF OBLIGOR. If any natural person who is an Obligor, partner in a partnership Obligor, or owner of a material interest in a corporate Obligor, shall die or be declared legally incompetent and Borrower does not replace such Obligor with another
Person acceptable to Lender in its reasonable discretion within 90 days of such death or declaration of legal incompetence.

        (1) VALIDITY. If the validity or enforceability of this Agreement or any other Related Agreement shall be challenged by Borrower, any other Obligor or any other Person, or shall fail to remain in full force and effect.

        (m) CONDUCT OF BUSINESS. If Borrower is enjoined, restrained or in any way prevented by court order, which has not been dissolved or stayed within five
(5) business days, from conducting all or any material part of its business affairs.

        (n) OWNERSHIP. If Wayland Russell and Jason Alford fail to own ninety percent (90%) of the voting stock of Borrower.

        (o) MATERIAL ADVERSE CHANGE. Lender shall have determined in good faith that (i) a material adverse change has occurred in the business, operations or financial condition of Borrower, (ii) Lender's interest in any material Collateral or Third Party Collateral has been adversely affected or impaired, or the value thereof to Lender has been diminished to a material extent or (iii) the prospect of payment or performance of any obligation or agreement of Borrower or any other Obligor hereunder or under any Related Agreement is materially impaired, and the condition giving rise to such determination does not constitute an Event of Default under any of the other subsections of this
Section 6.1 and continues to exist after notice of such determination by Lender to Borrower.

        6.2 EFFECT OF EVENT OF DEFAULT; REMEDIES.

        (a) In the event that one or more Events of Default described in SECTION 6.1(e) shall occur, then Lender's commitment and the Credit extended under this Agreement shall terminate and all Liabilities hereunder and under any Notes shall be immediately due and payable without demand, notice or declaration of any kind whatsoever.

        (b) In the event an Event of Default other than one described in SECTION 6.1(e) shall occur, then Lender's commitment shall terminate and Lender may declare all Liabilities hereunder and under any Notes immediately due and payable without demand or notice of any kind whatsoever, whereupon the Credit extended under this Agreement shall terminate and all Liabilities hereunder and under any Notes shall be immediately due and payable. Lender shall promptly advise Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration.

        (c) In the event of the occurrence of any Event of Default Lender may exercise any one or more or all of the following remedies, all of which are cumulative and non-exclusive:

                (i) Any remedy contained in this Agreement or in any of the Related Agreements or any Supplemental Documentation;

                (ii) Any rights and remedies available to Lender under the UCC, and any other applicable law;

                (iii) To the extent permitted by applicable law, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral which it may already have in its possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same in any of Borrower's premises without cost to Lender;

                (iv) At Lender's request, Borrower will, at Borrower's expense, assemble the Collateral and make it available to Lender at a place or places to be designated by Lender which is reasonably convenient to Lender and Borrower; and

                (v) Lender at its option, and pursuant to notification given to Borrower as provided for below, may sell any Collateral actually or constructively in its possession at public or private sale and apply the proceeds thereof as provided below.

7.      ADDITIONAL PROVISIONS REGARDING COLLATERAL AND LENDER'S RIGHTS.

        7.1 NOTICE OF DISPOSITION OF COLLATERAL. Any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least five (5) calendar days before such disposition.

        7.2 APPLICATION OF PROCEEDS OF COLLATERAL. Any proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the taking possession of, storing, preparing for sale, and disposition of Collateral, including Attorneys' Fees and legal expenses, and any balance of such proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect.

        7.3 CARE OF COLLATERAL. Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as Borrower requests in writing, but failure of Lender to comply with such request shall not, of itself, be deemed a failure to exercise reasonable care, and no failure of Lender to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by Borrower, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

        7.4 PERFORMANCE OF BORROWER'S OBLIGATIONS. Lender shall have the right upon notice, but shall not be obligated, to discharge any claims against or Liens, and any Taxes at any time levied or placed upon any or all Collateral, including without limitation those arising under statute or in favor of landlords, taxing authorities, government, public and/or private warehousemen, common and/or private carriers, processors, finishers, draymen, coopers, dryers, mechanics, artisans, laborers, attorneys, courts, or others. Lender may also pay for maintenance and preservation of Collateral. Lender may, but is not obligated to, perform or fulfill any of Borrower's responsibilities under this Agreement which Borrower has failed to perform or fulfill. Lender may advance to Borrower as a Revolving Loan any payment made or expense incurred by Lender under this
SECTION 7.4.

        7.5 LENDER'S RIGHTS. None of the following shall affect the obligations of Borrower to Lender under this Agreement or Lender's right with respect to the remaining Collateral or any Third Party Collateral (any or all of which actions may be taken by Lender at any time, whether before or after an Event of Default, at its sole and absolute discretion and without notice to Borrower):

                (a) acceptance or retention by Lender of other property or interests in property as security for the Liabilities, or acceptance or retention of any Obligor(s), in addition to Borrower, with respect to any of the Liabilities;

                (b) release of its Lien on, or surrender or release of, or the substitution or exchange of or for, all or any part of the Collateral or any Third Party Collateral or any other property securing any of the Liabilities (including but not limited to any property of any Obligor other than Borrower), or any extension or renewal for one or more periods (whether or not longer than the original period), or release, compromise, alteration or exchange, of any obligations of any guarantor or other Obligor with respect to any Collateral or any such property;

                (c) extension or renewal for one or more periods (whether or not longer than the original period), or release, compromise, alteration or exchange of any of the Liabilities, or release or compromise of any obligation of any Obligor with respect to any of the liabilities; or

                (d) failure by Lender to resort to other security or pursue any Person liable for any of the Liabilities before resorting to the Collateral.

8.      CONDITIONS PRECEDENT; DELIVERY OF DOCUMENTS AND OTHER MATTERS.

        8.1 CONDITIONS PRECEDENT TO INITIAL REVOLVING LOANS AND LETTERS OF CREDIT. The obligation of Lender to make the initial Revolving Loans and issue the initial Letters of Credit is subject to satisfaction of the following conditions precedent (in addition to those provided in SECTION 8.2):

        8.1.1 AUDIT. Lender shall have completed its due diligence audit of the business, operations and assets of Borrower and each other Obligor, the results of which shall provide Lender with results and information which, in Lender's sole determination, are satisfactory to permit Lender to enter into the secured financing transaction described in this Agreement and the Related Agreements. Lender's due diligence examination may include but need not be limited to (a) a final field examination of Borrower's and each other Obligor's books and records, (b) a physical audit and inspection of Borrower's and each other Obligor's real and personal property, (c) an analysis of all of Borrower's and each other Obligor's contingent liabilities, including but not limited to those pertaining to environmental and health and safety matters, union contracts, employee benefit plans and pending or threatened litigation, (d) a review of such fair market value and/or liquidation value appraisals of the assets of Borrower and each other Obligor as Lender shall determine to be necessary, in each case prepared by independent appraisers and using such assumptions and methods of analysis as Lender shall determine to be acceptable, (e) a review of Borrower's and each other Obligor's current financial condition and the pro forma financial condition of Borrower and each other Obligor, and (f) a review of Borrower's and each other Obligor's business plan and projections, including without limitation projected cash flow statements and statements of earnings.

        8.1.2 SECURITY INTEREST. The security interest in the Collateral granted under this Agreement and the Related Agreements, and in any Third Party Collateral, and all other Liens granted to Lender to secure the Liabilities, shall be a senior, perfected Lien except as otherwise agreed by Lender, and all financing statements and other documents relating to Collateral and Third Party Collateral shall have been filed or recorded, as appropriate.

        8.1.3 SOLVENCY. Lender shall be satisfied that Borrower shall have sufficient assets (excluding goodwill and other intangible assets not capable of valuation) having a value, both at present fair salable value and at fair valuation, greater than the amount of Borrower's liabilities (including trade debt and Indebtedness to Lender). Lender shall be satisfied that all of the assets supporting Lender's Loans and Letters of Credit under this



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

Agreement shall be sufficient in value to provide Borrower with sufficient cash flow and working capital to enable it to profitably operate its business and to meet its obligations as they become due.

        8.1.4 LOAN AVAILABILITY. Immediately after making the initial Revolving Loans and issuing the initial Letters of Credit and the payment of all amounts required to be paid on the Closing Date, Borrower shall, under the terms and conditions of the Agreement, have availability for at least an additional $250,000 of Revolving Loans.

        8.1.5 BLOCKED ACCOUNT; LOCK BOX. Borrower shall have entered into blocked account and/or lock box agreements with Lender for the collection and remittance to Lender of cash proceeds of Collateral.

        8.1.6 EFFECT OF LAW. No law or regulation affecting Lender's entering into the secured financing transaction contemplated by this Agreement shall impose upon Lender any material obligation, fee, liability, loss, penalty, cost, expense or damage.

        8.1.7 EXHIBITS; SCHEDULES. All Exhibits and Schedules to this Agreement shall have been completed and submitted to Lender, shall be in form and substance satisfactory to Lender and shall contain no facts or information which Lender, in its sole judgment, determines to be unacceptable.

        8.1.8 LICENSES. PERMITS AND CONSENTS. All licenses, permits, consents, judicial and regulatory approvals and corporate action necessary to consummate the transactions contemplated by this Agreement shall have been obtained on terms acceptable to Lender.

        8.1.9 FEES. If not funded with the proceeds of the initial Revolving Loans, Lender shall have received the closing fee referred to in SECTION 2.14 and any other fees due and payable by Borrower or any other Person on the funding of the initial Loans.

        8.1.10 TITLE TO ASSETS. Borrower shall have good, indefeasible and merchantable title to the Collateral, free and clear of all Liens, except as otherwise permitted in SECTION 5.16 hereof, all financing statements or other documents relating to any such Collateral shall have been filed or recorded, as appropriate, and the priority of Lender's Liens on the Collateral shall be supported by such agreements as Lender shall request.

        8.1.11 MATERIAL ADVERSE CHANGE; LITIGATION. No material adverse change, as determined by Lender, in the condition or operations (financial or otherwise) of Borrower or any other Obligor, shall have occurred from December 31, 1991 through the time of the making of the initial Revolving Loans and the issuance of the initial Letters of Credit and no material adverse change as determined by Lender, shall have occurred in the facts and information disclosed to Lender or otherwise relied upon by Lender in making its decision to enter into this Agreement and Lender shall not have become newly aware of any material adverse facts or information, as determined by Lender, with respect to Borrower or any other Obligor or the business, operations or prospects of Borrower or any other Obligor. In addition, there shall not have been instituted or threatened any litigation or proceedings in any court or administrative forum affecting or threatened to affect Borrower or any other Obligor, which may materially adversely affect Borrower or any other Obligor, in each case as determined by Lender.

        8.1.12 DOCUMENTS. Lender shall have received all of the following, each duly executed where appropriate and dated as of the date of the initial Revolving Loan (or such other date as shall be satisfactory to Lender), in form, and containing terms and provisions, acceptable to Lender:

                (a) BORROWER RESOLUTIONS. A copy, duly certified by the secretary or an assistant secretary of Borrower of (i) resolutions of the Board of Directors of Borrower authorizing (A) the borrowings by Borrower hereunder, (B) the execution, delivery and performance by Borrower of this Agreement and each Related Agreement to which Borrower is a party or by which it is bound, and (C) certain officers or employees of Borrower to request borrowings by telephone and to execute Borrowing Base Certificates, and the consent of the shareholders of Borrower thereto, (ii) all documents evidencing any other necessary corporate action with respect to this Agreement and the Related Agreements, (iii) all approvals or consents, if any, with respect to this Agreement and the Related Agreements, (iv) a list of the names of all officers and directors of Borrower, together with the true signatures of such officers and directors, and specifying those authorized to sign this Agreement and the Related Agreements, (v) the by-laws of Borrower, (vi) the Articles of Incorporation of Borrower and
        (vii) a list of all shareholders of Borrower and the number of shares of Borrower's stock owned by each;

                (b) BORROWER'S CLOSING CERTIFICATE. The certificate of the President or Chairman of the Board of Borrower certifying to the fulfillment of all conditions precedent to closing and funding the secured financing transaction contemplated by this Agreement and to the truth and accuracy, as of such date, of the representations and warranties of Borrower contained in this Agreement and each Related Agreement to which Borrower is a party or by which it is bound and the absence or any defaults under any such agreements;

                (c) ACCOUNTANT'S LETTER. With respect to the financial statements referred to in SECTION 4.6, a "reliance letter" from the accountants who prepared such statements in form and content acceptable to Lender;

                (d) BORROWER'S ARTICLES OF INCORPORATION. A copy, duly certified by the Secretary of State of Ohio, of Borrower's Articles of Incorporation;

                (e) BORROWER'S REGISTRATION; GOOD STANDING. A copy, duly certified by the applicable Secretary of State of (i) a certificate of good standing issued by the Secretary of the State of Ohio and each other state where Borrower is qualified to do business or where, because of the nature of its business or properties, qualification to do business is required, (ii) a certificate of qualification, registration to do business or other documents required to be filed by Borrower to qualify to do business in each state referred to in CLAUSE (i), and
        (iii) in any state in which Borrower is doing business under an assumed name, a certificate or other document issued by the Secretary of State of each such state evidencing Borrower's authority to use such name;

                (f) LEGAL OPINION. Legal opinion from counsel for Borrower;

                (g) INSURANCE. Evidence satisfactory to Lender of the existence of insurance on the Collateral, Third Party Collateral and business of Borrower in amounts and with insurers acceptable to Lender, together with evidence establishing that Lender is named as a loss payee with respect to property and casualty insurance, collateral assignee with respect to business interruption insurance and additional insured with respect to liability insurance;

                (h) AUTHORIZATION TO PAY PROCEEDS. Written authorization and instructions from Borrower, in form satisfactory to Lender, for disbursement of the proceeds of the initial Revolving Loans and issuance and delivery of the initial Letters of Credit;

                (i) TRADEMARK SECURITY AGREEMENT. The Trademark Security Agreement;

                (j) GUARANTIES. Guaranties, duly executed by each of Wayland Russell and Jason Alford, and their wives; and

                (k) OTHER DOCUMENTS. Such other documents as Lender shall determine to be necessary or desirable.

        8.1.13 DEFAULT. No Event of Default or Unmatured Event of Default shall have occurred and be continuing or would be caused thereby.

        8.2 CONTINUING CONDITIONS PRECEDENT TO ALL LOANS; CERTIFICATION. The obligation of Lender to make the initial Revolving Loans and each subsequent Loan and issue the initial Letters of Credit and each subsequent Letter of Credit, is subject to satisfaction of the following conditions precedent in addition to those provided in SECTION 8.1:

                (a) NO CHANGE IN CONDITION. No change in the condition or operations, financial or otherwise, of Borrower, any Subsidiary or any other Obligor, shall have occurred which change, in the reasonable credit judgment of Lender, may have a material adverse effect on Borrower, any Subsidiary or any other Obligor, or on any Collateral or Third Party Collateral;

                (b) DEFAULT. Before and after giving effect to such Loan and/or Letter of Credit, no Event of Default or Unmatured Event of Default shall have occurred and be continuing;

                (c) INSURANCE. There shall have been no material change, or notice of prospective material change (whether such notice is formal or informal), in the nature, extent, scope or cost of the insurance policies of Borrower or any Subsidiary listed on SCHEDULE 4.7 which change would have a material adverse effect on the financial condition of Borrower, any Subsidiary or Borrower and its Subsidiaries taken as a whole, or would significantly adversely affect Borrower's ability to perform its obligations under this Agreement, any Note(s), or any Related Agreement to which it is a party or by which it is bound;

                (d) REPRESENTATIONS AND WARRANTIES. Before and after giving effect to such Loan and/or Letter of Credit, the representations and warranties in SECTION 4 shall be true and correct as though made on the date of such Loan and/or Letter of Credit, except for such changes as are specifically permitted hereunder;

                (e) NO MATERIAL TRANSACTION. None of Borrower, and Subsidiary, any other Obligor or any Related Party shall have entered into any material (as determined by Lender) commitment or transaction, including without limitation transactions for borrowings and capital expenditures, which are not in the ordinary course of their respective businesses; and

                (f) ACCOUNTING METHODS. Borrower shall not have made any material (as determined by Lender) change in its accounting methods or principles except as required by GAAP.

Each request for a Loan or a Letter of Credit hereunder made or deemed to have been made by Borrower shall be deemed to be a certificate of Borrower as to the matters set out in the foregoing provisions of this SECTION 8.2.

9.      INDEMNITY.

        9.1 ENVIRONMENTAL AND SAFETY AND HEALTH INDEMNITY. Borrower hereby indemnifies Lender and agrees to hold Lender harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including without limitation court costs and Attorneys' Fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Lender for, with respect to, or as a direct or indirect result of the violation by Borrower or any of its Subsidiaries of any Environmental Law or Occupational Safety and Health Law, or with respect to, or as a direct or indirect result of (a) the presence on or under, or the escape, seepage, leakage, spillage, disposal, discharge, emission or release from, properties utilized by Borrower and/or any Subsidiary in the conduct of its business into or upon any land, the atmosphere, or any watercourse, body of water or wetland, of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance (including without limitation any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law) or (b) the existence of any unsafe or unhealthful condition on or at any premises utilized by Borrower and/or any Subsidiary in the conduct of its business. The provisions of and undertakings and indemnification set out in this SECTION 9.1 shall survive satisfaction and payment of the Liabilities and termination of this Agreement.

        9.2 GENERAL INDEMNITY. In addition to the payment of expenses pursuant to SECTION 11.3, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold Lender and any holder of any Notes, and the officers, directors, employees, agents, and affiliates of Lender and such holders (collectively, the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for any of such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any of such Indemnitees shall be designated a party thereto) that may be imposed on, incurred by, or asserted against any Indemnitee, in any manner relating to or arising out of this Agreement, any Related Agreement or any other agreements executed and delivered by Borrower or any other Obligor in connection herewith, the statements contained in any commitment letter delivered by Lender, Lender's agreement to make the Loans or to issue Letters of Credit hereunder, the use or intended use of any Letters of Credit, or the use or intended use of the proceeds of any of the Loans hereunder (the "indemnified liabilities"); PROVIDED that Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this SECTION 9.2 shall survive satisfaction and payment of the Liabilities and termination of this Agreement.

        9.3 CAPITAL ADEQUACY. If Lender shall reasonably determine that the application or adoption of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof, whether or not having the force or law (including without limitation application of changes to Regulation H and Regulation Y of the Federal Reserve Board issued by the Federal Reserve Board on January 19, 1989 and regulations of the Comptroller of the Currency, Department of the Treasury, 12 CFR Part 3, Appendix A, issued by the Comptroller of the Currency on January 27, 1989) increases the amount of capital required or expected to be maintained by Lender or any Person controlling Lender in excess of any such increases affecting Lender as of the date hereof, and such increase is based upon the existence of Lender's obligations hereunder and other commitments of this type, then from time to time, within sixty (60) days after demand from Lender, Borrower shall pay to Lender such amount or amounts as will compensate Lender or such controlling Person, as the case may be, for such increased capital requirement. The determination of any amount to be paid by Borrower under this SECTION 9.3 shall take into consideration the policies of Lender or any Person controlling Lender with respect to capital adequacy and shall be based upon any reasonable averaging, attribution and allocation methods. A certificate of Lender setting forth the amount or amounts as shall be necessary to compensate Lender as specified in this SECTION 9.3 shall be delivered to Borrower and shall be conclusive in the absence of manifest error.

10.     ADDITIONAL PROVISIONS.

Additional provisions are set forth in SUPPLEMENT A.

11.     GENERAL.

        11.1 BORROWER WAIVER. Except as otherwise provided for in this Agreement, Borrower waives (a) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, one or more extensions or renewals of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or Lender's relevy, attachment or levy on or of, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies and (c) the benefit of all valuation, appraisement and exemption laws. Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement and the transactions evidenced by this Agreement.

        11.2    POWER OF ATTORNEY. Borrower appoints Lender, or any
Person whom Lender may from time to time designate, as Borrower's attorney and agent-in-fact with power (which appointment and power, being coupled with an interest, is irrevocable until all Liabilities under this Agreement are paid and performed in full and this Agreement is terminated), without notice to Borrower, to:

                (a) At such time or times hereafter as Lender or said agent, in its sole and absolute discretion, may determine in Borrower's or Lender's name (i) after the occurrence of an Event of Default, endorse Borrower's name on any checks, notes, drafts or any other items of payment relating to and/or proceeds of the Collateral which come into the possession of Lender or under Lender's control and apply such payment or proceeds to the Liabilities; (ii) after the occurrence of an Event of Default, endorse Borrower's name on any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement in Lender's possession relating to Accounts Receivable, Inventory or any other Collateral; (iii) use the information recorded on or contained in any data processing equipment and computer hardware and software to which Borrower has access relating to Accounts Receivable, Inventory and/or other Collateral; (iv) use Borrower's stationery and sign the name of Borrower to verification of Accounts Receivable and notices thereof to Account Debtors and (v) if not done by Borrower, do all acts and things determined by Lender to be necessary, to fulfill Borrower's obligations under this Agreement; and

                (b) At such time or times after the occurrence of an Event of Default, as Lender or said agent, in its sole and absolute discretion, may determine, in Borrower's or

        Lender's name: (i) demand payment of the Accounts Receivable; (ii) enforce payment of the Accounts Receivable, by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies with respect to the collection of the Accounts Receivable and other Collateral; (iv) settle, adjust, compromise, extend or renew the Accounts Receivable; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts Receivable; (vi) if permitted by applicable law, sell or assign the Accounts Receivable and/or other Collateral upon such terms for such amounts and at such time or times as Lender may deem advisable; (vii) discharge and release the Accounts Receivable and/or other Collateral; (viii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or similar document against any Account Debtor; (ix) prepare, file and sign Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts Receivable and/or other Collateral and (x) do all acts and things necessary, in Lender's sole and absolute discretion, to obtain repayment of the Liabilities and to fulfill Borrower's other obligations under this Agreement.

        11.3 EXPENSES; ATTORNEY'S FEES. Borrower agrees, whether or not any Loan is made or Letter of Credit is issued hereunder, to pay upon demand all Attorneys' Fees and all other reasonable expenses incurred by Lender in connection with (a) the preparation, negotiation and execution of this Agreement, any Related Agreement and any document required to be furnished in connection herewith or therewith, (b) the preparation of any and all amendments to this Agreement or any of the Related Agreements and all other instruments or documents provided for therein or delivered or to be delivered thereunder or in connection therewith, (c) the collection or enforcement of Borrower's or any other Obligor's obligations hereunder or under any Related Agreement and (d) the collection or enforcement of any of Lender's rights in or to any Collateral or Third Party Collateral. Lender may advance all such amounts to Borrower as a Revolving Loan. Borrower also agrees (y) to indemnify and hold Lender harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making Loans and (z) to pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement, or any Related Agreement or Supplemental Documentation, or the issuance of any Note or of any other instruments or documents provided for herein or to be delivered hereunder or in connection herewith. Borrower's foregoing obligations shall survive any termination of this Agreement.

        11.4 LENDER FEES AND CHARGES. Borrower agrees to pay Lender on demand the customary fees and charges of Lender for maintenance of accounts with Lender or for providing other services to Borrower. Lender may, in its sole and absolute discretion, provide for such payment by advancing the amount thereof to Borrower as a Revolving Loan.

        11.5 LAWFUL INTEREST. In no contingency or event whatsoever shall the interest rate charged pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest applicable rate, Lender shall promptly refund such excess interest to Borrower.

        11.6 NO WAIVER BY LENDER; AMENDMENTS. No failure or delay on the part of Lender in the exercise of any power or right, and no course of dealing between Borrower and Lender shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to Lender at law or in equity. No notice to or demand on Borrower not required hereunder shall in any event entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any Related Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by Lender. Any waiver of any provision of this Agreement, and any consent to any departure by Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

        11.7 TERMINATION OF CREDIT. Unless otherwise terminated pursuant to the terms of this Agreement, the Credit shall terminate on the Termination Date. Borrower may terminate the Credit at any time upon notice to Lender and payment in full of the outstanding principal balance of the Loans and all other Liabilities under this Agreement and the Related Agreements, as provided in
SECTION 2.1.2. All of Lender's rights and remedies, the liens and security interests of Lender in the Collateral and all of Borrower's duties and obligations under this Agreement shall survive termination of the Credit extended to Borrower hereunder until all of the Liabilities hereunder have been finally paid and performed in full. The termination or cancellation of the Credit shall not affect or impair the liabilities and obligations of Borrower or any one or more of the Obligors to Lender or Lender's rights with respect to any Loans and advances made and other Liabilities incurred prior to such termination or with respect to the Collateral or any Third Party Collateral.

        11.8    NOTICES.   Except as otherwise expressly provided
herein, any notice hereunder to Borrower or Lender shall be in writing (including telegraphic, telex, or facsimile communication) and shall be given to Borrower or Lender at its address, telex number or facsimile number set forth on the signature pages hereof or at such other address, telex number or facsimile number as Borrower or Lender may, by written notice, designate as its address, telex number or facsimile number for purposes of notices
hereunder.   All such notices shall be deemed to be given when
transmitted by telex and the appropriate answerback is received, transmitted by facsimile, delivered to the telegraph office, delivered by courier, personally delivered or, in the case of notice by mail, three (3) Banking Days following deposit in the United States mails, properly addressed as herein provided, with proper postage prepaid; provided, however, that notice to Lender of Borrower's intent to terminate the Credit shall not be effective until actually received by Lender.

        11.9 ASSIGNMENTS AND PARTICIPATIONS; INFORMATION. Borrower hereby consents to Lender's grant of participations in or sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement or any Related Agreement, or of any portion of any thereof, including without limitation Lender's rights, titles, interests, remedies, powers and/or duties. Lender may furnish any information concerning Borrower in the possession of Lender from time to time to assignees of the rights and/or obligations of Lender hereunder and to participants in any Loan (including prospective assignees and participants) and may furnish information in response to credit inquiries consistent with general banking practice. Lender shall promptly notify Borrower of Lender's grant of any participation in or sale, assignment, transfer or other disposition of this Agreement or any Related Agreement, or of any portion of any thereof. Borrower shall use its best efforts to assist Lender in its efforts to sell assignments and participations.

        11.10 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        11.11 SUCCESSORS. This Agreement shall be binding upon Borrower and Lender and their respective successors and assigns, and shall inure to the benefit of Borrower and Lender and the successors and assigns of Lender. Borrower shall not assign its rights or duties hereunder without the consent of Lender.

        11.12 CONSTRUCTION. Borrower acknowledges that this Agreement shall not be binding upon Lender or become effective until and unless accepted by Lender, in writing. If so accepted by Lender, this Agreement and the Related Agreements and Supplemental

Documents shall, unless otherwise expressly provided therein, be deemed to have been negotiated and entered into in, and shall be governed and controlled by the laws of, the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law, and in all other respects, including but not limited to the legality of the interest rate and other charges, but excluding perfection of security interests and liens which shall be governed and controlled by the laws of the relevant jurisdiction.

        11.13 CONSENT TO JURISDICTION. To induce Lender to accept this Agreement, Borrower irrevocably agrees that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE RELATED AGREEMENTS, OR THE SUPPLEMENTAL DOCUMENTATION OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

        11.14 SUBSIDIARY REFERENCE. Any reference herein to a Subsidiary or Subsidiaries of Borrower, and any financial definition, ratio, restriction or other provision of this Agreement which is stated to be applicable to "Borrower and its Subsidiaries" or which is to be determined on a "consolidated" or "consolidating" basis, shall apply only to the extent Borrower has any Subsidiaries and, where applicable, to the extent any such Subsidiaries are consolidated with Borrower for financial reporting purposes.

        11.15 WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.


                                     CONTINENTAL BANK N.A.



                                     By /s/ C. H. Levy
                                       -------------------------------------
                                       Title Vice President
                                             -------------------------------

                                     Address: 231 South LaSalle Street
                                               Chicago, Illinois 60697

                                     Attention: Business Credit Group



                                     RAINBOW HOME RENTALS, INC.


                                     By /s/ Jason Alford
                                       -------------------------------------
                                       Title  Secretary
                                             -------------------------------


                                     Address 3711 Starr Center Drive
                                             Canfield, Ohio 44460

                                     Attention Jason Alford
                                               -----------------------------

                         WAIVER AND AMENDMENT NO. 1 TO
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------


         This Waiver and Amendment No. 1 to Loan and Security
Agreement is made as of December 9, 1993, between Rainbow Home
Rentals, Inc. ("Borrower") and Continental Bank N.A. ("Lender").

         Reference is made to that certain Loan and Security Agreement between Borrower and Lender dated October 5, 1992 (as amended, the "Loan Agreement").

         Borrower has informed Lender that in connection with the execution of that certain Asset Purchase Agreement dated as of July 14, 1993 between Borrower and Rent-It-Rite, Inc., Borrower issued a promissory note in the principal amount of $165,000 (the "Rent-It-Rite Note"). Borrower acknowledges that the issuance of the Rent-It-Rite Note has resulted in a breach of Section 5.15 of the Loan Agreement and an Event of Default (the "Rent-It-Rite Indebtedness Default"), and has requested that Lender waive such default. In addition, Borrower and Lender have agreed to amend the Loan Agreement in certain respects.

         1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

         2. WAIVER. Lender hereby waives the Rent-It-Rite Indebtedness Default existing as of the date hereof. The foregoing waiver is limited to the matters and by the terms set forth herein and shall not be deemed to constitute a waiver of any Event of Default existing as of the date hereof and not specified above (including the Event of Default existing as a result of Borrower's failure to deliver all of the blocked account agreements required pursuant to that certain Letter Agreement dated October 5, 1992 between Borrower and Lender) or any Event of Default arising after the date hereof, or otherwise prejudice the exercise of any and all of the rights and remedies of Lender under the Loan Agreement or any other agreement, instrument or document delivered or to be delivered in connection therewith.

         3. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

       3.1. AMENDMENT TO SECTION 2.1 OF SUPPLEMENT A. Section 2.1 of Supplement A to the Loan Agreement is hereby amended and restated in its entirety, as follows.

        2.1 REVOLVING CREDIT AMOUNT. The maximum amount of Revolving Loans which Lender, in its discretion, will make available to Borrower (such amount, as adjusted from time to time, is herein called the "Revolving Credit Amount") is $6,200,000; provided, that the Revolving

Credit Amount shall reduce to $4,916,000 on April 1, 1994 and thereafter shall further reduce by $83,333 on May 1, 1994 and on the first day of each month thereafter until reduced to zero.

              3.2 AMENDMENT TO SECTION 2.3 OF SUPPLEMENT A. Section 2.3 of Supplement A to the Loan Agreement is hereby amended and restated in its entirety, as follows:

              2.3 INVENTORY SUBLIMIT. Inventory Sublimit shall mean the lesser of (A) $1,500,000 (the "Inventory Amount") and (B) 30% (the "Inventory Sublimit Rate") of Cash Receipts Availability; provided, that the Inventory Amount shall reduce to $750,000 on April 1, 1994 and thereafter shall further reduce by $187,500, commencing on April 30, 1994 and continuing on the same day of each calendar quarter thereafter until the Inventory Amount is zero, and the Inventory Sublimit Rate shall reduce to 25% on April 1, 1994 and thereafter shall further reduce by five percentage points, commencing on April 30, 1994 and continuing on the same day of each calendar quarter thereafter until the Inventory Sublimit Rate is reduced to zero.

            4. CONDITIONS PRECEDENT. The waiver and amendment to the Loan Agreement set forth in this Waiver and Amendment shall become effective as of the date of this Waiver and Amendment upon the satisfaction of the following conditions precedent:

           4.1. NO DEFAULT. No Event of Default, or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing (other than as specified herein).

           4.2. AMENDED FEE. Borrower shall have paid Lender a fee in the amount of $10,000, in addition to, and not in lieu of, all other fees described in the Loan Agreement.

           4.3 RESOLUTIONS AND OPINION OF COUNSEL. Borrower shall have delivered corporate resolutions and an opinion of counsel, in form and substance satisfactory to Lender, with respect to this Waiver and Amendment.

             5. MISCELLANEOUS.

           5.1. EXPENSES. Borrower agrees to pay on demand all costs and expenses of Lender (including the reasonable fees and expenses of outside counsel for Lender) in connection with the preparation, negotiation, execution, delivery and administration of this Waiver and Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Borrower agrees to pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Waiver and Amendment, the borrowings under the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this SECTION 5.1 shall survive any termination of this Waiver and Amendment or the Loan Agreement as amended hereby.

           5.2. GOVERNING LAW. This Waiver and Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

           5.3. COUNTERPARTS. This Waiver and Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Waiver and Amendment.

           5.4. REFERENCE TO LOAN AGREEMENT. Except as herein amended, the Loan Agreement shall remain in full force and effect and is hereby ratified in all respects. On and after the effectiveness of the amendment to the Loan Agreement accomplished hereby, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Loan Agreement in any note and in any Related Agreements, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Waiver and Amendment.

           5.5. SUCCESSORS. This Waiver and Amendment shall be binding upon Borrower, Lender and their respective successors and assigns, and shall inure to the benefit of Borrower, Lender and the successors and assigns of Borrower and Lender.

            IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be executed by their respective officers thereunto duly authorized and delivered at Chicago, Illinois as of the date first above written.

                                             RAINBOW HOME RENTALS, INC.


                                             By /s/Michael A. Pecchia
                                               ---------------------------
                                             Its Treasurer/Secretary
                                                --------------------------

                                             CONTINENTAL BANK, N.A.

                                             By /s/Bridget Geravalio
                                               ---------------------------
                                               Its Vice President
                                                  ------------------------

                                ACKNOWLEDGEMENT
                                ---------------


         The undersigned hereby acknowledge that they have read the foregoing Waiver and Amendment and hereby ratify and reaffirm their guaranty of the obligations of Borrower to Lender pursuant to that certain Guaranty executed by the undersigned dated October 5, 1992.


                                                  /s/Wayland J. Russell
                                                  ----------------------------
                                                  Wayland Russell

                                                  /s/Donna Russell
                                                  ----------------------------
                                                  Donna Russell

                                ACKNOWLEDGEMENT
                                ---------------

         The undersigned hereby acknowledge that they have read the foregoing Waiver and Amendment and hereby ratify and reaffirm their guaranty of the obligations of Borrower to Lender pursuant to that certain Guaranty executed by the undersigned dated October 5, 1992.




                                                  /s/Jason Alford
                                                  ------------------------
                                                  JASON ALFORD


                                                  /s/Ruth Alford
                                                  ------------------------
                                                  RUTH ALFORD

                         WAIVER AND AMENDMENT NO. 2 TO
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

           This Waiver and Amendment No. 2 to Loan and Security Agreement is made as of March 31, 1994, between Rainbow Rentals, Inc. (formerly known as "Rainbow Home Rentals, Inc.") ("Borrower") and Continental Bank N.A. ("Lender").

         Reference is made to that certain Loan and Security Agreement between Borrower and Lender dated October 5, 1992 (as amended, the "Loan Agreement").

           Borrower has informed Lender that (i) Borrower has breached Section
5.9 of the Loan Agreement by failing to pay at least ninety percent (90%) of its estimated Taxes for Fiscal Year 1993, (ii) Borrower has breached Section 5.16 of the Loan Agreement by incurring Indebtedness in excess of seventy-five percent (75%) of the fair market value of Equipment purchased in connection with the incurrance of such Indebtedness, (iii) Borrower has breached Section 5.18 of the Loan Agreement by making advances to Don Vokle in excess of $10,000, (iv) Borrower has breached Section 5.20 of the Loan Agreement by entering into two new leases in connection with the transactions contemplated by that certain Asset Purchase Agreement dated as of July 14, 1993 (the "Rent-It-Rite Purchase Agreement") between Borrower and Rent-It-Rite, Inc., and (v) Borrower has breached the terms of that certain Letter Agreement dated as of October 5, 1992 (the "Letter Agreement"), by failing to deliver all of the blocked account agreements required thereunder, Borrower acknowledges that the foregoing breaches constitute Events of Default under the Loan Agreement and has requested that Lender waive such Events of Default.

         In addition, Borrower has requested that Lender permit Borrower to deliver Borrower's annual audit report required under Section 5.1.1(a) of the Loan Agreement for Fiscal Year 1993 on or before April 30, 1994.

         1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

         2. WAIVER. Lender hereby waives the Events of Default arising as a result of (i) a breach by Borrower of Section 5.9 of the Loan Agreement for failure of Borrower to pay at least ninety percent (90%) of its estimated Taxes for Fiscal Year 1993, (ii) a breach by Borrower of Section 5.16 of the Loan Agreement as a result of Borrower incurring Indebtedness in excess of seventy-five percent (75%) of the fair market value of Equipment purchased in connection with incurring such Indebtedness, (iii) a breach by Borrower of
Section 5.18 of the Loan Agreement as a result of Borrower advancing $10,000 to Don Vokle, (iv) a breach by Borrower of Section 5.20 of the Loan Agreement as a result of Borrower entering into two new leases in connection with the Rent-It-Rite Purchase Agreement, and (v) a breach by Borrower of the Letter Agreement for failure to deliver all of the blocked account agreements required thereunder. The foregoing waiver is limited to the matters and by the terms set forth herein and shall not be deemed to constitute a waiver of any Event of Default existing as of the date hereof and not specified above or any Event of Default arising after the date hereof (including without limitation as a result of a breach of Sections 5.9, 5.16, 5.18 or 5.20 of the Loan Agreement), or otherwise prejudice the exercise of any and all of the rights and remedies of Lender under the Loan Agreement or any other agreement, instrument or document delivered or to be delivered in connection therewith.

         3. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

         3.1 AMENDMENT TO SECTION 5.1.1 OF THE LOAN AGREEMENT. Clause (a) of
Section 5.1.1 of the Loan Agreement is hereby amended in its entirety as follows:

         5.1.1 ANNUAL AUDIT REPORT. Within one hundred twenty (120) days after Fiscal Year 1993 and within ninety (90) days after each other Fiscal Year of Borrower, a copy of the annual audit report of Borrower and its Subsidiaries prepared on a consolidating and consolidated basis and in conformity with GAAP and certified by an independent certified public accountant who shall be satisfactory to Lender, together with a certificate from such accountant
    (i) acknowledging to Lender such accountant's understanding that Lender and any Participant is relying on such annual audit report, (ii) containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this SECTION 5.1.1 or in SUPPLEMENT A, and
    (iii) to the effect that, in making the examination necessary for the signing of such annual audit report, such accountant has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing, or, if such accountant has become aware of any such event, describing it and the steps, if any, being taken to cure it.


       3.2. AMENDMENT TO SECTION 2.1 OF SUPPLEMENT A. Section 2.1 of Supplement A to the Loan Agreement is hereby amended and restated in its entirety, as follows:

        2.1 REVOLVING CREDIT AMOUNT. The maximum amount of Revolving Loans which Lender, in its discretion, will make available to Borrower (such amount, as adjusted from time to time, is herein called the "Revolving Credit Amount") is $6,200,000; provided, that the Revolving Credit Amount shall reduce to $4,916,000 on May 1, 1994 and thereafter shall further reduce by $83,333 on June 1, 1994 and on the first day of each month thereafter until reduced to zero.

       3.3 AMENDMENT TO SECTION 2.3 OF SUPPLEMENT A. Section 2.3 of Supplement A to the Loan Agreement is hereby amended and restated in its entirety, as follows:

        2.3 INVENTORY SUBLIMIT. Inventory Sublimit shall mean the lesser of (A) $1,500,000 (the "Inventory Amount") and (B) 30% (the "Inventory Sublimit Rate") of Cash Receipts Availability; provided, that the Inventory Amount shall reduce to $750,000 on May 1, 1994 and thereafter shall further reduce by $187,500, commencing on June 30, 1994 and continuing on the same day of each calendar quarter thereafter until the Inventory Amount is zero, and the Inventory Sublimit Rate shall reduce to 25% on May 1, 1994 and thereafter shall further reduce by five percentage points, commencing on June 30, 1994 and continuing on the same day of each calendar quarter thereafter until the Inventory Sublimit Rate is reduced to zero.

           4. CONDITIONS PRECEDENT. The waiver and amendment to the Loan Agreement set forth in this Waiver and Amendment shall become effective as of the date of this Waiver and Amendment upon the satisfaction of the following conditions precedent:

         4.1. NO DEFAULT. No Event of Default, or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing (other than as specified herein).

         4.2 RESOLUTIONS. Borrower shall have delivered corporate resolutions, in form and substance satisfactory to Lender, with respect to this Waiver and Amendment.

         5.   MISCELLANEOUS.

         5.1. EXPENSES. Borrower agrees to pay on demand all costs and expenses of Lender (including the reasonable fees and expenses of outside counsel for Lender) in connection with the preparation, negotiation, execution, delivery and administration of this Waiver and Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Borrower agrees to pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Waiver and Amendment, the borrowings under the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this SECTION 5.1 shall survive any termination of this Waiver and Amendment or the Loan Agreement as amended hereby.

           5.2. GOVERNING LAW. This Waiver and Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

           5.3. COUNTERPARTS. This Waiver and Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Waiver and Amendment.

           5.4. REFERENCE TO LOAN AGREEMENT. Except as herein amended, the Loan Agreement shall remain in full force and effect and is hereby ratified in all respects. On and after the effectiveness of the amendment to the Loan Agreement accomplished hereby, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Loan Agreement in any note and in any Related Agreements, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Waiver and Amendment.

           5.5. SUCCESSORS. This Waiver and Amendment shall be binding upon Borrower, Lender and their respective successors and assigns, and shall inure to the benefit of Borrower, Lender and the successors and assigns of Borrower and Lender.

         IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be executed by their respective officers thereunto duly authorized and delivered at Chicago, Illinois as of the date first above written.


                                             RAINBOW RENTALS,  INC.


                                             By /s/ Michael A. Pecchia
                                               -------------------------
                                               Its Secretary/Treasurer
                                                  ----------------------

                                             CONTINENTAL BANK N.A.


                                             By /s/ Bridget Garavalio
                                               -------------------------
                                               Its Vice President
                                                  ----------------------

                                ACKNOWLEDGEMENT
                                ---------------


         The undersigned hereby acknowledge that they have read the foregoing Waiver and Amendment and hereby ratify and reaffirm their guaranty of the obligations of Borrower to Lender pursuant to that certain Guaranty executed by the undersigned dated October 5, 1992.




                                                  /s/Wayland J. Russell
                                                  --------------------------
                                                  Wayland Russell


                                                  /s/Donna Russell
                                                  --------------------------
                                                  DONNA RUSSELL

                                 ACKNOWLEDGEMENT
                                 ---------------


         The undersigned hereby acknowledge that they have read the foregoing Waiver and Amendment and hereby ratify and reaffirm their guaranty of the obligations of Borrower to Lender pursuant to that certain Guaranty executed by the undersigned dated October 5, 1992.


                                                  /s/Jason Alford
                                                  -------------------------
                                                  JASON ALFORD


                                                  /s/Ruth Alford
                                                  -------------------------
                                                  RUTH ALFORD

                               AMENDMENT NO. 3 TO
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

         This Amendment No. 3 to Loan and Security Agreement is made as of June 1, 1994, between Rainbow Rentals, Inc. (formerly known as Rainbow Home Rentals, Inc.) ("Borrower") and Continental
Bank N.A. ("Lender").

         Reference is made to that certain Loan and Security Agreement between Borrower and Lender dated October 5, 1992 (as amended, the "Loan Agreement").

             Borrower has requested that the Loan Agreement be amended in certain respects.

          1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

          2. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

          2.1 AMENDMENT TO SECTION 1.1 OF THE LOAN AGREEMENT. The definition of "Termination Date" in Section 1.1 of the Loan Agreement is hereby amended in its entirety, as follows:

                    "Termination Date" means April 30, 1996.

         2.2  AMENDMENT TO SECTION 3.2 OF THE LOAN AGREEMENT.  Clause (d) of
Section 3.2 of the Loan Agreement is hereby amended in its entirety as follows:

        (d) Borrower will, forthwith upon the receipt by Borrower of all checks, drafts, cash and other remittances in payment or as proceeds of, or on account of, any of the Accounts Receivable or other Collateral, deposit the same with such banks or financial institutions as Lender shall consent, and the funds deposited at such banks and financial institutions shall be transferred, by automated clearinghouse, to NDC, and then immediately transferred by NDC, by automated clearinghouse, to Lender; provided, that
    (i) all credit card remittances shall be deposited at Society National Bank and, on a monthly basis, transferred, by wire transfer, to Lender, and (ii) any miscellaneous receipt not in excess of Fifty Thousand Dollars ($50,000) may be deposited in Borrower's checking account at Society National Bank. Notwithstanding anything contained herein to the contrary, upon the occurrence of an Unmatured Event of Default or an Event of Default, Lender shall have the option to require that Borrower cause all checks, drafts, cash and other remittances in payment or as proceeds of, or on account of, any of the Accounts Receivable or other Collateral, received by Borrower to be deposited in a special bank account (a "Blocked Deposit Account") with such banks or financial institutions as Lender shall consent, over which Lender alone has the power of withdrawal and will to the extent required by Lender, designate with each such deposit the particular Accounts Receivable or other item of Collateral upon which the remittance was made.

         2.3  AMENDMENT TO SECTION 5.1.1 OF THE LOAN AGREEMENT. Clause (a) of
Section 5.1.1 of the Loan Agreement is hereby amended in its entirety as follows:

        (a) ANNUAL AUDIT REPORT. With respect to Fiscal Year 1993, within five
    (5) days after Amendment No. 3 to Loan and Security Agreement becomes effective, and with respect to any other Fiscal Year, within ninety (90) days after each such other Fiscal Year of Borrower, a copy of the annual audit report of Borrower and its Subsidiaries prepared on a consolidating and consolidated basis and in conformity with GAAP and certified by an independent certified public accountant who shall be satisfactory to Lender, together with a certificate from such accountant (i) acknowledging to Lender such accountant's understanding that Lender and any Participant is relying on such annual audit report, (ii) containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this SECTION 5.1.1 or in SUPPLEMENT A, and (iii) to the effect that, in making the examination necessary for the signing of such annual audit report, such accountant has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing, or, if such accountant has become aware of any such event, describing it and the steps, if any, being taken to cure it.

         2.4  AMENDMENT TO SECTION 5.1.1 OF THE LOAN AGREEMENT. Clause (c) of
Section 5.1.1 of the Loan Agreement is hereby amended in its entirety as follows:

        (c) MONTHLY FINANCIAL STATEMENT. Within fifteen (15) days after the end of each month of each fiscal year of Borrower, a copy of the unaudited financial statement of Borrower and its Subsidiaries prepared in the same manner audit report referred to in preceding CLAUSE (a), signed by Borrower's chief financial officer and consisting of at least a balance sheet as at the close of such month, statements of earnings and cash flows for such month and for the period from the beginning of such Fiscal Year to the close of such month and the information described on SCHEDULE 5.1.1 hereto; and

          2.5 AMENDMENT TO SECTION 2.1 OF SUPPLEMENT A. Section 2.1 of Supplement A to the Loan Agreement is hereby amended in its entirety as follows:

        2.1 REVOLVING CREDIT AMOUNT. The maximum amount of Revolving Loans which Lender, in its discretion, will make available to Borrower (such amount, as adjusted from time to time, is herein called the "Revolving Credit Amount") is $7,500,000; provided, that so long as no Event of Default then exists, the Revolving Credit Amount shall increase to $8,000,000 on June 30, 1994 and to $8,250,000 on December 1, 1994.

          2.6 AMENDMENT TO SECTION 2.2 OF SUPPLEMENT A. Clause (ii) of Section
2.2 of Supplement A to the Loan Agreement is hereby amended to replace the percentage "20%" with the percentage "30%."

          2.7 AMENDMENT TO SECTION 2.3 OF SUPPLEMENT A. Section 2.3 of Supplement A to the Loan Agreement is hereby amended in its entirety as follows:

        2.3 INVENTORY SUBLIMIT. Inventory Sublimit shall mean the lesser of
    (A) $1,500,000 (the "Inventory Amount") and (B) 30% (the "Inventory Sublimit Rate") of Cash Receipts Availability; provided, that the Inventory Amount shall be $1,750,000 during the period October 1, through December 31 of each year.

          2.8 AMENDMENT TO SECTION 3.1 OF SUPPLEMENT A. Clause (a) of Section
3.1 of Supplement A to the Loan Agreement is hereby amended in its entirety as follows:

        (a) INTEREST TO MATURITY. The unpaid principal balance of the Revolving Loans (other than Overdraft Loans and Over Advances) shall bear interest to maturity at a per annum rate equal to the Reference Rate in effect from time to time plus 1.75%.

          2.9 AMENDMENT TO SECTION 4.1 OF SUPPLEMENT A. Section 4.1 of Supplement A to the Loan Agreement is amended in its entirety as follows:

        4.1 TANGIBLE NET WORTH. Not permit Borrower's Tangible Net Worth at any time during any period set forth below to be less than the amount set forth opposite such period:

     Period                                Amount
     ------                                ------
From the date hereof thru               $1,500,000
June 29, 1993

June 30, 1993 thru December 30, 1993     1,750,000

December 31, 1993 thru December 30, 1994     4,000,000

December 31, 1994 and thereafter             5,000,000

         2.10 AMENDMENT TO SECTION 4.2 OF SUPPLEMENT A. The last sentence of
Section 4.2 of Supplement A to the Loan Agreement is amended in its entirety as follows:

          For purposes of this SECTION 4.2, (i) net earnings shall not include any gains on the sale or other disposition of Investments of fixed assets and any extraordinary or nonrecurring items of income to the extent that the aggregate of all such gains and extraordinary or nonrecurring items of income exceeds the aggregate of losses on such sale or other disposition and extraordinary or nonrecurring charges, and (ii) interest expense shall include, without limitation, implicit interest expense on Capitalized Leases, and shall exclude the amortization of the closing fee paid to Lender upon the initial funding of the Revolving Loans.

         2.11 ADDITION OF SCHEDULE 5.1.1. Schedule 5.1.1 attached hereto is added as a Schedule to the Loan Agreement.

         3. BANK AGENCY AGREEMENT. Borrower agrees to deliver to Lender bank agency agreements in the form of Exhibit A hereto duly executed by the banks listed on Exhibit B hereto within 30 days of the date hereof and Borrower further agrees that Borrower's failure to so deliver such executed bank agency agreements shall constitute an Event of Default.

         4. CONDITIONS PRECEDENT. The amendment to the Loan Agreement set forth in this Amendment shall become effective as of the date of this Amendment upon the satisfaction of the following conditions precedent:

         4.1. NO DEFAULT. No Event of Default, or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing (other than as specified herein).

         4.2 RESOLUTIONS. Borrower shall have delivered corporate resolutions, in form and substance satisfactory to Lender, with respect to this Amendment.

         4.3 MODIFICATION FEE. Borrower shall have paid Lender a modification fee of $30,000.

          5. MISCELLANEOUS.

          5.1. EXPENSES. Borrower agrees to pay on demand all costs and expenses of Lender (including the reasonable fees and expenses of outside counsel for Lender) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Borrower agrees to pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment, the borrowings under the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this SECTION 5.1 shall survive any termination of this Amendment or the Loan Agreement as amended hereby.

          5.2. GOVERNING LAW. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

          5.3. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

          5.4. REFERENCE TO LOAN AGREEMENT. Except as herein amended, the Loan Agreement shall remain in full force and effect and is hereby ratified in all respects. On and after the effectiveness of the amendment to the Loan Agreement accomplished hereby, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Loan Agreement in any note and in any Related Agreements, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

          5.5. SUCCESSORS. This Amendment shall be binding upon Borrower, Lender and their respective successors and assigns, and shall inure to the benefit of Borrower, Lender and the successors and assigns of Borrower and Lender.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered at Chicago, Illinois as of the date first above written.


                                             RAINBOW RENTALS, INC.

                                             By /s/Michael A. Pecchia
                                               --------------------------
                                               Its Treasurer
                                                  -----------------------
                                             CONTINENTAL BANK N.A.

                                             By /s/Bridget Garavalio
                                               --------------------------
                                              Its Vice President
                                                 ------------------------

                                ACKNOWLEDGEMENT
                                ---------------

         The undersigned hereby acknowledge that they have read the foregoing Amendment and hereby ratify and reaffirm their guaranty of the obligations of Borrower to Lender pursuant to that certain Guaranty executed by the undersigned dated October 5, 1992.



                                                  /s/Jason Alford
                                                  ---------------------------
                                                  JASON ALFORD

                                                  /s/Ruth Alford
                                                  ---------------------------
                                                  RUTH ALFORD

                                ACKNOWLEDGEMENT

         The undersigned hereby acknowledge that they have read the foregoing Amendment and hereby ratify and reaffirm their guaranty of the obligations of Borrower to Lender pursuant to that certain Guaranty executed by the undersigned dated October 5, 1992.

                                             /s/Wayland J. Russell
                                             --------------------------
                                             WAYLAND RUSSELL


                                             /s/ Donna Russell
                                             ---------------------------
                                             DONNA RUSSELL

                         CONSENT AND AMENDMENT NO. 4 TO
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------


          This Consent and Amendment No. 4 ("Amendment") to Loan and Security Agreement is made as of March __, 1995, between Rainbow Rentals, Inc. (formerly known as Rainbow Home Rentals, Inc.) ("Borrower") and Bank of America Illinois (formerly known as Continental Bank Illinois, formerly known as Continental Bank N.A. ("Lender").

         Reference is made to that certain Loan and Security Agreement between Borrower and Lender dated October 5, 1992 (as amended, the "Loan Agreement").

         Borrower has informed Lender that Borrower desires to enter into that certain Secured Party Asset Sale Agreement dated as of March 1, 1995 (the "Asset Purchase Agreement) among Borrower, CWD Enterprises Two, Ltd., Jerrald Dunaway (as the secured party for the properties and assets of CWD Enterprises Two, Ltd.), Jerrald Dunaway, Wayne Chambers and Christopher Williams (individually and as the partners of CWD Enterprises Two, Ltd.), and Wayne Chambers, Susan Chambers, Christopher Williams and Cheryl Williams (as guarantors of certain debt of CWD Enterprises Two, Ltd.). Borrower acknowledges that the execution and delivery of the Asset Purchase Agreement requires the consent of Lender and has requested that Lender provide such consent.

          Borrower has also requested that the Loan Agreement be amended to (i) increase the Revolving Credit Amount from $8,250,000 to $9,000,000, (ii) modify the Inventory Sublimit, (iii) extend the Termination Date to February 28, 1998,
(iv) change the interest rate, (v) change the Tangible Net Worth and Interest Coverage Ratio, and (vi) make certain other changes to the Loan Agreement.

         1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

          2. CONSENT. Lender hereby consents to the execution and delivery of the Asset Purchase Agreement. This consent shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Loan Agreement or any document entered into in connection therewith, or (b) a waiver, release or limitation upon the exercise by Lender of any of its rights, legal or equitable, hereunder, except as to the matters to which Lender herein expressly consents. Except as set forth above, Lender reserves any and all rights and remedies which it has had, has or may have under the Loan Agreement.

         3. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

         3.1 AMENDMENT TO SECTION 1.1 OF THE LOAN AGREEMENT. The definition of "Termination Date" in Section 1.1 of the Loan Agreement is hereby amended in its entirety, as follows:

                   "Termination Date" means February 28, 1998.

         3.2 AMENDMENT TO SECTION 5.1.1 OF THE LOAN AGREEMENT. Clause (c) of
Section 5.1.1 of the Loan Agreement is hereby amended in its entirety as follows:

        (c) MONTHLY FINANCIAL STATEMENT. Within fifteen (15) days after the end of each month of each fiscal year of Borrower, a copy of the unaudited financial statement of Borrower and its Subsidiaries prepared (i) in the same manner as the audit report referred to in preceding CLAUSE (a), and
    (ii) on a store-by-store basis with respect to any stores acquired within 12 months prior to the end of such month, in each case signed by Borrower's chief financial officer and consisting of at least a balance sheet as at the close of such month, statements of earnings and cash flows for such month and for the period from the beginning of such Fiscal Year to the close of such month and the information described on SCHEDULE 5.1.1 hereto; and

        3.3 AMENDMENT TO SECTION 2.1 OF SUPPLEMENT A. Section 2.1 of Supplement A to the Loan Agreement is hereby amended in its entirety as follows:

        2.1 REVOLVING CREDIT AMOUNT. The maximum amount of Revolving Loans which Lender, in its discretion, will make available to Borrower (such amount, as adjusted from time to time, is herein called the "Revolving Credit Amount") is $9,000,000.

          3.4 AMENDMENT TO SECTION 2.3 OF SUPPLEMENT A. Section 2.3 of Supplement A to the Loan Agreement is hereby amended in its entirety as follows:

        2.3 INVENTORY SUBLIMIT. Inventory Sublimit shall mean the lesser of (A) the Inventory Amount (as defined below) and (B) 30% (the "Inventory Sublimit Rate") of Cash Receipts Availability; provided that the Inventory Sublimit shall be $2,250,000 during the period from March 1, 1995 through August 31, 1995 and the Inventory Sublimit shall be $2,000,000 during the period from September 1, 1995 through February 28, 1996. The "Inventory Amount" shall be $1,500,000 during the period from January 1 through September 30 of each year and $1,750,000 during the period from October 1 through December 31 of each year.

                   3.5 AMENDMENT TO SECTION 3.1 OF SUPPLEMENT A. Clause (a) of
Section 3.1 of Supplement A to the Loan Agreement is hereby amended in its entirety as follows:

                    (a) INTEREST TO MATURITY. The unpaid principal balance of the Revolving Loans (other than Overdraft Loans and Over Advances) shall bear interest to maturity at a per annum rate equal to the Reference Rate in effect from time to time plus 1.50%.

                  3.6 AMENDMENT TO SECTION 4.1 OF SUPPLEMENT A. Section 4.1 of Supplement A to the Loan Agreement is amended in its entirety as follows:

        4.1 TANGIBLE NET WORTH. Not permit Borrower's Tangible Net Worth at any
    time during any period set forth below to be less than the amount   set
    forth opposite such period:


                   Period                                          Amount
                   ------                                          ------
     From the date hereof thru June 29, 1995                     $6,000,000
     June 30, 1995 thru December 30, 1995                         6,250,000
     December 31, 1995 thru June 29, 1996                         6,500,000
     June 30, 1996 thru December 30, 1996                         7,000,000
     December 31, 1996 thru June 29, 1997                         7,500,000
     June 30, 1997 and thereafter                                 8,000,000

                  3.7 AMENDMENT TO SECTION 4.2 OF SUPPLEMENT A. Section 4.2 of Supplement A to the Loan Agreement is amended in its entirety as follows:

        4.2 INTEREST COVERAGE RATIO. Not permit the ratio of (a)
    Borrower's consolidated net earnings before interest expense and provision for Taxes and depreciation and amortization, for any period set forth below, to (b) Borrower's consolidated interest expense for such period, to be less than the following for the corresponding period:

                                                      Interest
         Period                                       Coverage
         ------                                       --------

         Three month period commencing January 1,
          1995 and ending March 31, 1995                           5.0
         Six month period commencing January 1,
          1995 and ending June 30, 1995                            5.0
         Nine month period commencing January 1,
           1995 and ending September 30, 1995                      5.0
         Twelve month period commencing January 1,
           1995 and ending December 31, 1995                       5.0
         Three month period commencing January 1,
           1996 and ending March 31, 1996                          6.0


              Six month period commencing January 1,
                  1996 and ending June 30, 1996                     6.0
              Nine month period commencing January 1,
                  1996 and ending September 30, 1996                6.0
              Twelve month period commencing January 1,
                  1996 and ending December 31, 1996                 6.0
              Three month period commencing January 1,
                  1997 and ending March 31, 1997                    7.0
              Six month period commencing January 1,
                  1997 and ending June 30, 1997                     7.0
              Nine month period commencing January 1,
                  1997 and ending September 30, 1997                7.0
              Twelve month period commencing January 1,
                  1997 and ending December 31, 1997                 7.0

         For purposes of this SECTION 4.2, (i) net earnings shall not include any gains on the sale or other disposition of Investments of fixed assets and any extraordinary or nonrecurring items of income to the extent that the aggregate of all such gains and extraordinary or nonrecurring items of income exceeds the aggregate of losses on such sale or other disposition and extraordinary or nonrecurring charges, and (ii) interest expense shall include, without limitation, implicit interest expense on Capitalized Leases, and shall exclude the amortization of the closing fee, the modification fee, or any other fee paid to Lender in connection with the Revolving Loans.

          4. BANK AGENCY AGREEMENT. Borrower agrees to deliver to Lender bank agency agreements in the form of Exhibit A hereto duly executed by the banks listed on Exhibit B hereto within 30 days of the date hereof and Borrower further agrees that Borrower's failure to so deliver such executed bank agency agreements shall constitute an Event of Default.

         5. GUARANTOR FINANCIAL STATEMENT. Borrower agrees to deliver to Lender the most recent financial statements from each guarantor of the Liabilities within 30 days of the date hereof and Borrower further agrees that Borrower's failure to deliver such financial statements shall constitute an Event of Default.

         6. CONDITIONS PRECEDENT. The amendment to the Loan Agreement set forth in this Amendment shall become effective as of the date of this Amendment upon the satisfaction of the following conditions precedent:

         6.1 NO DEFAULT. No Event of Default, or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing.

         6.2 RESOLUTIONS. Borrower shall have delivered corporate resolutions, in form and substance satisfactory to Lender, with respect to this Amendment.

          6.3 MODIFICATION FEE. Borrower shall have paid Lender a modification fee of $100,000.

          6.4 EXECUTION. The delivery of an executed copy of this Agreement and the acknowledgements hereto to Lender.

          7. MISCELLANEOUS.

          7.1 EXPENSES. Borrower agrees to pay on demand all costs and expenses of Lender (including the reasonable fees and expenses of outside counsel for Lender) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Borrower agrees to pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment, the borrowings under the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this SECTION 7.1 shall survive any termination of this Amendment or the Loan Agreement as amended hereby.

          7.2 GOVERNING LAW. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

         7.3 COUNTERPARTS. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

         7.4 REFERENCE TO LOAN AGREEMENT. Except as herein amended, the Loan Agreement shall remain in full force and effect and is hereby ratified in all respects. On and after the effectiveness of the amendments to the Loan Agreement accomplished hereby, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Loan Agreement in any note and in any Related Agreements, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

         7.5 SUCCESSORS. This Amendment shall be binding upon Borrower, Lender and their respective successors and assigns, and shall inure to the benefit of Borrower, Lender and the successors and assigns of Borrower and Lender.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered at Chicago, Illinois as of the date first above written.


                                             RAINBOW RENTALS, INC.

                                             By /s/Michael A. Pecchia
                                               ----------------------------
                                               Its Treasurer
                                                  -------------------------

                                             BANK OF AMERICA ILLINOIS

                                             By
                                               ----------------------------
                                               Its
                                                  -------------------------

                         WAIVER AND AMENDMENT NO. 5 TO
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------


THIS WAIVER AND AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT is made as of March 24, 1995, between Rainbow Rentals, Inc. (formerly known as Rainbow Home Rentals, Inc.) ("Borrower"), and Bank Of America Illinois (formerly known as Continental Bank, N.A.) ("Lender").

                                    R E C I T A L S
                                    - - - - - - - -

         A. Borrower and Lender have entered into that certain Loan and Security Agreement dated as of October 5, 1992 (as amended from time to time, the "Loan Agreement).

         B. Borrower has informed Lender that Borrower has breached Sections 5.1.1(a) (iii), 5.l.l(c), 5.1.1(d) and 5.1.2 of the Loan Agreement by failing to provide Lender with copies of an accountant's certificate regarding Events of Default, monthly financial statements, officers certificates and agings as required by said sections. Borrower acknowledges that the foregoing breaches constitute Events of Default under the Loan Agreement and has requested that Lender waive such Events of Default.

         C. In addition, Borrower has requested that Lender permit Borrower to deliver Borrower's annual financial report required under Section 5.1.1(a) of the Loan Agreement for Fiscal Year 1994 within 120 days after the expiration of said Fiscal Year.

         D. Therefore, in consideration of the promises and mutual agreements herein contained and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrower by the Lender, the parties hereto hereby agree as follows:

         1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to such terms in the Loan Agreement.

         2. RECITALS. The recitals set forth above are incorporated herein by reference, as if fully restated herein.

         3. WAIVER. Subject to the terms of Section 7 hereof, for the Fiscal Year ending December 31, 1994 only, Lender hereby waives the Events of Default arising as a result of breaches by Borrower of Sections 5.1.1(a) (iii), 5.1.1(c), 5.1.1(d) and 5.1.2 of the Loan Agreement for failure of Borrower to provide copies of an accountant's certificate regarding Events of Default, monthly statements, officers certifications and agings as required by said sections.

         4. TERMINATION OF WAIVER. The waiver granted in Section 3 of this Waiver and Amendment shall be effective until the date on which Lender becomes aware that the Borrower has failed to comply with any provision of this Waiver and Amendment or with the terms and conditions of the Loan Agreement which were not waived hereunder or that an Event of Default has occurred and is continuing.

         5. EFFECT OF WAIVER. This Waiver shall be effective only to the extent specifically set forth herein and shall not be construed as a waiver of any breach or default other than those specifically waived herein nor as a waiver of any breach or default of which the Lender has not been informed by the Borrower. All other terms and conditions of the Loan Agreement remain in full force and effect.

         6. AMENDMENT TO SECTION 5.1.1(a) OF THE LOAN AGREEMENT. Subsection (a) of Section 5.1.1 of the Loan Agreement is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

          "5.1.1 ANNUAL AUDIT REPORT. Within one hundred twenty (120) days after Fiscal Year 1994, and within ninety (90) days after each other Fiscal Year of Borrower, a copy of the annual audit report of Borrower and its Subsidiaries prepared on a consolidating and consolidated basis and in conformity with GAAP and certified by an independent public accountant who shall be satisfactory to Lender, together with a certificate from such accountant (i) acknowledging to Lender such accountant's understanding that Lender (and any Participant) is relying on such annual audit report, (ii) containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this SECTION 5 or in SUPPLEMENT A, and (iii) to the effect that, in making the examination necessary for the signing of such annual audit report, such accountant has not become aware of any Event of Default or Unmatured Event of Default that has occurred or is continuing, or, if such accountant has become aware of any such event, describing it and the steps, if any, being taken to cure it;"

         7. CONDITIONS PRECEDENT. The waiver and amendment to Loan Agreement set forth in this Waiver and Amendment shall become effective as of the date of this Waiver and Amendment upon the satisfaction of the following conditions precedent:

         7.1 AMENDMENT. Borrower and Lender shall have executed and delivered four (4) counterpart copies of this Waiver and Amendment.

          7.2 NO DEFAULT. No event of Default, or Unmatured Event of Default, shall have occurred and be continuing (other than as specified herein).

          8. MISCELLANEOUS.

          8.1 GOVERNING LAW. This Waiver and Amendment shall be a contract under and governed by the internal laws of the State of Illinois.

         8.2 COUNTERPARTS. This Waiver and Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall together constitute but one and the same Waiver and Amendment.

         8.3 REFERENCE TO LOAN AGREEMENT. Except as herein amended, the Loan Agreement shall remain in full force and effect and is hereby ratified in all respects. On and after the effectiveness of the amendment to the Loan Agreement accomplished hereby, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Loan Agreement in any note and in any Related Agreements, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Waiver and Amendment.

         8.4 SUCCESSORS. This Waiver and Amendment shall be binding upon Borrower, Lender and their respective successors and assigns, and shall inure to the benefit of Borrower, Lender and the successors and assigns of Borrower and Lender.

         IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be executed by their respective officers thereunto duly authorized and delivered at Chicago, Illinois as of the date first above written.


                                                RAINBOW RENTALS, INC.

                                                By: /s/ Michael A. Pecchia
                                                   -----------------------
                                                Its: Treasurer
                                                    ----------------------


                                                BANK OF AMERICA ILLINOIS

                                                By: /s/ Ron A. Benishay
                                                   -----------------------
                                                Its: Vice President
                                                    ----------------------

                               AMENDMENT NO.6 TO
                          LOAN AND SECURITY AGREEMENT


         This Amendment No.6 ("Amendment") to Loan and Security Agreement is made as of April 22,1996, between Rainbow Rentals, Inc. (formerly known as Rainbow Home Rentals, Inc.) ("Borrower") and Bank of America Illinois (formerly known as Continental Bank Illinois, formerly known as Continental Bank N.A.) ("Lender").

         Reference is made to that certain Loan and Security Agreement between Borrower and Lender dated October 5, 1992 (as amended, the "Loan Agreement").

         Borrower has requested that the Loan Agreement be amended to (i) increase the Revolving Credit Amount from $9,000,000 to $10,000,000 until May 31, 1996 and (ii) provide additional availability under the Borrowing Base of $1,000,000 until May 31, 1996.

         1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

         2. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

         2.1. AMENDMENT TO SECTION 2.1 OF SUPPLEMENT A. Section 2.1 of Supplement A to the Loan Agreement is hereby amended in its entirety as follows:

         2.1 REVOLVING CREDIT AMOUNT. The maximum amount of Revolving Loans which Lender, in its discretion, will make available to Borrower (such amount, as adjusted from time to time, is herein called the "Revolving Credit Amount") is $10,000,000; provided, that at all times after May 31, 1996 the Revolving Credit Amount shall be $9,000,000.

         2.2. AMENDMENT TO SECTION 2.2 OF SUPPLEMENT A. Section 2.2 of Supplement A to the Loan Agreement is hereby amended in its entirety as follows:

        2.2 BORROWING BASE. The term "Borrowing Base," as used herein, shall mean:

        (i) an amount (the "Cash Receipts Availability") of up to 100% of the net amount of Borrower's actual cash collections of Accounts Receivable from Account Debtors pursuant to the terms of Rental Agreements for the immediately preceding two calendar months (exclusive of collections for delivery, insurance, merchandise, sales and other non-rental payments and after deduction of such reserves and allowances as Lender deems proper and necessary); PLUS

        (ii) an amount (the "Inventory Availability") of up to the lesser of
    (A) up to 30% of the net value (as determined by Lender and after deduction of such reserves and allowances as Lender deems proper and necessary) of Borrower's Eligible Inventory and (B) the "Inventory Sublimit" (as defined in Section 2.3 below). Without limiting Lender's discretion to establish reserves with respect to Inventory Availability, Lender shall establish a reserve equal to one-third of the value of Borrower's Eligible Inventory; plus

        (iii) the "Additional Amount (as defined below). "Additional Amount" means $1,000,000; provided, that at all times after May 31, 1996, the Additional Amount means zero.

         3. CONDITIONS PRECEDENT. The amendment to the Loan Agreement set forth in this Amendment shall become effective as of the date of this Amendment upon the satisfaction of the following conditions precedent:

         3.1. NO DEFAULT. No Event of Default, or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing.

         3.2. RESOLUTIONS. Borrower shall have delivered corporate resolutions, in form and substance satisfactory to Lender, with respect to this Amendment.

          3.3. MODIFICATION FEE. Borrower shall have paid Lender a modification fee of $10,000.

          3.4. EXECUTION. The delivery of an executed copy of this Agreement and the acknowledgments hereto to Lender.

          4.   MISCELLANEOUS.

          4.1. EXPENSES. Borrower agrees to pay on demand all costs and expenses of Lender (including the reasonable fees and expenses of outside counsel for Lender) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Borrower agrees to pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment, the borrowings under the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this SECTION 4.1 shall survive any termination of this Amendment or the Loan Agreement as amended hereby.

          4.2. GOVERNING LAW. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

          4.3. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

         4.4. REFERENCE TO LOAN AGREEMENT. Except as herein amended, the Loan Agreement shall remain in full force and effect and is hereby ratified in all respects. On and after the effectiveness of the amendments to the Loan Agreement accomplished hereby, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Loan Agreement in any note and in any Related Agreements, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

          4.5. SUCCESSORS. This Amendment shall be binding upon Borrower, Lender and their respective successors and assigns, and shall inure to the benefit of Borrower, Lender and the successors and assigns of Borrower and Lender.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered at Chicago, Illinois as of the date first above written.


                                                RAINBOW RENTALS, INC.

                                                By /s/ Michael A. Pecchia
                                                  -----------------------------
                                                Its Treasurer
                                                  -----------------------------

                                                BANK OF AMERICA ILLINOIS


                                                By /s/ Ron Benishay
                                                  -----------------------------
                                                Its V.P.
                                                   ----------------------------

                                 ACKNOWLEDGMENT


                   The undersigned hereby acknowledge that they have read the foregoing Amendment and hereby ratify and reaffirm their guaranty of the obligations of Borrower to Lender pursuant to that certain Guaranty executed by the undersigned dated October 5,1992.



                                             /s/Jason Alford
                                             ----------------------------
                                             JASON ALFORD

                                             /s/Ruth Alford
                                             ----------------------------
                                             RUTH ALFORD

                                 ACKNOWLEDGMENT


                   The undersigned hereby acknowledge that they have read the foregoing Amendment and hereby ratify and reaffirm their guaranty of the obligations of Borrower to Lender pursuant to that certain Guaranty executed by the undersigned dated October 5,1992.





                                                  /s/Wayland J. Russell
                                                  -----------------------------
                                                  WAYLAND RUSSELL

                                                  /s/Donna Russell
                                                  -----------------------------
                                                  DONNA RUSSELL

                         WAIVER AND AMENDMENT NO.7 TO
                          LOAN AND SECURITY AGREEMENT


          This Waiver and Amendment No. 7 ("Waiver and Amendment") to Loan and Security Agreement is made as of May 31, 1996, between Rainbow Rentals, Inc. (formerly known as Rainbow Home Rentals, Inc.) ("Borrower") and Bank of America Illinois (formerly known as Continental Bank Illinois, formerly known as Continental Bank N.A.) ("Lender").

         Reference is made to that certain Loan and Security Agreement between Borrower and Lender dated October 5,1992 (as amended, the "Loan Agreement").

         Borrower has informed Lender that Borrower has breached Section 5.1.1
(a)(ii) of the Loan Agreement by failing to cause its accountant, KPMG Peat Marwick, to provide a certificate stating that it has not become aware of the occurrence of any Event of Default or Unmatured Event of Default. Borrower acknowledges that such breach constitutes an Event of Default under the Loan Agreement and has requested that Lender waive such Event of Default.

         In addition, Borrower has requested that the Loan Agreement be amended to, among other things (i) provide a term loan facility and (ii) provide Borrower with an interest rate option with respect to the Loans that is based on a LIBOR rate.

         1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

         2. WAIVER. Lender hereby waives the Event of Default arising as a result of a breach by Borrower of Section 5.1.1(a)(ii) of the Loan Agreement for failure of Borrower to cause its accountant, KPMG Peat Marwick, to provide a certificate stating that it has not become aware of the occurrence of any Event of Default or Unmatured Event of Default. The foregoing waiver is limited to the matters and by the terms set forth herein and shall not be deemed to constitute a waiver of any other Event of Default existing as of the date hereof or any Event of Default arising after the date hereof, or otherwise prejudice the exercise of any and all of the rights and remedies of Lender under the Loan Agreement or any other agreement, instrument or document delivered or to be delivered in connection therewith.

         3. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

          3.1. SECTION 1.1 of the Loan Agreement is hereby amended by inserting a proviso at the end of the definition of the term "Banking Day," as follows:

          ; provided, that with respect to LIBOR Rate Loans, Banking Days shall not include a day on which dealings in U.S. Dollars may not be carried on by Lender in the London interbank LIBOR market.

         3.2. AMENDMENT TO SECTION 1.1 OF THE LOAN AGREEMENT. The definition of "Credit" in Section 1.1 of the Loan Agreement is hereby amended in its entirety as follows:

          "Credit" means the facility established under this Agreement pursuant to which Lender will make Revolving Loans and the Term Loan to Borrower and issue Letters of Credit for the account of Borrower.

         3.3. AMENDMENT TO SECTION 1.1 OF THE LOAN AGREEMENT. The definition of "Loan" in Section 1.1 of the Loan Agreement is hereby amended in its entirety as follows:

          "Loan" means (a) any Revolving Loan made pursuant to Section 2.1.1 (b) the Term Loan made pursuant to SECTION 2.1.1 A and (c) any other loan or advance made to Borrower by Lender under or pursuant to this Agreement (including without limitation any Overdraft Loan).

         3.4. AMENDMENT TO SECTION 1.1 OF THE LOAN AGREEMENT. The definition of "Termination Date" in Section 1.1 of the Loan Agreement is hereby amended in its entirety as follows:

          "Termination Date" means May 31, 1999.

         3.5. SECTION 1.1 Of the Loan Agreement is hereby amended by inserting the following defined terms in the appropriate places, alphabetically:

                    "Eurocurrency Reserve Requirement" means, with respect to any LIBOR Rate Loan for any Interest Rate Period, a percentage equal to the daily average during such Interest Rate Period of the percentages in effect on each day of such Interest Rate Period, as prescribed by the Federal Reserve Board, for determining the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves) applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then applicable regulation of the Federal Reserve Board which prescribes reserve requirements applicable to "Eurocurrency liabilities," as presently defined in Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by Lender or any Related Party of Lender against (i) any category of liabilities that includes deposits by reference to which the LIBOR Rate is to be determined, or (ii) any category of extensions of credit or other assets that includes LIBOR Rate Loans. For purposes of this Agreement, any LIBOR Rate Loan hereunder shall be deemed to be "Eurocurrency liabilities," as defined in Regulation D, and, as such, shall be deemed to be subject to such reserve requirements without the benefit of, or credit for, proration, exceptions or offsets which may be available to Lender or any Related Party of Lender from time to time under Regulation D.

         "Interest Rate Period" means with respect to any LIBOR Revolving Portion or LIBOR Term Portion, the period commencing on the date on which the LIBOR Rate is deemed applicable to such LIBOR Revolving Portion or LIBOR Term Portion, and ending on the numerically corresponding day one (1), two (2) or three (3) months thereafter, as selected by Borrower pursuant to SECTION 3.1.3 of SUPPLEMENT A; provided, however, that:

                    (a) any Interest Rate Period which would otherwise end on a day which is not a Banking Day shall end on the next succeeding Banking Day unless such next succeeding Banking Day falls in another calendar month, in which case such Interest Rate Period shall end on the next preceding Banking Day;

                    (b) any Interest Rate Period which begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Rate Period) shall end on the last Banking Day of the calendar month at the end of such Interest Rate Period; and

                    (c) no Interest Rate Period shall extend beyond the Termination Date.

         "LIBOR Base Rate" means (i) with respect to each Interest Rate Period for any LIBOR Rate Loan, the rate per annum at which U.S. Dollar deposits in immediately available funds are offered to Lender two (2) Banking Days prior to the beginning of such Interest Rate Period by major banks in the London interbank eurodollar market at or about 11:00 a.m., London time, for delivery on the first day of such Interest Rate Period, for the number of days comprised therein and in an amount equal to the amount of the LIBOR Rate Loan to be outstanding during such Interest Rate Period.

         "LIBOR Option" means the option granted to Borrower pursuant to SECTION
3.1.3 of SUPPLEMENT A to have the interest on all or any portion of the principal amount of the Revolving Loans or the Term Loan based on a LIBOR Rate.

         "LIBOR Rate" means, with respect to each Interest Rate Period for a LIBOR Rate Loan, a rate per annum (rounded upward, if necessary, to the nearest one hundredth of one percent (1/100th of 1%)) determined pursuant to the following formula:

         LIBOR Rate =                             LIBOR Base Rate
                              -----------------------------------
                              I -Eurocurrency Reserve Requirement

         "LIBOR Rate Loan" means any LIBOR Revolving Portion or LIBOR Term Portion;

          "LIBOR Request" means a written notice from Borrower to Lender requesting that interest on all or a portion of the Revolving Loan or the Term Loan be based on the then applicable LIBOR Rate, specifying (i) a dollar amount of the LIBOR Revolving Portion or LIBOR Term Portion consistent with the definitions of such terms; (ii) the date on which the applicable Interest Rate Period shall begin; and (iii) the Interest Rate Period applicable thereto.

          "LIBOR Revolving Portion" means, collectively, that portion of the Revolving Loans specified in a LIBOR Request (including any portion of the Revolving Loans which is being borrowed by Borrower concurrently with such LIBOR Request) which is not less than $100,000 and is an integral multiple of $10,000, which does not exceed the outstanding balance of the Revolving Loans not already subject to a LIBOR Option and, which as of the date of the LIBOR Request specifying such LIBOR Revolving Portion, has met the conditions for basing interest at the LIBOR Rate in SECTION 3.1.3 of SUPPLEMENT A and the Interest Rate Period of which has commenced and has not been terminated.

          "LIBOR Term Portion" means, collectively, that portion of the Term Loan specified in a LIBOR Request which is not less than $100,000 and is an integral multiple of $10,000, which does not exceed the outstanding balance of the Term Loan not already subject to the LIBOR Option, and which, as of the date of the LIBOR Request specifying such LIBOR Term Portion, has met the conditions for bearing interest at the LIBOR Rate in SECTION 3.1.3 of SUPPLEMENT A and the Interest Rate Period of which has commenced and has not been terminated."

         "Net Worth" means at any time, the total assets of Borrower and its consolidated Subsidiaries calculated in accordance with GAAP, less the total liabilities of Borrower and its consolidated Subsidiaries calculated in accordance with GAAP.

         "Reference Rate Loan" means any Reference Revolving Portion or Reference Term Portion.

         "Reference Revolving Portion" means that portion of the Revolving Loans that is not subject to a LIBOR Option.

          "Reference Term Portion" means that portion of the Term Loan that is not subject to a LIBOR Option.

         "Term Loan" means the Term Loan referred to in SECTION 2.1.1 A.

          3.6. SECTION 2.1 of the Loan Agreement is hereby amended by inserting a new SECTION 2.1.IA thereto as follows:

         2.1.1A TERM LOAN.

        (a) Subject to the terms and conditions of this Agreement and the Related Agreements, and in reliance upon the warranties and representations of Borrower set forth herein and in the Related Agreements, Lender agrees to make a term loan (the "Term Loan") to Borrower on or before February 28, 1997; provided that (i) Borrower shall be permitted to make only two draws hereunder in minimum increments of $500,000; and (ii) the aggregate amount of such advances shall not exceed the sum of $3,000,000.

        (b) Unless otherwise required to be sooner paid pursuant to SECTION
    2.1.2 or any other provision of this Agreement, the principal balance of each draw against the Term Loan shall be repaid in 72 equal monthly installments equal to 1/72nd of the principal amount of such advance commencing on the first day of the month after such advance by Lender to Borrower hereunder and continuing on the same day of each month thereafter.

        (c) Notwithstanding the foregoing, if not theretofore paid in full, the outstanding principal balance of the Term Loan shall be due and payable in full on the Termination Date.

        (d) Subject to SECTION 2.1.2, Borrower may, upon at least three Banking Days' notice to Lender, prepay the principal of the Term Loan in whole or in part without any premium or penalty (other than as expressly provided in SECTION 3.5 of SUPPLEMENT A with respect to LIBOR Rate Loans repaid prior to the end of the applicable Interest Rate Period). Any partial prepayment of principal shall be in a minimum amount of $100,000 and in an integral multiple of $10,000 thereafter, and shall be applied to the unpaid installments of the Term Loan in the inverse order of their maturities.

         3.7. SECTION 2.1.1(c) of the Loan Agreement is hereby amended by inserting a parenthetical at the end of such section, as follows:

    "(other than as expressly provided in SECTION 3.5 of SUPPLEMENT A with respect to LIBOR Rate Loans repaid prior to the end of the applicable Interest Rate Period)."

         3.8. SECTION 2.1.2 of the Loan Agreement is hereby amended by deleting the first sentence thereof in its entirety and inserting the following in lieu thereof:

    "Borrower may prepay all of the Liabilities in full at any time without premium or penalty (other than as expressly provided in SECTION 3.5 of SUPPLEMENT A with respect to LIBOR Rate Loans repaid prior to the end of the applicable Interest Rate Period), by prepaying the outstanding principal balance of the Revolving Loans and the Term Loan, together with (a) all accrued and unpaid interest on the Liabilities, (b) all other outstanding Liabilities and (c) cash in the amount of, or adequate (in Lender's determination) cash collateral for, the Letter of Credit Obligations."

         3.9. SECTION 2.1.3 of the Loan Agreement is hereby amended by deleting the phrase "Revolving Credit Amount" in the fourth line thereof and inserting the amount "$12,000,000" in lieu thereof.

         3.10. SECTION 2.12 of the Loan Agreement is hereby amended by inserting the phrase", each LIBOR Request" after the phrase "Each Loan" and before the phrase "or Letter of Credit" in the first line thereof.

         3.11. SECTION 2.4.1 of the Loan Agreement is hereby amended in its entirety as follows:

         2.4.1 INTEREST.

                    (a) REVOLVING LOANS. The unpaid principal amount of each Revolving Loan hereunder shall bear interest until maturity at the rate applicable to Revolving Loans indicated in SUPPLEMENT A hereto. If any Revolving Loan or portion thereof is not paid when due, whether by acceleration or otherwise, the entire unpaid principal amount of the Revolving Loans shall bear interest thereafter until such amount is paid in full at the Default Rate applicable to Revolving Loans indicated in SUPPLEMENT A hereto. Until maturity, interest on the Revolving Loans shall be paid by Borrower on the date(s) indicated in SUPPLEMENT A and at such maturity. After maturity, whether by acceleration or otherwise. accrued interest shall be payable on demand.

                    (b) TERM LOAN. The unpaid principal amount of the Term Loan shall bear interest until maturity at the rate applicable to the Term Loan indicated in SUPPLEMENT A hereto. If any installment of the Term Loan is not paid when due, whether by acceleration or otherwise, the entire unpaid principal amount of the Term Loan shall bear interest thereafter until such amount is paid in full at the Default Rate applicable to the Term Loan indicated in SUPPLEMENT A hereto. Until maturity, interest on the Term Loan shall be paid by Borrower on the date(s) indicated in SUPPLEMENT A and at such maturity. After maturity, whether by acceleration or otherwise, accrued interest shall be payable on demand.


         3.12. AMENDMENT TO SECTION 5.1.1 OF THE LOAN AGREEMENT. Clause (a) to
Section 5.1.1 of the Loan Agreement is hereby amended in its entirety as follows:

                    "(a) ANNUAL AUDIT REPORT. No later than May 31, 1996 for Fiscal Year 1995, and within one hundred twenty (120) days after each other Fiscal Year of Borrower, a copy of the annual audit report of Borrower and its Subsidiaries prepared on a consolidating and consolidated basis and in conformity with GAAP and certified by an independent public accountant who shall be satisfactory to Lender, together with a certificate from such accountant (i) acknowledging to Lender such accountant's understanding that Lender (and any Participant) is relying on such annual audit report, and (ii) containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this SECTION 5 or in SUPPLEMENT A."

         3.13. AMENDMENT TO SECTION 5.1.1 OF THE LOAN AGREEMENT. Clause (c) of
Section 5.1.1 of the Loan Agreement is hereby amended to replace the number "fifteen (15)" contained in the first and second lines thereof with the number "twenty (20)".

         3.14. AMENDMENT AND RESTATEMENT OF SUPPLEMENT A OF THE LOAN AGREEMENT. Supplement A of the Loan Agreement is hereby amended in its entirety in the form attached hereto as EXHIBIT A.

         4. CONDITIONS PRECEDENT. The amendment to the Loan Agreement set forth in this Amendment shall become effective as of the date of this Amendment upon the satisfaction of the following conditions precedent.

         4.1. NO DEFAULT. No Event of Default, or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing.

         4.2. RESOLUTIONS. Borrower shall have delivered corporate resolutions, in form and substance satisfactory to Lender, with respect to this Waiver and Amendment.

          4.3. TERM NOTE. The delivery of an executed copy of the $3,000,000 Term Note.

          4.4. EXECUTION. The delivery of an executed copy of this Waiver and Amendment and the acknowledgments hereto to Lender.

          4.5. CLOSING FEE. Borrower shall have paid Lender a closing fee of $50,000.

          5.   MISCELLANEOUS.

          5.1. EXPENSES. Borrower agrees to pay on demand all costs and expenses of Lender (including the reasonable fees and expenses of outside counsel for Lender) in connection with the preparation, negotiation, execution, delivery and administration of this Waiver and Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Borrower agrees to pay, and save

Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Waiver and Amendment, the borrowings under the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this SECTION 5.1 shall survive any termination of this Waiver and Amendment or the Loan Agreement as amended hereby.

          5.2. GOVERNING LAW. This Waiver and Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

         5.3. COUNTERPARTS. This Waiver and Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Waiver and Amendment.

          5.4. REFERENCE TO LOAN AGREEMENT. Except as herein amended, the Loan Agreement shall remain in full force and effect and is hereby ratified in all respects. On and after the effectiveness of the amendments to the Loan Agreement accomplished hereby, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Loan Agreement in any note and in any Related Agreements, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Waiver and Amendment.

         5.5. SUCCESSORS. This Waiver and Amendment shall be binding upon Borrower, Lender and their respective successors and assigns, and shall inure to the benefit of Borrower, Lender and the successors and assigns of Borrower and Lender.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered at Chicago, Illinois as of the date first above written.


                                             RAINBOW RENTALS, INC.


                                             By/s/Michael A. Pecchia
                                               ----------------------------
                                             Its Treasurer
                                                ---------------------------

                                             BANK OF AMERICA ILLINOIS



                                             By/s/Ron Benishay
                                               ----------------------------
                                             Its Vice President
                                                ---------------------------

                                 ACKNOWLEDGMENT


          The undersigned hereby acknowledge that they have read the foregoing Waiver and Amendment and hereby ratify and reaffirm their guaranty of the obligations of Borrower to Lender pursuant to that certain Guaranty executed by the undersigned dated October 5, 1992.




                                              /s/Jason Alford
                                              ------------------------------
                                              JASON ALFORD

                                             /s/Ruth Alford
                                             -------------------------------
                                             RUTH ALFORD

                                 ACKNOWLEDGMENT


          The undersigned hereby acknowledge that they have read the foregoing Waiver and Amendment and hereby ratify and reaffirm their guaranty of the obligations of Borrower to Lender pursuant to that certain Guaranty executed by the undersigned dated October 5, 1992.




                                             /s/Wayland J. Russell
                                             -------------------------------
                                             Wayland Russell

                                             /s/Donna Russell
                                             -------------------------------
                                             DONNA RUSSELL

                         CONSENT AND AMENDMENT NO. 8 TO
                          LOAN AND SECURITY AGREEMENT

     This Consent and Amendment No. 8 ("Amendment") to Loan and Security Agreement is made as of April 21, 1997, between Rainbow Rentals, Inc. (formerly known as Rainbow Home Rentals, Inc.) ("Borrower") and Bank of America Illinois (formerly known as Continental Bank Illinois, formerly known as Continental Bank N.A. ("Lender").

     Reference is made to that certain Loan and Security Agreement between Borrower and Lender dated October 5, 1992 (as amended, the "Loan Agreement").

     Borrower has requested that Lender consent to (A) the execution and delivery by Borrower of the Redemption Agreement attached hereto as Exhibit A (the "Redemption Agreement") pursuant to which Borrower will redeem all of the capital stock of Borrower held by Jason A. Alford ("Jason"), Ruth L. Alford ("Ruth"), Saint Ruth Limited Partnership ("SLRP") and Alford Limited Partnership ("ALP") in exchange for a cash payment of $2,751,850 (the "Cash Redemption Payment") and the issuance of a $1,660,748.50 Subordinated Non-Negotiable Note to ALP, a $1,660,478.50 Subordinated Non-Negotiable Note to Jason, a $2,283,007.46 Subordinated Non-Negotiable Note to Ruth, and a $2,790,340.54 Subordinated Non-Negotiable Note to SRLP (such notes to be in the form of Exhibits A, B, and C, respectively, to the Redemption Agreement (the "Subordinated Redemption Notes")), (B) the execution, and delivery of the Employment Severance, Non-Competition and Non-Disclosure Agreement attached hereto as Exhibit B (the "Severance Agreement") pursuant to which Borrower will pay Jason $248,150 (the "Cash Severance Payment") and issue a $1,593,065 Subordinated Non-Negotiable Note to Jason (such note to be in the form of the exhibit attached to the Severance Agreement (the "Subordinated Severance Note")), and (C) the execution and delivery of the Consulting Agreement attached hereto as Exhibit C (the "Consulting Agreement") pursuant to which Borrower will issue a $500,125 Subordinated Non-Negotiable Note to Jason (such note to be in the form of the exhibit attached to the Consulting Agreement (the "Subordinated Consulting Note")).

     Borrower has also requested that the Loan Agreement be amended in certain respects.

          1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

          2. CONSENT. Subject to the terms and conditions of this Amendment, Lender hereby consents to (A) the execution and delivery by Borrower of the Redemption Agreement, the Severance Agreement and the Consulting Agreement, and the redemption of the capital stock of Jason, Ruth, SRLP and ALP pursuant to the Redemption Agreement, (B) the issuance by Borrower of the Subordinated Redemption Notes, the Subordinated Severance Note and the Subordinated Consulting Note, and (C) the payment by Borrower of the Cash Redemption Payment, the Cash Severance Payment and the Cash Consulting Payment. This consent shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Loan Agreement (other than to Sections 5.13 and 5.15 of the Loan Agreement as expressly set forth above) or any document entered into in connection therewith, or (b) a waiver, release or limitation upon the exercise by Lender of any of its rights, legal or equitable, hereunder. Except as set forth above, Lender reserves any and all rights and remedies which it has had, has or may have under the Loan Agreement. Subject to the terms and conditions of this Amendment, Lender will release Jason and Ruth from their obligations under that certain Guaranty dated October 3, 1992 executed by them and any other documents executed by them in connection with such Guaranty, if any (but not the Subordination Agreement referred to below).

            3. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

            3.1. AMENDMENT TO SECTION 6.1(n) OF THE LOAN AGREEMENT. Section 6.1(n) of the Loan Agreement is hereby amended and restated as follows:

            (n) OWNERSHIP. If Wayland Russell fails to own seventy percent (70%) of the voting stock of Borrower.

            3.2. AMENDMENT TO SECTION 2.1 OF SUPPLEMENT A. Section 2.1 of Supplement A to the Loan Agreement is hereby amended in its entirety as follows:

            2.1 REVOLVING CREDIT AMOUNT. The maximum amount of Revolving Loans which Lender, in its discretion, will make available to Borrower (such amount, as adjusted from time to time, is herein called the "Revolving Credit Amount") is $11,500,000; provided, that at all times after May 21, 1997 the Revolving Credit Amount shall be $9,000,000.

            3.3. AMENDMENT TO SECTION 2.2 OF SUPPLEMENT A. Section 2.2 of Supplement A to the Loan Agreement is hereby amended in its entirety as follows:

            2.2 BORROWING BASE. The term "Borrowing Base," as used herein, shall mean:

                (i) an amount (the "Cash Receipts Availability") of up to 100% of the net amount of Borrower's actual cash collections of Accounts Receivable from Account Debtors pursuant to the terms of Rental Agreements for the immediately preceding two calendar months (exclusive of collections for delivery, insurance, merchandise, sales and other non-rental payments and after deduction of such reserves and allowances as Lender deems proper and necessary); plus

                (ii) an amount (the "Inventory Availability") of up to the lesser of (A) up to 30% of the net value (as determined by Lender and after deduction of such reserves and allowances as Lender deems proper and necessary) of Borrower's Eligible Inventory and (B) the "Inventory Sublimit" (as defined in Section 2.3 below). Without limiting Lender's discretion to establish reserves with respect to Inventory Availability, Lender shall establish a reserve equal to one-third of the value of Borrower's Eligible Inventory; plus

            (iii) the "Additional Availability (as defined below). "Additional Availability" means $2,000,000; provided, that at all times after May 21, 1997, the Additional Availability means zero.

            4. CONDITIONS PRECEDENT. The amendment to the Loan Agreement set forth in this Amendment shall become effective as of the date of this Amendment upon the satisfaction of the following conditions precedent:

            4.1. NO DEFAULT. No Event of Default, or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing.

            4.2. RESOLUTIONS. Borrower shall have delivered corporate resolutions, in form and substance satisfactory to Lender, with respect to this Amendment.

            4.3. AMENDMENT FEE. Borrower shall have paid Lender an amendment fee of $40,000.

            4.4. EXECUTION. The delivery of an executed copy of this Agreement and the acknowledgments hereto to Lender.

            4.5. SUBORDINATION AGREEMENT. Each of Jason, Ruth, SRLP and ALP shall have executed a subordination agreement in form and substance satisfactory to Lender.

            5. MISCELLANEOUS.

            5.1. PERSONAL FINANCIAL STATEMENTS. Within 30 days following the date hereof, Borrower will cause Wayland and Donna Russell to deliver to Lender their personal financial statements.

            5.2. EXPENSES. Borrower agrees to pay on demand all costs and expenses of Lender (including the reasonable fees and expenses of outside counsel for Lender) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Borrower agrees to pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment, the borrowings under the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this SECTION
5.1 shall survive any termination of this Amendment or the Loan Agreement as amended hereby.

            5.3. GOVERNING LAW. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

            5.4. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

            5.5. REFERENCE TO LOAN AGREEMENT. Except as herein amended, the Loan Agreement shall remain in full force and effect and is hereby ratified in all respects. On and after the effectiveness of the amendments to the Loan Agreement accomplished hereby, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Loan Agreement in any note and in any Related Agreements, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

            5.6. SUCCESSORS. This Amendment shall be binding upon Borrower, Lender and their respective successors and assigns, and shall inure to the benefit of Borrower, Lender and the successors and assigns of Borrower and Lender.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered at Chicago, Illinois as of the date first above written.


                                                  RAINBOW RENTALS, INC.

                                                  By /s/ Wayland J. Russell
                                                   ----------------------------

                                                  Its President
                                                    ---------------------------





                                                  BANK OF AMERICA ILLINOIS


                                                  By /s/ Paul S.
                                                   ----------------------------

                                                  Its Senior Vice President
                                                    ---------------------------

                                 ACKNOWLEDGMENT


         The undersigned hereby acknowledge that they have read the foregoing Consent and Amendment No.8 (and understand that the guaranty of Jason and Ruth Alford will be released) and hereby ratify and reaffirm their guaranty of the obligations of Borrower to Lender pursuant to that certain Guaranty executed by the undersigned dated October 5,1992.

                                                  /s/ Wayland J. Russell
                                                  -----------------------------
                                                  WAYLAND RUSSELL



                                                  /s/ Donna R. Russell
                                                  -----------------------------
                                                  DONNA RUSSELL

                               AMENDMENT NO. 9 TO
                          LOAN AND SECURITY AGREEMENT

     This Amendment No. 9 ("Amendment") to Loan and Security Agreement is made as of May 21, 1997, between Rainbow Rentals, Inc. (formerly known as Rainbow Home Rentals, Inc.)("Borrower") and Bank of America Illinois (formerly known as Continental Bank Illinois, formerly known as Continental Bank
N.A.)("Lender").

     Reference is made to that certain Loan and Security Agreement between Borrower and Lender dated October 5, 1992 (as amended, the "Loan Agreement").

     Borrower has requested that the Loan Agreement be amended in certain respects.

     1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

     2. PAYMENT OF TERM LOAN. The outstanding principal balance of the Term Loan is $2,652,777.75. Upon the date this Amendment becomes effective pursuant to Section 4 hereof, Borrower agrees to prepay the Term Loan in full.

     3. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

     3.1 SECTION 1.1 of the Loan Agreement is hereby amended by amending and restating the proviso at the end of the definition of the term "Banking Day," as follows:

     ;provided, that with respect to IBOR Rate Loans, Banking days shall not include a day on which dealings in U.S. Dollars may not be carried on by Lender in the interbank IBOR market.

     3.2 SECTION 1.1 of the Loan Agreement is hereby amended by amending and restating the definition of "Eurocurrency Reserve Requirement" as follows:

          "Eurocurrency Reserve Requirement" means, with respect to any IBOR Rate Loan for any Interest Rate Period, a percentage equal to the daily average during such Interest Rate Period of the percentages in effect on each day of such Interest Rate Period, as prescribed by the Federal Reserve Board, for determining the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves) applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then applicable regulation of the Federal Reserve Board which prescribes reserve requirements applicable to "Eurocurrency liabilities," as presently defined in Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by Lender or any Related Party of Lender against (i) any category of liabilities that includes deposits by reference to which the IBOR Rate is to be determined, or (ii) any category of extensions of credit or other assets that includes IBOR Rate Loans. For purposes of this Agreement, any IBOR Rate Loan hereunder shall be deemed to be "Eurocurrency liabilities," as defined in Regulation D, and, as such, shall be deemed to be subject to such reserve requirements without the benefit of, or credit for, proration, exceptions or offsets which may be available to Lender or any Related Party of Lender from time to time under Regulation D.

           3.3. SECTION 1.1 of the Loan Agreement is hereby amended by amending and restating the definition of "Interest Rate Period" as follows:

            "Interest Rate Period" means with respect to any IBOR Revolving Portion, the period commencing on the date on which the IBOR Rate is deemed applicable to such IBOR Revolving Portion, and ending on the numerically corresponding day one (1), two (2) or three (3) months thereafter, as selected by Borrower pursuant to SECTION 3.1.3 of SUPPLEMENT A, provided, however, that;

                  (a) any Interest Rate Period which would otherwise end on a day which is not a Banking Day shall end on the next succeeding Banking Day unless such next succeeding Banking Day falls in another calendar month, in which case such Interest Rate Period shall end on the next preceding Banking Day;

                  (b) any Interest Rate Period which begins on the last Banking
            Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Rate Period) shall end on the last Banking Day of the calendar month at the end of such Interest Rate Period; and

                  (c) no Interest Rate Period shall extend beyond thc
            Termination Date.

            3.4. SECTION 1.1 of the Loan Agreement is hereby amended by amending and restating the definition of "Reference Revolving Portion" as follows:

                  "Reference Revolving Portion" means that portion of the
            Revolving Loans that is not subject to an IBOR Option.

            3.5. SECTION 1.1 of the Loan Agreement is hereby amended by amending and restating in its entirety the definition of "Termination Date" as follows:

                  "Termination Date" means May 21, 2000.

         3.6. SECTION 1.1 of the Loan Agreement is hereby amended by Inserting the following definitions in the appropriate places, alphabetically:

            "IBOR Base Rate" means (i) with respect to each Interest Rate Period for any IBOR Rate Loan, the rate per annum at which U.S. Dollar deposits in immediately available funds are offered to the IBOR Office of Lender two (2) Banking Days prior to the beginning of such Interest Rate Period by major banks in the interbank eurodollar market at or about 10:00 a.m., Chicago time, for delivery on the first day of such Interest Rate Period, for the number of days comprised therein and in an amount equal to the amount of the IBOR Rate Loan to be outstanding during such Interest Rate Period.

            "IBOR Office" means the office or offices selected by Lender which shall be making or maintaining IBOR Rate Loans hereunder or such other office or offices selected by Lender through which Lender determines its IBOR Base Rate. An IBOR Office may be, at the option of Lender, a United States or Canadian or other foreign office.

            "IBOR Option" means the option granted to Borrower pursuant to
      SECTION 3.1.3 of SUPPLEMENT A to have the interest on all or any portion of the principal amount of the Revolving Loans based on a IBOR Rate.

            "IBOR Rate" means, with respect to each Interest Rate Period for a IBOR Rate Loan, a rate per annum (rounded upward, if necessary, to the nearest one hundredth of one percent (1/100th of 1%)) determined pursuant to the following formula:

                          IBOR Rate =         IBOR Base Rate
                                        ----------------------------------
                                        1-Eurocurrency Reserve Requirement

                  "IBOR Rate Loan" means any IBOR Revolving Portion.

            "IBOR Request" means a written notice from Borrower to Lender requesting that interest on all or a portion of the Revolving Loan be based on the then applicable IBOR Rate, specifying (i) a dollar amount of the IBOR Revolving Portion consistent with the definitions of such terms;
      (ii) the date on which the applicable Interest Rate Period shall begin; and (iii) the Interest Rate Period applicable thereto.

            "IBOR Revolving Portion" means, collectively, that portion of the Revolving Loans specified in a IBOR Request (including any portion of the Revolving Loans which is being borrowed by Borrower concurrently with such IBOR Request) which is not less than $100,000 and is an integral multiple of $10,000, which does not exceed the outstanding balance of the Revolving Loans not already subject to a IBOR Option and, which as of the date of the

    IBOR Request specifying such IBOR Revolving Portion, has met the conditions for basing interest at the IBOR Rate in Section 3.1.3 of Supplement A and the Interest Rate Period of which has commenced and has not been terminated.

            3.7. SECTION 1.1 of the Loan Agreement is hereby amended to delete the definitions of "LIBOR Base Rate," "LIBOR Option," "LIBOR Rate," "LIBOR Rate Loan," "LIBOR Request," "LIBOR Revolving Portion" and "LIBOR Term Portion" in their entirety.

            3.8. SECTION 2.1.1(c) of the Loan Agreement is hereby amended by amending and restating the parenthetical at the end of such section, as follows:

      "(other than as expressly provided in SECTION 3.5 of SUPPLEMENT A with respect to IBOR Rate Loans repaid prior to the end of the applicable Interest Rate Period)."

            3.9. SECTION 2.1.2 of the Loan Agreement is hereby amended by amending and restating the first sentence thereof in its entirety and inserting the following in lieu thereof:

      "Borrower may prepay all of the Liabilities in full at any time without premium or penalty (other than as expressly provided in SECTION 3.5 of SUPPLEMENT A with respect to IBOR Rate Loans repaid prior to the end of the applicable Interest Rate Period), by prepaying the outstanding principal balance of the Revolving Loans, together with (a) all accrued and unpaid interest on the Liabilities, (b) all other outstanding Liabilities and (c) cash in the amount of, or adequate (in Lender's determination) cash collateral for, the Letter of Credit Obligations."

            3.10. SECTION 2.1.3 of the Loan Agreement is hereby amended by deleting the phrase "$12,000,O00" in the fourth line thereof and inserting the phrase "Revolving Credit Amount" in lieu thereof.

            3.11. SECTION 2.12 of the Loan Agreement is hereby amended by deleting each reference to ", each LIBOR Request" and inserting the phrase ", each IBOR Request" after the phrase "Each Loan" and before the phrase "or Letter of Credit" in the first line thereof.

            3.12. SECTION 2.4.2 of the Loan Agreement is hereby amended to replace the phrase "one-half of one percent (0.50%)" with the phrase "three-eighths of one percent (0.375%)."

         3.13. AMENDMENT AND RESTATEMENT OF SUPPLEMENT A OF THE LOAN AGREEMENT. SUPPLEMENT A of the Loan Agreement is hereby amended in its entirety in the form attached hereto as EXHIBIT A.

            4. CONDITIONS PRECEDENT. The amendment to the Loan Agreement set forth in this Amendment shall become effective as of the date of this Amendment upon the satisfaction of the following conditions precedent:

            4.1. NO DEFAULT. No Event of Default, or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing.

            4.2. RESOLUTIONS. Borrower shall have delivered corporate resolutions, in form and substance satisfactory to Lender, with respect to this Waiver and Amendment.

            4.3. EXECUTION. The delivery of an executed copy of this Waiver and Amendment and the acknowledgments hereto to Lender.

            4.4. CLOSING FEE. Borrower shall have paid Lender a closing fee of $100,000.

            5. MISCELLANEOUS.

            5.1 EXPENSES. Borrower agrees to pay on demand all costs and expenses of Lender (including the reasonable fees and expenses of outside counsel for Lender) in connection with the preparation, negotiation, execution, delivery and administration of this Waiver and Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Borrower agrees to pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Waiver and Amendment, the borrowings under the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this Section 5.1 shall survive any termination of this Waiver and Amendment or the Loan Agreement as amended hereby.

            5.2 GOVERNING LAW. This Waiver and Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

            5.3 COUNTERPARTS. This Waiver and Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Waiver and Amendment.

            5.4. REFERENCE TO LOAN AGREEMENT. Except as herein amended, the Loan Agreement shall remain in full force and effect and is hereby ratified in all respects. On and after the effectiveness of the amendments to the Loan Agreement accomplished hereby, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Loan Agreement in any note and in any Related Agreements, or other agreements, documents or other instruments executed and delivered pursuant to the Loan

Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Waiver and Amendment.

            5.5. SUCCESSORS. This Waiver and Amendment shall be binding upon Borrower, Lender and their respective successors and assigns, and shall inure to the benefit of Borrower, Lender and the successors and assigns of Borrower and Lender.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered at Chicago, Illinois as of the date first above written.


                                        RAINBOW RENTALS, INC.


                                        By /s/ Wayland J. Russell
                                          --------------------------------------
                                        Its President-CEO
                                          --------------------------------------



                                        BANK OF AMERICA ILLINOIS


                                        By______________________________________

                                        Its_____________________________________

                                 ACKNOWLEDGMENT


            The undersigned hereby acknowledge that they have read the foregoing Amendment No. 9 and hereby ratify and reaffirm their guaranty of the obligations of Borrower to Lender pursuant to that certain Guaranty executed by the undersigned dated October 5, 1992.



                                        /s/ Wayland J. Russell
                                        ---------------------------------------
                                        WAYLAND RUSSELL


                                         /s/ Donna Russell
                                        ---------------------------------------
                                        DONNA RUSSELL

                    SECOND AMENDED AND RESTATED SUPPLEMENT A
                         TO LOAN AND SECURITY AGREEMENT
                          DATED AS OF OCTOBER 5, 1992
                        BETWEEN BANK OF AMERICA ILLINOIS
                           AND RAINBOW RENTALS, INC.

        1. LOAN AGREEMENT REFERENCE. This Second Amended and Restated Supplement A, as it may be amended or modified from time to time, is a part of the Loan and Security Agreement dated as of October 5, 1992 between Lender and Borrower (together with all amendments, modifications and supplements thereto, the "Loan Agreement") and amends and restates in its entirety that certain Amended and Restated Supplement A dated June 17, 1996. Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

        2. REVOLVING CREDIT AMOUNT; BORROWING BASE.

        2.1. REVOLVING CREDIT AMOUNT. The maximum amount of Revolving Loans which Lender, in its discretion, will make available to Borrower (such amount, as adjusted from time to time, is herein called the "Revolving Credit Amount") is $16,000,000.

        2.2. BORROWING BASE. The term "Borrowing Base," as used herein, shall mean an amount (the "Cash Receipts Availability") equal to (A) the product of up to the "Cash Collection Percentage" (as defined below) multiplied by the net amount of Borrower's actual cash collections of Accounts Receivable from Account Debtors pursuant to the terms of Rental Agreements for the immediately preceding two calendar months (exclusive of collections for delivery, insurance, merchandise, sales and other non-rental payments and after deduction of such reserves and allowances as Lender deems proper and necessary), divided by (B) two. "Cash Collection Percentage" (as defined below) means (i) 375% at all times during the period (inclusive) commencing on the date hereof and ending November 20, 1998 and (ii) 350% at all times on and after November 21, 1998.

        2.3. LENDER'S RIGHTS. Borrower agrees that nothing contained in Supplement A (i) shall be construed as Lender's agreement to resort or look to a particular type or item of Collateral as security for any specific Loan or portion of the Liabilities or advance or in any way limit Lender's right to resort to any or all of the Collateral as security for any of the Liabilities,
(ii) shall be deemed to limit or reduce any Lien upon any portion of the Collateral or other security for the Liabilities or (iii) shall supersede
Section 2.9 of the Loan Agreement.

        3. INTEREST.

        3.1.1. REVOLVING LOANS.

        (a) INTEREST TO MATURITY. The unpaid principal balance of the Revolving Loans (other than Overdraft Loans and Over Advances) shall bear interest to maturity at a per annum rate equal to the Reference Rate in effect from time to time plus 0.25%, provided that pursuant to the provisions of SECTION 3.1.3 below, from time to time Borrower may elect to have all or any portion of the Revolving Loans bear interest at the IBOR Rate plus 3.00%.

         (b) DEFAULT RATE. If any amount of the Revolving Loans is not paid when due, whether by acceleration or otherwise, the entire unpaid principal balance of the Revolving Loans (other than Overdraft Loans and Over Advances) shall bear interest until paid at a rate per annum equal to the greater of (i) the rate otherwise from time to time if effect plus 2.00% and (ii) 2.00% above the rate otherwise in effect at the time such amount becomes due.

        3.1.2. INTENTIONALLY OMITTED.

        3.1.3. IBOR OPTION.

        Borrower shall have the right, from time to time, to designate IBOR Revolving Portions by means of an IBOR Request. All IBOR Requests must be received by Lender not later than 10:00 a.m., Chicago time, two (2) Banking Days prior to the date the applicable Interest Rate Period is to begin (or is to be continued). Notwithstanding the foregoing, (x) all undesignated portions of the Revolving Loan shall constitute Reference Rate Loans, (y) Borrower shall not have the right to designate IBOR Rate Loans at any time that an Event of Default or an Unmatured Event of Default is in existence, notwithstanding a contrary designation by Borrower, and (z) in no event may more than four (4) IBOR Rate Loans having different Interest Rate Periods be outstanding at any one time. Each designation by Borrower of a IBOR Rate Loan shall be irrevocable; provided, however, that Borrower may specify in any such IBOR Request a maximum IBOR Rate which it will accept for the related Interest Rate Period and the IBOR Option elected in such IBOR Request shall not become effective if the applicable IBOR Rate determined by Lender shall exceed such specified maximum.

        3.2. OVERDRAFT LOANS; OVER ADVANCES. Overdraft Loans and Over Advances shall bear interest at the rate(s) determined pursuant to Section 2.7 or Section
2.8 of the Loan Agreement, as applicable.

         3.3. COMPUTATION. Interest shall be calculated on the basis of a year consisting of 360 days and paid for actual days elapsed; provided, that the computation of interest on IBOR Rate Loans shall include the date on which the applicable Interest Rate Period began, but shall exclude the last day of the applicable Interest Rate Period. IBOR Rate Loans not repaid on the last day of the Interest Rate Period applicable thereto shall be continued or converted into Reference Rate Loans and shall bear interest at the applicable rate for Reference Rate Loans of such type from and including the last day of such Interest Rate Period. Changes in any interest rate provided for herein which are due to changes in the Reference Rate shall take effect on the date of the change in the Reference Rate.

         3.4. PAYMENT. Until maturity, interest on the Loans shall be payable on the first day of each month, and at maturity. After maturity, whether by acceleration or otherwise, accrued interest shall be payable on demand; provided, that interest on IBOR Rate Loans shall be payable in arrears on the last day of the Interest Rate Period applicable thereto and at maturity.

         3.5. FUNDING INDEMNIFICATION. If any payment of a IBOR Rate Loan occurs on a date which is not the last day of the applicable Interest Rate Period, whether because of acceleration, prepayment or otherwise, Borrower will indemnify Lender for any loss or cost incurred by it resulting therefrom, including without limitation any loss or cost in liquidating or employing deposits acquired to fund or maintain such Loan. Lender shall deliver a written statement as to the amount due, if any, under this SECTION 3.5. Such written statement shall set forth in reasonable detail the calculations upon which Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under this SECTION 3.5 shall be calculated as though Lender funded its IBOR Rate Loans through the purchase of a deposit of the type and maturity corresponding to the IBOR Rate Loan and applicable Interest Rate Period bearing interest at the IBOR Base Rate, whether or not Lender actually funded the Loan in that manner. The amount specified in the written statement shall be payable on demand after receipt by Borrower of the written statement. This SECTION 3.5 shall apply to all payments of IBOR Rate Loans prior to the last day of the applicable Interest Rate Period, including without limitation any such payment required to be made in order to permit Borrower to pay any installment of principal due in respect of the Revolving Loan under this Agreement.

         3.6. AVAILABILITY OF INTEREST RATE OPTIONS. If Lender determines that maintenance of any of its IBOR Rate Loans would violate any applicable law, rule, regulation or directive, whether or not having the force of law, Lender shall suspend the availability of such IBOR Rate Loans and require any IBOR Rate Loans outstanding and so affected to be repaid; or if Lender determines that (i) deposits of a type or maturity appropriate to match fund IBOR Rate Loans are not available, (ii) the IBOR Rate does not accurately reflect the cost of making such Loans, or (iii) Lender's ability to make or maintain IBOR Rate Loans has been materially adversely affected by the occurrence of any event after the date hereof, then Lender shall suspend the availability of the IBOR Rate Loans, as applicable, after the date of any such determination.

         4. ADDITIONAL COVENANTS. From the Closing Date and thereafter until all of Borrower's Liabilities under the Loan Agreement are paid in full, Borrower agrees that, unless Lender otherwise consents in writing, it will:

         4.1. NET WORTH. Not permit Borrower's Net Worth at any time during any period set forth below to be less than the amount set forth opposite such period:


         Period                                             Amount
         ------                                             ------
March 31, 1997 through June 29, 1997                        $600,000
June 30, 1997 through September 29, 1997                    $700,000
September 30, 1997 through December 30, 1997                $800,000
December 31, 1997 through March 30, 1998                    $1,100,000

         Period                                             Amount
         ------                                             ------

March 31, l998 through June 29, 1998                        $1,450,000
June 30, 1998 through September 29, 1998                    $1,800,000
September 30, 1998 through December 30, 1998                $2,150,000
December 31, 1998 through March 30, 1999                    $2,500,000
March 31, 1999 through June 29, 1999                        $2,900,000
June 30, 1999 through September 29, 1999                    $3,300,000
September 30, 1999 through December 30, 1999                $3,700,000
December 31, 1999 through March 30, 2000                    $4,000,000
March 31, 2000 and thereafter                               $4,500,000

         4.2. CAPITAL EXPENDITURES. Not and not permit any of its Subsidiaries to purchase or otherwise acquire (including without limitation, acquisition by way of capitalized lease), or commit to purchase or acquire, any fixed asset, if after giving effect to such purchase or other acquisition, the aggregate cost of all such fixed assets purchased or otherwise acquired would exceed $1,500,000 in any Fiscal Year.

         4.3. MAXIMUM FUNDED DEBT TO EARNINGS RATIO. Not permit, for the twelve month period ending on the last day of each month ending during any period (inclusive) set forth below, the ratio of (a) Borrower's Indebtedness for interest bearing borrowed money on the last day of each such month during such period set forth below (excluding Indebtedness subordinated to Lender in a manner satisfactory to Lender) to (b) Borrower's consolidated net earnings before interest expense and provision for Taxes for such twelve month period, to be greater than the ratio set forth below opposite such twelve month period;

        Period                                       Maximum Ratio
        -------                                      -------------
April 30, 1997 through December 30, 1997                3.75:1.00
December 31, 1997 through December 30, 1998             3.50:1.00
December 31, 1998 and the twelve month period ending    3.25:1:00
on the last day of each month thereafter

For purposes of this SECTION 4.3 and SECTION 4.4 (i) net earnings shall not include any gains on the sale or other disposition of Investments of fixed assets and any extraordinary or nonrecurring items of income to the extent that the aggregate of all such gains and extraordinary or nonrecurring items of income exceeds the aggregate of losses on such sale or other disposition and extraordinary or nonrecurring charges, and (ii) interest expense shall include, without limitation, implicit interest expense on Capitalized Leases, and shall exclude the amortization of the closing fee, the modification fee, or any other fee paid to Lender in connection with the Loans.

         4.4. MINIMUM FIXED CHARGE COVERAGE RATIO. Not permit, for the twelve month period ending on the last day of each month ending during any period (inclusive) set forth below, the ratio of (a) Borrower's consolidated net earnings before interest expense and provision for Taxes plus the rental payments for Borrower's stores for such twelve month period to (b) the sum of (i) Borrower's accrued cash interest expense for such twelve month period, (ii) scheduled principal payments with respect to Borrower's Indebtedness for borrowed money during such twelve month period, and (iii) the rental payments for Borrower's stores, to be less than the ratio set forth below opposite such twelve month period:

         Period                                           Minimum Ratio
         ------                                           -------------

April 30, 1997 through March 31, 1998                       1.40:1.00
April 30, 1998 through June 30, 1998                        1.25:1.00
July 31, 1998 and the twelve month period ending on the 1.50:1.00 last day of each month thereafter



Borrower's Initials /s/ WJR
                    -------
Lender's Initials
Date:             , 1997
     ------------